     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997

                                                       REGISTRATION NO. 333-1304
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       WEST COAST REALTY INVESTORS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                   5933 WEST CENTURY BOULEVARD - NINTH FLOOR
                         LOS ANGELES, CALIFORNIA 90045
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             PHILIP N. GAINSBOROUGH
                   5933 WEST CENTURY BOULEVARD - NINTH FLOOR
                         LOS ANGELES, CALIFORNIA 90045
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                            PETER R. PANCIONE, ESQ.
                           GIPSON HOFFMAN & PANCIONE
                      1901 AVENUE OF THE STARS, SUITE 1100
                         LOS ANGELES, CALIFORNIA 90067

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
    Delivery of the Prospectus is expected to be made pursuant to Rule 415.
                      Please check the following box.  [X]

     IF ANY OF THE SECURITIES BEING REGISTERED ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX [X].

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                       WEST COAST REALTY INVESTORS, INC.

                             CROSS REFERENCE SHEET
                             PURSUANT TO ITEM 1(A)
                  (BY REFERENCE TO REGULATION S-K ITEM 501(B))

               ITEM NUMBER AND CAPTION                        LOCATION IN PROSPECTUS
      -----------------------------------------      -----------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus...      Cover Page

  2.  Inside Front and Outside Back Cover Pages
      of Prospectus............................      Cover Page; Back Cover

  3.  Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges.......      Prospectus Summary; The Company; Risk
                                                     Factors

  4.  Determination of Offering Price..........      Plan of Distribution

  5.  Dilution.................................      Not Applicable

  6.  Selling Security Holders.................      Management's Discussion of Financial
                                                     Condition

  7.  Plan of Distribution.....................      Cover Page; Description of Common Stock;
                                                     Plan of Distribution

  8.  Use of Proceeds..........................      Compensation of Advisor and Affiliates;
                                                     Estimated Use of Proceeds; Investment
                                                     Objectives and Policies

  9.  Selected Financial Data..................      Selected Financial Data

 10.  Management's Discussion and Analysis of
      Financial Condition and Results of
      Operations...............................      Management's Discussion and Analysis of
                                                     Financial Condition and Results of
                                                     Operations

 11.  General Information as to Registrant.....      Cover Page; The Company; Management;
                                                     Summary of Organization Documents
 12.  Policy with Respect to Certain
      Activities...............................      Investment Objectives and Policies;
                                                     Summary of Organization Documents;
                                                     Description of Common Stock

 13.  Investment Policies of Registrant........      Investment Objectives and Policies;
                                                     Summary of Organization Documents

 14.  Description of Real Estate...............      Real Property Investments

 15.  Operating Data...........................      Selected Financial Data

 16.  Tax Treatment of Registrant and its
      Security Holders.........................      Prospectus Summary; Tax Consequences

 17.  Market Price of and Dividends on the
      Registrant's Common Equity and Related
      Stockholder Matters......................      Not Applicable

 18.  Description of Registrant's Securities...      Cover Page; Description of Common Stock

 19.  Legal Proceedings........................      Not Applicable

 20.  Security Ownership of Certain Beneficial
      Owners...................................      Description of Common Stock

 21.  Directors and Executive Officers.........      Management

 22.  Executive Compensation...................      Compensation of Advisor and Affiliates;
                                                     Management

               ITEM NUMBER AND CAPTION                        LOCATION IN PROSPECTUS
      -----------------------------------------      -----------------------------------------

 23.  Certain Relationships and Related
      Transactions.............................      Compensation of Advisor and Affiliates;
                                                     Conflicts of Interest; Management

 24.  Selection, Management and Custody of
      Registrant's Investments.................      Investment Objectives and Policies;
                                                     Conflicts of Interest; Management
                                                     Services Provided by the Advisor; Summary
                                                     of Organization Documents

 25.  Policies with Respect to Certain
      Transactions.............................      Conflicts of Interest; Investment
                                                     Objectives and Policies; Summary of
                                                     Organization Documents

 26.  Limitations of Liability.................      Risk Factors; Summary of Organization
                                                     Documents

 27.  Financial Statements and Information.....      Financial Statements

 28.  Interests of Named Experts...............      Legal Matters; Experts

 29.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..............................      Summary of Organization Documents

PROSPECTUS


                                      LOGO
                       WEST COAST REALTY INVESTORS, INC.

                                $10.00 PER SHARE

                    MINIMUM INVESTMENT: 100 SHARES ($1,000)
--------------------------------------------------------------------------------

    WEST COAST REALTY INVESTORS, INC. (the "Company") is a Delaware corporation which qualifies, and since January 1, 1991 is doing business as, a "Real Estate Investment Trust" for federal income tax purposes. The Company is advised by West Coast Realty Advisors, Inc. (the "Advisor"), an Affiliate of Associated Financial Group, Inc. ("AFG"). The Advisor oversees the investments of the Company, subject to the direction of the Company's Board of Directors. A majority of the members of the Board of Directors are independent (i.e., they are not affiliated with the Advisor or AFG) (the "Independent Directors"). See "Management."


    The Company intends to use the net proceeds of this Offering to acquire, improve, operate, hold for investment, sell and reinvest sales proceeds in equity interests in income-producing residential, industrial, retail or commercial real Properties located primarily in California and the west coast of the United States. Properties will be acquired for cash or on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed 50% of the Purchase Price (which is defined generally as the cost to acquire the Company's Properties) of the Properties; however, an individual Property may be acquired with mortgage indebtedness not to exceed 80% of its Purchase Price. If the maximum proceeds of $15,000,000 are raised, approximately 75.39% of the proceeds will be invested in Properties and the remaining 24.61% will be used to pay expenses of the Offering and fees to the Advisor. See "Estimated Use of Proceeds." As of the date of this Prospectus, the Company has acquired and owns nine Properties, two of which have been acquired using proceeds from this offering. See "Real Property Investments."



    As of March 18, 1997, the Company has sold 345,528 Shares ($3,454,131). The minimum subscription of 25,000 Shares was received and accepted by the Company on July 9, 1996.


    The Company has had three prior offerings of its Shares and its Affiliates have offered and sold prior programs. The amount of securities sold by the Company in its three prior offerings and by the Affiliates in the prior programs was less than the maximum amount of securities offered for sale and, therefore, were insufficient to achieve the Company's investment objectives. If the Company does not sell the maximum number of Shares offered by this Prospectus, the Company will acquire fewer Properties, resulting in a lack of diversification in the number of Properties the Company may own. See "Prior Performance" and "Risk Factors -- Uncertainty of Company Capitalization; Diversification; Possibility of Number of Properties; Delay in Investments".

    Investment in the Shares is subject to certain risks, including:


    - The lack of identified investments to be acquired with the proceeds of the offering. However, the Company has acquired and owns nine Properties.


    - The payment of substantial fees to the Advisor and its Affiliates.

    - The lack of participation by Shareholders in the direct management and control of the Company.

    - Various conflicts of interest.

    - The Company's ability to diversify its investments.

    - No active market for the Shares has developed and there is limited liquidity to transfer the Shares.

    - Certain real estate investment risks such as changes in occupancy rates, revenues, lease payment defaults, competition, economic conditions, zoning and tax increases; and

    - Taxation of the Company as a corporation if it fails to qualify as a REIT

SEE "COMPENSATION OF ADVISOR AND AFFILIATES," "RISK FACTORS," "CONFLICTS OF INTEREST" AND "MANAGEMENT."
                                     (Cover page continued on next printed page)

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.
THESE ARE SPECULATIVE SECURITIES.
================================================================================


                                                                           PRICE TO       UNDERWRITING      PROCEEDS TO
                     SHARES OFFERED TO THE PUBLIC                           PUBLIC       COMMISSIONS(1)      COMPANY(2)
-----------------------------------------------------------------------  ------------    ---------------    ------------
Per Share                                                                $10.00          $.70               $9.30
Total Maximum (1,500,000)                                                $15,000,000     $1,050,000         $13,950,000


--------------------------------------------------------------------------------

SHARES OFFERED TO SHAREHOLDERS THROUGH DIVIDEND REINVESTMENT PLAN, AND     INITIAL           SELLING        PROCEEDS TO
CROSSING ARRANGEMENT                                                        PRICE          COMMISSIONS       COMPANY(3)
-----------------------------------------------------------------------  ------------    ---------------    ------------
Per Share                                                                $10.00          $0                 $10.00
Total                                                                    $1,000,000      $0                 $1,000,000

================================================================================
                                      (Footnotes continued on next printed page)

                 The date of this Prospectus is          , 1997

(Footnotes continued from cover)

    (1) The Company will pay the Selling Agent and Selected Dealers sales commissions of up to 7% of the offering price per Share and may pay to the Selling Agent an additional 1% of the offering price per Share for wholesaling compensation. The Selling Agent will also receive up to $.05 per Share from the Company for bona fide due diligence expenses. See "Plan of Distribution."

    (2) Before deducting Offering and Organizational expenses which include legal and accounting fees, due diligence, printing expenses, Monitoring Fee, filing fees, a nonaccountable expense allowance, and other expenses and fees relating to the registration, marketing and distribution of all Shares pursuant to this offering. The Advisor has agreed to pay any Offering and Organizational expenses which exceed the greater of 4% of the gross proceeds of the offering or $500,000.

    (3) Prior to deducting expenses of the Dividend Reinvestment Plan of $50,000 to be paid by the Company.

(Cover page continued from cover)

    The Company's objectives are to (i) invest in Properties which will preserve and protect capital, (ii) provide Shareholders with cash Dividends, a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby increase the gain or reduce the loss that will be incurred on the disposition of the Shares or upon dissolution or liquidation of the Company), (iii) provide capital gains through potential appreciation of Properties, and (iv) provide a Crossing Arrangement and limited liquidity through transferable shares of stock. No assurance can be given that these objectives will be attained.


    The offering of shares of Common Stock (the "Shares") will continue until the earlier of May 1, 1998, the sale of 1,500,000 Shares or termination of the offering by the Company's Board of Directors (which may be at any time). The Company will pay sales commissions of up to 70 cents per Share from the gross proceeds of this offering. No sales commissions will be paid to the Selling Agent or Selected Dealers when qualified pension plans, profit sharing plans, Keogh plans or individual retirement plans purchase a minimum of $500,000 of Shares. Such entities will pay $9.30 per Share and the net proceeds to the Company will remain the same. See "Plan of Distribution."



    Proceeds received from subscribers will be placed in an interest bearing escrow account with City National Bank, Los Angeles, California, Subscribers have no right to withdraw their investment during the escrow period. See "Plan of Distribution." The proceeds from sales of the Shares will remain in the escrow account and transferred to the Company from time to time.


    The Shares are freely transferable subject only to restrictions on certain transfers which would disqualify the Company as a real estate investment trust. However, there is no present market for the Shares except for the Crossing Arrangement. In view of the imposition of suitability standards by state "blue sky" administrators and certain listing standards, there is no assurance that the Shares will be listed on the NASDAQ System or that an active market for the Shares will develop. The Company has provided for a Crossing Arrangement which will match buy and sell orders for the Shares. The Company has also provided for a Dividend Reinvestment Plan which would allow purchasers of the shares to have any Dividends paid on the Shares automatically invested in the purchase of Shares of the Company.

    See "Glossary" for the definitions of certain capitalized terms.


    The Shares are being offered on a best-efforts minimum-maximum basis, (which means there is no firm commitment to buy any Shares but best efforts will be made to sell Shares) (the minimum amount of Shares 25,000 ($250,000) have been sold) and the maximum amount of Shares that can be sold is 1,500,000 ($15,000,000)). The Shares will be sold through Associated Securities Corp. (the "Selling Agent"), also an Affiliate of AFG, and other broker-dealers ("Selected Dealers") selected by the Selling Agent. The Company has agreed to indemnify the Selling Agent and any Selected Dealers against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended. The Company will pay the Selling Agent and Selected Dealers a sales commission of up to 7% of the $10.00 per Share offering price. The Selling Agent and Selected Dealers may also receive 5 cents per Share for bona fide due diligence expenses. Shares may be purchased without payment of any sales commissions at $9.30 per Share by current or retired employees, officers and directors of the Company, the Advisor, the Selling Agent and Selected Dealers and their registered representatives and any of their Affiliates (and the families of any of the foregoing) and trust employee benefit plans established exclusively for the benefit of such Persons. See "Plan of Distribution."


    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

UNTIL NINETY (90) DAYS AFTER THE DATE OF THIS PROSPECTUS ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

PROSPECTUS SUMMARY.....................................................................     1
  The Company..........................................................................     1
  Risk Factors.........................................................................     1
  Status of Offering...................................................................     1
  Management: Compensation to Advisor and Affiliate....................................     1
  Shares...............................................................................     2
  Investment Objectives and Policies...................................................     2
  Income Tax Considerations............................................................     2
  Dividends............................................................................     3
  Dividend Reinvestment Plan...........................................................     3
  Tax-Deferred Dividends...............................................................     3
  Additional Considerations for Tax-Exempt Investors...................................     3
  Conflicts of Interest................................................................     3
THE COMPANY............................................................................     4
RISK FACTORS...........................................................................     5
  Continuous Operations of the Company; Shareholder Liquidation of Investment..........     5
  Substantial Payment of Fees to the Advisor and Affiliates............................     5
  Real Estate Investment Risks.........................................................     5
  Leveraging of Investments............................................................     6
  Unspecified Investments..............................................................     7
  Uncertainty of Company Capitalization; Diversification; Possible Limited Numbers of
     Properties; Delay in Investments..................................................     7
  Prior Experience in Raising Funds....................................................     7
  Uninsured Losses.....................................................................     8
  Risks Related to Hazardous Wastes....................................................     8
  Joint Venture Investments............................................................     8
  Competition for Investments..........................................................     8
  Tax Risks............................................................................     8
  Additional Tax Risk..................................................................    10
  Reliance on Management and Conflicts of Interest.....................................    10
  Limited Transferability; No Active Market For Shares May Develop.....................    10
  Transferability of Shares; Application of Penny Stock Rules..........................    10
  Limited Liability, Indemnification and Possible Inadequacy of Shareholder Remedies...    11
  Potential Dilution...................................................................    11
ESTIMATED USE OF PROCEEDS..............................................................    11
COMPENSATION OF ADVISOR AND AFFILIATES.................................................    13
  Selling Commissions..................................................................    13
  Acquisition Fees and Acquisition Expenses............................................    13
  Disposition Services.................................................................    13
  Advisory Fee.........................................................................    13
  Property Management Fee..............................................................    14
  Financing Services...................................................................    14
  Subordinated Incentive Fee...........................................................    14
  Reimbursements.......................................................................    14
CAPITALIZATION.........................................................................    18
SELECTED FINANCIAL DATA................................................................    18

                                                              PAGE
                                                              ----

CONFLICTS OF INTEREST..................................................................    19
  Competition by the Company with Affiliated Parties for Purchase and Sale of Real
     Property..........................................................................    19
  Transactions with the Advisor or an Affiliate........................................    19
  Selling Agent........................................................................    19
  Property Management Fee..............................................................    20
  Lack of Separate Representation......................................................    20
INVESTMENT OBJECTIVES AND POLICIES.....................................................    20
  Principal Investment Objectives......................................................    20
  Use of Initial Capital...............................................................    21
  Acquisition Policies.................................................................    22
  Borrowing Policies -- Leveraging.....................................................    22
  Reserves for Operating Expenses......................................................    22
  Management of Properties.............................................................    23
  Dividends............................................................................    23
  Sale, Financing or Refinancing of Properties.........................................    24
  General Restrictions.................................................................    25
REAL PROPERTY INVESTMENTS..............................................................    25
  Blockbuster Video Building...........................................................    25
  Fresno Property......................................................................    26
  OPTO-22 Property.....................................................................    28
  North Palm Street Property...........................................................    30
  Riverside Marketplace Property.......................................................    31
  Safeguard Business Systems Property..................................................    33
  Technology Drive Property............................................................    34
  Java City Property...................................................................    36
  Tycom Property.......................................................................    39
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............    41
  Results of Operations -- 1996 vs. 1995...............................................    41
  Results of Operations -- 1995 vs. 1994...............................................    42
  Liquidity and Capital Resources......................................................    44
  New Accounting Pronouncements........................................................    45
MANAGEMENT.............................................................................    46
  Directors and Officers of the Company................................................    46
  Board of Directors...................................................................    47
  Advisor..............................................................................    48
  Property Manager.....................................................................    48
PRIOR PERFORMANCE......................................................................    49
SERVICES PROVIDED BY THE ADVISOR AND PROPERTY MANAGER..................................    50
  Advisory Services....................................................................    50
  Property Management Services.........................................................    51
  Other Services.......................................................................    51
TAX CONSEQUENCES.......................................................................    52
  Opinion of Counsel...................................................................    53
  Requirements for Qualification as a REIT.............................................    53
  Termination or Revocation of REIT Status.............................................    57
  Taxation of the Company..............................................................    58
  Taxation of Taxable U.S. Shareholders................................................    58
  Taxation of Tax-Exempt Shareholders..................................................    60

                                                              PAGE
                                                              ----

  Taxation of Non-U.S. Stockholders....................................................    60
  Statement of Stock Ownership.........................................................    61
  Tax Law Changes......................................................................    62
  State and Local Taxes................................................................    62
ERISA CONSIDERATIONS...................................................................    62
DESCRIPTION OF COMMON STOCK............................................................    63
  General..............................................................................    63
  Redemption and Prohibition of Transfer of Shares.....................................    63
SUMMARY OF ORGANIZATION DOCUMENTS......................................................    64
  Directors............................................................................    64
  Limited Liability and Indemnification of Directors, Officers, Employees and Other
     Agents............................................................................    64
  Transactions with Affiliates.........................................................    65
  Shareholder Limited Liability........................................................    65
  Reports to Shareholders and Rights of Examination....................................    65
  Restrictions on Investments..........................................................    66
  Other Restrictions...................................................................    66
  Amendments...........................................................................    67
  Meetings of Shareholders and Voting..................................................    67
WHO SHOULD INVEST......................................................................    67
  Suitability Standards................................................................    67
  How to Subscribe.....................................................................    68
PLAN OF DISTRIBUTION...................................................................    68
  Escrow Arrangements..................................................................    69
  Offering Period......................................................................    69
  Method of Subscription...............................................................    69
  Transferability; Crossing Arrangement................................................    70
  Dividend Reinvestment Plan...........................................................    70
SALES MATERIAL.........................................................................    72
LEGAL MATTERS..........................................................................    72
EXPERTS................................................................................    72
FURTHER INFORMATION....................................................................    72
GLOSSARY...............................................................................    72
INDEX TO FINANCIAL STATEMENTS..........................................................    78
SUBSCRIPTION AGREEMENT.................................................................   S-1
PRIOR PERFORMANCE TABLES...............................................................   T-1


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in supplements to this Prospectus, or in literature issued by the Company, Advisor or the Principal Distributor (which shall not be deemed to be a part of this Prospectus), in connection with the offer contained herein, and if given or made, that information or representation must not be relied upon. The statements in this Prospectus or in any supplement are made as of the date of the Prospectus or supplement, unless another time is specified. Neither the delivery of this Prospectus or any supplement nor any sale of Shares shall, under any circumstances, create an implication that there has been no change in the facts since the date of the Prospectus or supplement. However, if any material changes occur during the period when a Prospectus is required to be delivered, this Prospectus or any supplement will be amended or supplemented accordingly.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. See "Glossary" for definitions of certain capitalized terms used in this Summary and throughout this Prospectus.

THE COMPANY. West Coast Realty Investors, Inc. (the "Company") is a Delaware corporation which has an unlimited life and will, therefore, continue in business and operate for an indefinite period of time. A majority (3 of 5) of the Company's Directors are independent of and unaffiliated with the Advisor or AFG. Since January 1, 1991, the Company qualifies, and is doing business, as a "Real Estate Investment Trust" under the Internal Revenue Code of 1986, as amended (the "Code"). See "The Company," "Risk Factors," and "Tax Consequences." The Company's principal office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone: (310) 337-9700.

     The Company is making the Offering of its Shares to increase its size and the amount of the Company's investment in Properties, thereby potentially increasing the amount of Properties it will be able to acquire and diversifying the risk of an investment in the Company and spreading operating expenses over a greater number of assets.

RISK FACTORS. An investment in the Shares is subject to certain risks, including:

     - The lack of identified investments to be acquired with the proceeds of the offering.

     - The payment of substantial fees to the Advisor and its Affiliates.

     - The lack of participation by Shareholders in the direct management and control of the Company.

     - Various conflicts of interest.

     - The Company's ability to diversify its investments.

     - No active market for the Shares has developed and there is limited liquidity to transfer the Shares.

     - Certain real estate investment risks such as changes in occupancy rates, revenues, lease payment defaults, competition, economic conditions, zoning and tax increases; and

     - Taxation of the Company as a corporation if it fails to qualify as a REIT.


STATUS OF OFFERING. As of March 18, 1997, the Company has sold 345,528 Shares ($3,454,131). Of the net proceeds from such sale (approximately $3,075,000), approximately $2,800,000 was used for the acquisition of the Java City and Tycom Properties, (See "Real Property Investments -- Java City Property -- Tycom Property"), $104,000 was used for Working Capital Reserves and the balance, approximately $171,000, is reserved for the acquisition of additional Properties.


MANAGEMENT: COMPENSATION TO ADVISOR AND AFFILIATE. West Coast Realty Advisors, Inc. (the "Advisor"), will act as the Company's Advisor. The Advisor's principal office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone: (310) 337-9700.

     (a) Management of the Company. Pursuant to the terms of an agreement (the "Advisory Agreement"), the Advisor will provide investment and financial advice, and conduct the day-to-day operations of the Company. The Advisor is an Affiliate of AFG. While the Advisor has a limited operating history, certain of its directors, officers and employees have substantial real estate investment experience.

     (b) Compensation of Advisor and Affiliates. The Advisor and Affiliates will receive the following substantial fees and compensation, relating to this offering: Sales commissions of 7% and wholesaling compensation of 1% of the amount of Shares sold, Acquisition Fees and Acquisition Expenses equal to 6% of the Purchase Price of Properties acquired; a subordinated disposition fee of 3% for selling the Company's Properties; a Property Management Fee equal to 5% of gross revenues for residential properties and 6% of gross revenues for retail, industrial and commercial properties (which will be reduced to 3% if the Advisor or an Affiliate does not provide any leasing or releasing services); an Advisory Fee up to 1% of Invested Assets subordinated to an annualized 7% noncumulative, noncompounded, quarterly dividend on the Shareholders' Adjusted Price per Share; reasonable and competitive fees for financing services as determined by the Independent Directors, a Subordinated Incentive Fee equal to 15% of cash from Property sales or refinancing after the Shareholders have received a

100% return of their Adjusted Price per Share plus an 8% cumulative noncompounded return thereon; and reimbursement of Offering and Organizational Expenses, in an amount not to exceed the greater of 40 cents per Share or $500,000 to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds. See "Services Provided by the Advisor and Property Manager", "Management", "Prior Performance" and "Compensation of Advisor and Affiliates."

SHARES. The Company is hereby offering shares of its Common Stock (the "Shares") at a purchase price of $10.00 per Share. As discussed in "Dividends" below, all Shares will be entitled to equal Dividends per Share when Dividends are paid. Each Share will have equal voting power. See "Description of Common Stock." AFG, the Advisor and their Affiliates may also purchase Shares pursuant to this offering. See "Plan of Distribution -- Escrow Agreements."

INVESTMENT OBJECTIVES AND POLICIES. (a) Principal Investment Objectives. The Company intends to acquire, improve, operate, hold for investment, sell and reinvest such sales proceeds in equity interests in income-producing residential, industrial, retail or commercial Properties. The Company intends to acquire Properties located primarily in California and the west coast of the United States; (b) Borrowing Policies -- Leveraging. Generally, Properties will initially be acquired on an all-cash basis or with moderate mortgage indebtedness. The aggregate amount of mortgage indebtedness the Company will incur will not exceed 50% of the Purchase Price of Properties (which is defined generally as the cost to acquire all the Company's Properties) or, if a Property is financed or refinanced, 50% of the Property's Appraised Value (defined generally as its fair market value as determined by an Appraiser) at the time of such financing or refinancing. However, the maximum amount of mortgage indebtedness which may be incurred for the purchase of a specific Property may not exceed 80% of the Purchase Price of that specific Property. During the course of this offering the Advisor may, from time to time, make certain cash advances to the Company in connection with the acquisition of Properties. These advances will be subject to approval by a majority of the Independent Directors and will be on terms no less favorable to the Company than those available from third parties. All advances will be unsecured and will be repaid solely out of the proceeds of this offering or in Shares at a $9.30 per Share price, to the extent that the proceeds of this offering are insufficient to repay the advances. The Company may subsequently sell or finance any or all of the Properties for the purpose of acquiring additional Property investments.

     The Company's principal investment objectives, in the order of priority, are to invest in Properties which: (i) preserve and protect the Company's capital, (ii) provide Shareholders with cash Dividends a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby increase the gain or reduce the loss that will be incurred on the disposition of the Shares or upon dissolution or liquidation of the Company),
(iii) provide capital gains through potential appreciation of the Properties, and (iv) provide market liquidity through transferable shares of stock. NO ASSURANCE CAN BE GIVEN THAT THESE OBJECTIVES WILL BE ATTAINED.


     The Company has acquired nine Properties. See "Real Property Investments" and "Investment Objectives and Policies." Specific acquisitions of other Properties will be described in supplements to this Prospectus. The Company is unable to predict when Properties may be purchased or the particular income characteristics of any Property; therefore, no estimate can be given as to the amount of any Shareholder Dividends. See "Real Property Investments" and "Risk Factors."


INCOME TAX CONSIDERATIONS. The Company qualifies, and since January 1, 1991 is doing business, as a real estate investment trust (a "REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended, (the "Code"). However, continued qualification as a REIT depends upon future operations of the Company, and no assurance can be given that the Company will be able to maintain its status as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only a limited number of judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to operate as a REIT.

     If the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders would not be deductible by the Company. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, the Company would no longer be required by the Code to make any distributions. See "Risk Factors" and "Tax Consequences."

DIVIDENDS. The Directors will establish a Dividend rate based on the cash flow, operations and financial condition of the Company. The Company has declared Dividends on a monthly basis, and has paid Dividends on a quarterly basis. See "Investment Objectives and Policies -- Dividends." As a result of the payment of dividends, the Company had no accumulated earnings for any fiscal year prior to the 1991 fiscal year, the first year the Company elected to be taxed as a REIT.

DIVIDEND REINVESTMENT PLAN. The Company has established a Dividend Reinvestment Plan (the "Plan") for its Shareholders which gives Shareholders the option to use any Dividend payments to purchase additional Shares. Shares acquired under the Plan during this offering will be purchased from the Shares offered hereby at the $10.00 per Share offering price. After the completion of this offering and if the Shares are quoted on the NASDAQ System, the Plan will acquire existing Shares through the Crossing Agent at a maximum price of $10.00 per Share, if a sufficient number of Shares are available at such price. Thereafter, Shares will be acquired in the over-the-counter public trading market at negotiated commissions or markups. See "Description of Common Stock -- Dividend Reinvestment Plan."

TAX-DEFERRED DIVIDENDS. Due to depreciation, the Company's cash flow and distributions is expected to exceed Taxable Income in the early years of its ownership of Properties. Consequently, it is expected that a portion of initial cash flow Dividends to Shareholders will constitute a tax-deferred return of capital. The availability of cash for Dividends will depend on the operations of the Company. See "Tax Consequences."

ADDITIONAL CONSIDERATIONS FOR TAX-EXEMPT INVESTORS. It is presently anticipated that Dividends paid to qualified retirement plans, Individual Retirement Accounts and tax-exempt investors will generally not constitute "unrelated business taxable income." However, such investors could be subject to tax on Dividends or upon sale of their Shares if their Shares are deemed to be directly or indirectly financed in whole or in part by indebtedness. See "Tax Consequences -- Taxation of Tax-Exempt Shareholders." The Company intends to conduct its operations in a manner that will not result in the Company's assets being considered "plan assets" under the Employee Retirement Income Security Act of 1974 ("ERISA"); however, fiduciaries of ERISA Plans and Individual Retirement Accounts, in consultation with their advisors, should carefully consider the impact of ERISA, the Code and the regulations thereunder on an investment in Shares. See "ERISA Considerations."

CONFLICTS OF INTEREST. An investment in Shares may subject the Advisor and its Affiliates to certain conflicts of interest.

     - The Company may be in competition with the Advisor and its Affiliates for investment opportunities.

     - Any transactions between the Advisor and its Affiliates and the Company must be approved by a majority of the Independent Directors, since such transactions will not be considered at arms length.

     - The Selling Agent is an Affiliate of the Advisor and may experience conflicts in performing its due diligence, although the Selling Agent believes it has performed the due diligence required.

     - West Coast Realty Management, Inc., an Affiliate of the Advisor, is the property manager for the Company's Properties and will receive a fee for such services.

     - The attorneys, accountants and other experts who perform services for the Company also perform services for the Advisor and its Affiliates and will continue to do so in the future.

     See "Conflicts of Interest."

                                  THE COMPANY


     West Coast Realty Investors, Inc. (the "Company") has been established to provide investors (both taxable and tax-exempt) with a professionally managed, diversified portfolio of income-producing equity real estate investments which present the potential for current cash flow and for capital appreciation. The Company intends to operate indefinitely. The number of Properties and the extent of portfolio diversification will depend upon the amount of net proceeds available to the Company from the sale of the Shares. See "Real Property Investments," "Management's Discussion of Financial Condition and Results of Operations," "Risk Factors -- Possible Limited Number of Properties." Some of the Company's equity investments may be owned by joint venture partnerships between the Company and other parties which may be Affiliates of AFG or the Advisor. See "Investment Objectives and Policies."



     The Company has had three prior offerings at $10.00 per Share; the first offering of 1,500,000 Shares commenced on April 20, 1990 and was completed on November 18, 1991; the second offering of 1,500,000 Shares commenced on May 14, 1992 and was completed on May 14, 1994. The third offering of 2,000,000 Shares commenced on June 3, 1994 and was completed on April 30, 1996. As a result of the first offering, 268,791 Shares were sold for $2,672,586 of gross proceeds which were used to acquire one property. As a result of the second offering, 368,524 Shares were sold for $3,681,147 of gross proceeds which were used to acquire three Properties. As a result of the third offering 812,699 Shares were sold for $8,120,748 and the gross proceeds which were used to acquire the fifth, sixth, and seventh properties and a portion of the eighth Property. The Company elected to be taxed as a REIT commencing January 1, 1991. See "Real Property Investments," "Prior Performance" and "Management's Discussion of Financial Condition and Results of Operations".



     The current offering commenced on May 7, 1996. Through March 18, 1997 345,528 shares were sold for $3,454,131. A portion of the gross proceeds were applied toward the purchase of the Java City and Tycom Properties.


     The Company presently intends to hold each Property for a minimum of four years and a maximum of ten years. Investments in Properties will occur during this offering and after the completion of this offering. The net proceeds from the sale, financing or refinancing of Properties ("Cash From Sales or Refinancing") may be reinvested in additional Properties on a continuous basis. Cash From Sales or Refinancings (less appropriate reserves) may be distributed to Shareholders. No specific date is set forth in the Organization Documents for the Company's termination and the Company anticipates continuous operations into the foreseeable future. However, the Organization Documents permit a majority of the Shareholders to liquidate the Company at any time.


     The Company currently owns nine Properties. While the Advisor is presently reviewing possible investment opportunities, it does not have any specific plans for the acquisition (by the Company) of any other specific Property. See "Real Property Investments" and "Risk Factors."



     The Company qualifies, and, since January 1, 1991, is doing business, as a REIT under Sections 856-860 of the Code. The election by the Company to be taxed as a REIT was in its 1991 Federal Income Tax return. As of December 31, 1996, the Company had no accumulated earnings and profits attributable to taxable years prior to 1996. As a REIT, the Company will not be subject to federal income tax on that portion of its taxable income which is distributed annually to Shareholders if certain conditions are met. See "Tax Consequences" and "Summary of Organization Documents."


     The Company expects to benefit from the experience and capabilities of its officers and Directors, and the officers and directors of the Advisor and its Affiliates, by drawing on their experience, advice and services in the areas of real estate investment, commercial and industrial real estate brokerage, real estate securities and syndication, real estate development and banking and finance, and public accountancy, as well as upon their goodwill and their relationships with builders, developers, lenders, insurers and investors. See "Management."

     Day-to-day property management services for the Company's Properties may be provided by outside property managers, including West Coast Realty Management Inc. ("WCRM"), an Affiliate of the Advisor, subject to review by the Advisor and the Directors. Depending on the location of the Company's real property investments, unaffiliated independent property management companies may also render day-to-day property management services.

     While the Shares will be freely transferable, there is no present market for the Shares and none is expected to develop during the period of this offering in view of the suitability standards imposed on investors by certain state "blue sky" administrators. There is no assurance that an active public trading market will eventually develop. The Company intends to use a Crossing Arrangement as an accommodation to and for the benefit of investors who wish to sell their Shares prior to quotation on the NASDAQ System. See "Description of Common Stock."

     The Company is a corporation organized under the laws of the State of Delaware on October 26, 1989. Its principal offices are located at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone: (310) 337-9200.

                                  RISK FACTORS

     The purchase of Shares involves a high degree of risk. In addition to general investment risks and those factors set forth elsewhere in this Prospectus, prospective purchasers should carefully consider the following factors before making a decision to purchase Shares:

CONTINUOUS OPERATIONS OF THE COMPANY; SHAREHOLDER LIQUIDATION OF
INVESTMENT. The Company's plan of business allows the Company to reinvest, in lieu of distributing to Shareholders, the proceeds from the sale, financing and refinancing of Properties in additional Properties. The Shareholders, therefore, would be able to liquidate their investment only through the sale of their Shares into the market. Such a market does not currently exist. The market value of the Shares may never equal or exceed the Appraised Value of the Properties held by the Company or the net proceeds which may have been available for distribution to Shareholders upon a current sale of the Company's Properties.

SUBSTANTIAL PAYMENT OF FEES TO THE ADVISOR AND AFFILIATES. The Advisor is entitled to receive certain transactional fees or commissions based upon the acquisition, management and disposition of Properties of the Company or the financing or refinancing of indebtedness relating to such Properties. Approximately 74.8% of the minimum offering proceeds (75.39% of the maximum offering proceeds) will be invested in Properties with the remaining 25.2% of the minimum offering proceeds (24.61% of the maximum offering proceeds) being paid to the Advisor and its Affiliates for fees and expenses of the offering. The ongoing compensation paid to the Advisor in the form of an Advisory Fee will continue indefinitely. See "Compensation of Advisor and Affiliate."

REAL ESTATE INVESTMENT RISKS. The Company will be subject to the risks generally associated with the ownership of real property, including the possibility that operating expenses and fixed costs may exceed property revenues; adverse changes in economic conditions; changes in the real estate investment climate; adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; changes in interest rates and in the availability, costs and terms of mortgage financing; the need for unanticipated maintenance and renovations, particularly in older structures; changes in real estate tax property rates and other operating expenses; adverse changes in governmental rules and fiscal policies; natural disasters, including earthquakes, floods or tornadoes (which may result in uninsured losses); the financial condition of the tenants of Properties; and other factors which are beyond the control of the Company.

     The Company's real estate investments in rental properties will be subject to the risk of the Company's ability to attract or retain tenants and a potential decline in rental income. To the extent that the Company acquires Properties with fixed rental payments, the Company may be prevented from varying its investment portfolio promptly in response to changing economic conditions during the term of such investments. Furthermore, real estate investments tend to be long-term, and under the REIT provisions of the Code, might be subject to minimum holding periods to avoid adverse tax consequences; consequently, the Company will have only minimal ability to vary its Property portfolio in response to changing economic, financial and investment conditions. To the extent that the Company's rental or interest income is based on a percentage of the gross receipts of retail tenants, its cash flow is dependent on the retail success achieved by such tenants.

     While one of the Company's objectives is to generate cash flow, there can be no guarantee that the Properties will generate sufficient revenue to cover operating expenses and meet any required payments on any debt obligations of the Company. The opportunities for sale, and the profitability of any sale, of any particular Property by the Company will be subject to the risk of adverse changes in real estate market conditions, which may vary depending upon the size, location and type of each Property.

     In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of Properties, if any, will be distributed to the Shareholders, but only after the satisfaction of claims of creditors including any fees which are then payable to the Advisor. Accordingly, the ability of Shareholders to receive all or any portion of their investment under these circumstances will depend on the amount of funds realized and claims to be satisfied from those funds.

     If the Company finds it necessary or desirable to provide secondary financing to purchasers upon the sale of Properties, a liquidation of the Company may be delayed beyond the time of disposition of its Properties until any such financing is paid or otherwise liquidated. See "Investment Objectives and Policies -- Sale or Refinancing of Properties."

LEVERAGING OF INVESTMENTS. The Company anticipates acquiring Properties for cash or by incurring long-term secured borrowings on investment Properties. This practice is often referred to as leveraging. The maximum level of leveraging to be incurred by the Company will be limited to 80% of the Purchase Price of any individual Property and 50% of the Purchase Price of all Properties on a combined basis. If a Property is financed or refinanced, the maximum amount of leveraging to be incurred by the Company will be limited to 50% of the Appraised Value of the Property at the time of such financing or refinancing. Leveraging may involve the use of first mortgages, junior mortgages and/or wrap-around mortgages. The effects of leveraging are on the one hand, to increase the funds available for investment (which in turn permits the acquisition of Properties with a higher purchase price and/or greater diversification by allowing investment in more Properties) and thereby to increase the aggregate amount of tax-advantaged depreciation available to the Company; and on the other hand, to increase the risk of loss if the Company is unable to generate sufficient funds to repay the debt incurred. The Company may borrow through loans with fixed interest rates or with variable interest rates which fluctuate with the market rate of interest. Financing involving renegotiable, floating or adjustable interest rates involves greater risks than financing where the interest rate is fixed, since such rates could rise substantially. The higher the rate of interest on the financing, the more difficult it will be for the Company to meet its debt service obligations and the greater the chance of a default. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its investment in the Property. To the extent possible, mortgage debt will be non-recourse, meaning the Company will not be liable for any deficiency between the proceeds of foreclosure and the amount of the debt. The Company may also use the proceeds from financing its Properties to acquire new Properties which may themselves be leveraged. See "Investment Objectives and Policies -- Borrowing Policies -- Leveraging." Money market fluctuations may significantly decrease the availability and increase the cost of real estate loans, which could result in the Company being unable to incur the optimum level of indebtedness or paying higher costs, or both, which, in turn, could result in less income to the Shareholders. Money market conditions may also adversely affect the ability of the Company to sell Properties, when a sale is determined to be in the best interest of the Company, and may affect the terms of any such sale. If the Company acquires Properties with "due on sale" clauses, or finances Properties containing such clauses in their mortgages, the Company's ability to sell such Properties may be adversely affected. The Company and the Advisor are unable to predict the effect, if any, which the money market or the federal government's fiscal, monetary and statutory policies will have on the ability of the Company to meet its objectives.

     The Company may, under certain conditions, obtain permanent first mortgage financing which requires a "balloon payment" at maturity. In general, it is intended that the due date of a "balloon payment" will fall outside the projected holding period of the Property. "Balloon" mortgages involve greater risks than mortgages where the principal amount is payable over the term of the loan even though periodic payments may be lower since the ability of the Company to repay at maturity the outstanding principal amount of the "balloon" loan may depend upon the Company's ability either to sell the related Property or to obtain adequate refinancing which will in turn depend upon economic conditions in general and the value of the underlying Property in particular. There is no assurance that the Company will be able either to sell the related Property or to refinance "balloon payment" mortgages at maturity. Further, a significant decline in the value of the underlying Property could result in a loss of the Property through foreclosure. See "Investment Objectives and Policies -- Principal Investment Objectives."

     Recourse for any mortgage indebtedness to be incurred by the Company is expected to be limited to the particular Property to which the indebtedness relates. The Federal Bankruptcy Code permits, under certain limited circumstances, a secured creditor holding non-recourse debt to be treated as a creditor with a recourse claim. Thus, it is possible that if the Company were involved in a reorganization proceeding, a holder of a non-recourse loan to the Company could obtain a Court-approved evaluation of the Property which secured the loan, and then be treated as the holder of an unsecured claim against the assets of the Company for any excess of the amount of the debt over the value of the Property. While the Company intends to obtain borrowings on a non-recourse basis, the Company might sustain a loss on its investment as a result of foreclosure by the mortgagee of a Property if mortgage payments are not paid when due. Also such foreclosure might also have adverse tax consequences for the Company and the Shareholders. See "Tax Consequences."

UNSPECIFIED INVESTMENTS. The Company currently owns seven Properties. The Company has not identified any specific Properties in which the proceeds of this offering are to be invested.

     Therefore, a prospective investor has no information as to the identification or location of Properties, or other relevant economic and financial data affecting Properties to be purchased by the Company with the proceeds of this Offering, which information, if available, would be of assistance in evaluating an investment in the Company.

     The investment of the net proceeds of this offering may occur over an extended period. During such time, the Company faces the risks of changes in interest rates and adverse changes in the real estate market. These risks may adversely affect the amount of funds available for Dividends and investments, and the price at which Shareholders may sell their Shares. In addition, substantial delays in investment in Properties could result in the Company's disqualification as a REIT. See "Tax Consequences -- Requirements for Qualification as a REIT."

UNCERTAINTY OF COMPANY CAPITALIZATION; DIVERSIFICATION; POSSIBLE LIMITED NUMBERS OF PROPERTIES; DELAY IN INVESTMENTS. The Company will invest the proceeds of this offering in a limited number of Properties, depending upon the amount of proceeds generated by the number of Shares sold. The Company will acquire Properties for all cash or with moderate leverage. See "Risk
Factors -- Leveraging of Investments." There is no limitation as to the amount or percentage of the Company's assets which may be invested in any one developed Property or group of Properties, any specific investment or the number of purchases which may be made from any person or group of persons. The Company intends to make real estate investments in Properties in various locations primarily in California and the west coast of the United States, in an attempt to achieve diversification and to minimize the effect of changes in local economic conditions and certain other risks. The extent of diversification will depend upon the amount of net proceeds available to the Company from the sale of the Shares. The Company may, however, be subject to any generalized downturn in the real estate market. The potential profitability of the Company could also be affected by the amount of capital at its disposal for investment in Properties.

PRIOR EXPERIENCE IN RAISING FUNDS. There is a risk that the Company will not sell the entire 1,500,000 Shares being offered and that a significant period of time will pass between the time funds are received for investment by the Company and an investment in Property is made. The Company in its initial offering offered 1,500,000 Shares ($15,000,000) and sold 268,791 Shares ($2,672,586) in a twenty month period. The minimum amount of 100,000 Shares ($1,000,000) in the initial offering, were sold in four months. Ninety percent of the proceeds from the initial offering were committed for investment in March, 1993 (60% of the investments were made in February, 1991). The Company's second offering of 1,500,000 Shares ($15,000,000) sold 368,524 Shares ($3,681,147) in a period of
24 months. The minimum amount of 25,000

Shares ($250,000) in the second offering were sold in six months. One Hundred percent of the proceeds from the second offering were committed for investment by November, 1994. The Company's third offering of 2,000,000 Shares ($20,000,000) sold 812,699 Shares ($8,120,748) in a period of twenty-four months. The minimum of 25,000 Shares ($250,000) in that offering were sold in seven weeks. One hundred percent of the offering proceeds were committed for investment in properties in twenty-six months. As of March 18, 1997, the Company has sold 345,528 Shares ($3,454,131) in this offering, and approximately $2,800,000 of such amount was used to acquire the Java City Property and the Tycom Property. See "Real Property Investments -- Java City Property and
-- Tycom Property." The minimum of 25,000 Shares ($250,000) in this offering were sold in ten weeks. In addition, in prior programs sponsored by an Affiliate of the Company, the full amount of the securities offered were not sold and it took a significant period of time to invest the funds received. See "Prior Performance."


UNINSURED LOSSES. The Company will arrange for its Properties to be covered by comprehensive insurance, including liability for personal injury or property damage occasioned by its activities, fire and extended coverage, which is customarily obtained for similar properties. However, there are certain types of losses (generally of a catastrophic nature such as earthquakes, floods and tornadoes) which are either uninsurable or not insurable at economically reasonable costs. Should such a disaster cause the destruction of a Property, the Company could lose both its invested capital and anticipated profits in the Property, as well as be obligated to pay any recourse financing with respect to the Property.

RISKS RELATED TO HAZARDOUS WASTES. Federal law imposes liability on a landowner for the presence on the premises of improperly disposed hazardous substances. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal (although prior to acquisition of a Property the Company will perform due diligence to ascertain if any hazardous waste exist). If it is ever determined that hazardous substances are present on a Property, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances claims against other responsible parties could be made by the Company.

JOINT VENTURE INVESTMENTS. The Company may make investments in Properties through joint venture partnerships or joint participations between the Company (or a partnership between the Company and another entity) and other parties, including Affiliates or clients of the Advisor and sellers of real properties or Affiliates thereof. The investment by the Company through joint ventures or joint participations, instead of investing directly in the Properties may under certain circumstances involve risks not otherwise present including, for example, risks associated with the possibility that the Company's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or that such co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's investment policies or objectives. In connection with joint ventures, a Property seller may, as a joint venturer, have the right to take certain actions with respect to the Property owned through the joint venture without the Company's concurrence, including under some circumstances the right to determine whether and when the Property will be sold. Among other things, actions by any such co-venturer might have the result of subjecting Property owned through the joint venture to liabilities in excess of those contemplated by the terms of the Company. See "Conflicts of Interest -- Transactions with the Advisor or an Affiliate," and "Summary of Organization Documents -- Transactions with Affiliates."

COMPETITION FOR INVESTMENTS. There may be intense competition for Properties of the type and in the areas in which the Company intends to invest. The Company will compete for the acquisition of Properties with many other entities, including Affiliates of the Advisor engaged in real estate investment activities, some of which have greater assets than the Company.

TAX RISKS. The Company intends to conduct its operations in a manner which will enable it to qualify for taxation as a REIT under the Code. Although management of the Company believes that the Company has been so organized and has been and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only a limited number of judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to operate as a REIT.

     If the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders would not be deductible by the Company. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, the Company would no longer be required by the Code to make any distributions. See "Tax Consequences." The payment of tax by the Company resulting from disqualification as a REIT would reduce the funds available for distribution to Shareholders, or could result in the Company having to borrow additional funds or liquidate certain of its investments in order to pay the corporate tax.


     In order to qualify for the favorable federal income tax treatment afforded to qualifying REITs, the Company must annually satisfy various requirements (quarterly for certain requirements), including distributing to its Shareholders substantially all of its otherwise taxable ordinary income. Following termination of the offering, the Company intends to make Dividend distributions to Shareholders at least quarterly. See "Investment Objectives and Policies -- Dividends." Depending on the circumstances existing in a given year, the Company might be required to borrow funds or to liquidate its investments in order to satisfy its distribution requirement. See "Tax
Consequences -- Requirements for Qualification as a REIT" and "Taxation of the Company." In addition, because the Company will be obligated to pay operating expenses on a current basis, including certain compensation to the Advisor, the Company might be required to borrow or liquidate investments in order to pay its fixed expenses. Since the Company elected to be taxed as a REIT after its first year of existence, it had a taxable year in which it was not a REIT. The Company elected to be taxed as a REIT commencing January 1, 1991. The Company had no accumulated earnings and profits prior to January 1, 1991.


     The REIT provisions of the Code place restrictions on the Company's investments which do not apply to other types of real estate entities. These provisions also place restrictions on the Company's operations which will not apply to operators of buildings with which the Company may be competing for tenants.

     The Company has received a ruling from the Internal Revenue Service that, based on the facts contained in the request for a ruling ("Ruling Request"), WCRM will qualify as an independent contractor under Section 856(d)(2) and 856(d)(3) of the Code if it renders services to the Company. If WCRM had not qualified as an independent contractor, it may have been deemed to be an Affiliate of the Company and if the Company contracted with WCRM for property management services, the Company might have lost its eligibility to elect REIT tax treatment. The Company has represented that the material facts contained in the Ruling Request are currently still factually accurate. Gipson Hoffman & Pancione, a Professional Corporation, counsel to the Company, has opined that based upon information and undertakings supplied by the Company as described in the "Tax Consequences" section, as well as the Company's representations contained elsewhere in this Prospectus concerning the organization and proposed operations of the Company, and subject to the limitations on such opinion discussed in the "Tax Consequences" section, the Company is eligible to elect REIT tax treatment.

     Certain income, excise and penalty taxes can be imposed even if the Company maintains its status as a REIT. For example, if the Company reinvests, rather than distributes, net capital gains, the Company will be subject to income tax (up to 35%) and a 4% excise tax on such gains. See "Tax Consequences -- Taxation of the Company."

ADDITIONAL TAX RISK. There is a risk that the Company might be taxed as a corporation for its 1991, 1992 and 1993 taxable years in that the Company inadvertently failed to send to its shareholders a demand letter regarding actual ownership of the Company's shares as required by Treasury Regulation sec.sec. 1.857-8(d) and (e) for such years. A literal reading of the Code and Regulations would indicate that failure to satisfy such requirement would result in the Company being taxed as a regular corporation for its 1991, 1992 and 1993 taxable years. However, the Company's failure to satisfy this formal requirement was inadvertent and the Company believes that it can clearly establish that it has satisfied all of the substantive requirements which must be satisfied to qualify for taxation as a REIT for its 1991, 1992 and 1993 taxable years, including the actual ownership of the Company's shares. It is the Company's understanding that the Internal Revenue Service has, at least in one situation, not disqualified a corporation from taxation as a REIT simply because it failed to send its shareholders the written demand letter required by Treasury Regulation sec.sec. 1.857-8(d) and (e). Although there is no assurance that this will occur, as a matter of administrative action, it is possible that the Internal Revenue Service would permit the Company to be taxable as a REIT for its 1991, 1992 and 1993 taxable years. The Company, in the future, will satisfy all of the record keeping requirements imposed by sec.sec. 856 through 859 of the Code.

     If the Company were taxed as a regular corporation for its 1991, 1992 and 1993 taxable years, the payment of such taxes, including penalties and interest, would be approximately $140,000, which could be material to the Company's results of operations.

RELIANCE ON MANAGEMENT AND CONFLICTS OF INTEREST. All decisions with respect to the management of the Company will be made by the Advisor, subject to the direction and review of the Directors of the Company. In addition, neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities that may be available to them. See "Conflicts of Interest -- Competition by the Company with Affiliated Parties for Purchase and Sale of Real Property" and "Services Provided by the Advisor and Property Manager." Shareholders have no right or power to take part in the direct management of the Company. Accordingly, investors should not purchase Shares unless they are willing to entrust all aspects of the management of the Company to the Directors and the Advisor. See "Management." The Advisor may also experience certain conflicts of interest in connection with the management of the Company. See "Conflicts of Interest."

     The Advisor and the Directors will have fiduciary duties and obligations which will require them to manage the affairs of the Company and resolve any conflicts of interest by exercising the utmost good faith and integrity. This is a rapidly developing and changing area of the law, therefore, potential investors or Shareholders who have questions concerning the duties of the Directors and the Advisor should consult with their own counsel.

LIMITED TRANSFERABILITY; NO ACTIVE MARKET FOR SHARES MAY DEVELOP. Except under certain circumstances, see "Description of Common Stock -- Redemption and Prohibition of Transfer of Shares", there are no restrictions on transfer of the Shares. However, a market is unlikely to develop during this offering and there can be no assurance that a market will ever develop for the Shares. Therefore, Shareholders may not be able to liquidate their investment in the Company in the event of an emergency. In addition, Shares may not be readily accepted as collateral for a loan. The Company intends to use a Crossing Arrangement to match buy and sell orders for Shares as an accommodation to and for the benefit of Shareholders who wish to sell their Shares. The Company may apply to have the Shares quoted on the NASDAQ System; however, no assurance can be given that any broker-dealer will act as a market maker for the Shares, that the Shares will be accepted for quotation or that, if quoted, an active public trading market for the Shares will thereafter develop. See "Description of Common Stock."

TRANSFERABILITY OF SHARES; APPLICATION OF PENNY STOCK RULES. There is a risk that a market for the Company's Shares may not develop if the Company's Shares are subject to the "Penny Stock" rules promulgated by the Securities and Exchange Commission. A Penny Stock is defined generally as one which sells for less than $5.00 per share. If the Company's Shares sell for less than $5.00 per share, the development of a market in the Shares may be inhibited because of the requirement that broker-dealers provide customers with a risk disclosure document prior to effecting any transactions in the Shares, which requirement may prevent broker-dealers from making a market in the Shares.

LIMITED LIABILITY, INDEMNIFICATION AND POSSIBLE INADEQUACY OF SHAREHOLDER REMEDIES. The Company's Certificate of Incorporation and Bylaws provide that the Directors' liability to the Company for monetary damages will be eliminated to the fullest extent permitted under Delaware law. In addition, the Company is obligated under its Certificate of Incorporation and Bylaws to indemnify its Directors, officers, employees and other agents against certain liabilities incurred in connection with their service in such capacities. Each of these measures could reduce the legal remedies available to the Company and Shareholders against such individuals. See "Summary of Organization
Documents -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" and "Management."

POTENTIAL DILUTION. The Directors are authorized to borrow or raise capital without Shareholder approval through the issuance of additional Shares, notes, debentures, or other obligations of the Company that may be convertible into Shares or that are accompanied by warrants or rights to purchase Shares. The net proceeds of any such offering would be applied to the acquisitions of additional Properties, the enhancement of existing Properties, or the establishment of Working Capital Reserves. The issuance of additional Shares, the conversion of any such obligations, or the exercise of any such warrants or rights, could dilute existing Shareholders' equity.

                           ESTIMATED USE OF PROCEEDS

     The Company intends to invest the net proceeds of this offering primarily in income-producing real estate. See "Investment Objectives and Policies."


     Approximately 75.39% of the of the proceeds will be available for investment in real properties. The remainder of the offering proceeds will used to pay sales commissions of 7% and wholesaling compensation of 1% (some of which may be paid to Affiliates of the Advisor if they sell the Shares) and 3.3% of the proceeds (not to exceed $500,000) will be used to pay Offering and Organizational Expenses including a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds (some of which may be reimbursed to the Advisor for the payment of the Offering and Organizational Expenses). Three percent of the proceeds will be maintained as Working Capital Reserves.



     Of the balance of the net proceeds, approximately 10.28% (approximately $1,542,000 if 1,500,000 Shares are sold) will be paid to the Advisor by Company as Acquisition Fees and Acquisition Expenses. Acquisition Fees are normally paid by the seller of a Property rather than the buyer. However, the price of a Property will generally be adjusted in order to take this obligation of the seller into consideration, so that in effect, the Company, as purchaser, will bear all or a portion of the Acquisition Fees in the Purchase Price of the Property. The Company also expects to pay commissions in connection with the Sale or Disposition of the Properties which will reduce the net proceeds to the Company of any such sales.

     The following tables sets forth information concerning the estimated initial use of proceeds of this offering of Shares, assuming compensation levels as described in "Compensation of the Advisor and Affiliates." The table does not give effect to the use of proceeds which may be received by the Company from any sale, financing or refinancing of its Properties.


                                                                         ESTIMATED AMOUNT
                                                                             ASSUMING
                                                                      1,500,000 SHARES SOLD
                                                                    --------------------------
                                                                                    PERCENTAGE
                                                                                     OF GROSS
                                                                      AMOUNT         PROCEEDS
                                                                    -----------     ----------
Gross Offering Proceeds.........................................    $15,000,000        100.0%
Less Public Offering Expenses: Commissions(1)...................      1,200,000          8.0%
Offering and Organizational Expenses(2).........................        500,000         3.33%
                                                                    -----------        -----
Total Amount Available for Investment in Properties and
  Operations....................................................     13,300,000        88.67%
                                                                    -----------        -----
Net Amount Available for Net Acquisition Fees and Acquisition
  Expenses:(3)..................................................      1,542,000        10.28%
Reserves:.......................................................        450,000          3.0%
                                                                    -----------        -----
Amount Available for Investment in Properties and Operations....    $11,308,000        75.39%
                                                                    -----------        -----


---------------
(1) The Selling Agent will receive from the Company up to 8% of the $10.00 per Share offering price for each Share sold from the proceeds of such sale for sales commissions and wholesaling compensation, exclusive of the Monitoring Fee and an additional .5% per Share for bona fide due diligence expenses. The Company will be solely responsible for paying commissions to participating Selected Dealers. See "Plan of Distribution."

(2) These amounts represent reimbursements payable to the Advisor for offering, organization and wholesaling services. See "Plan of Distribution." The reimbursements are limited to 40 cents per Share for each Share sold pursuant to this offering and may include a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor.


(3) Assumes Properties are acquired with the maximum 50% leverage. If Properties were acquired without leverage, the maximum Acquisition Fee and Acquisition Expenses payable would be $771,000 (5.14%) if the maximum proceeds were raised. Acquisition Fees are generally defined as all the fees and commissions paid by any person to any person in connection with the purchase of any real estate by the Company, whether designated as a real estate commission, selection fee, nonrecurring management fee, nonrecurring start up fee, construction fee, or any fee of a similar nature, but excludes any fees paid for the financing or refinancing of the property. Acquisition Expenses are generally defined as those fees and expenses including legal fees, travel and communication expenses, appraisal costs, nonrefundable options, title fees and other similar expenses related to the selection and acquisition of Properties.

                     COMPENSATION OF ADVISOR AND AFFILIATES

     The Advisor and its Affiliates will receive the following items of compensation from the Company. Except as described below, and unless otherwise authorized by a majority of the Independent Directors, no compensation or reimbursement is to be paid to the Advisor and its Affiliates and such compensation or reimbursements may not be recovered by reclassifying them under a different category. These amounts were not determined by arm's-length negotiations.

SELLING COMMISSIONS. Associated Securities Corp. (the "Selling Agent"), an Affiliate of the Advisor, will receive a maximum of 80 cents per Share from the Company for sales commission, and wholesaling compensation, excluding the Monitoring Fee and 5 cents per Share from the Company for bona fide due diligence expenses. If all of the Shares are sold by the Selling Agent, the Selling Agent would receive a maximum of $1,200,000. However, to the extent that the Company pays a portion of the sales commissions, wholesaling compensation and Monitoring Fees, or due diligence expenses to Selected Dealers who are not affiliated with the Advisor, the compensation paid to the Selling Agent will be reduced.


ACQUISITION FEES AND ACQUISITION EXPENSES. The Advisor and/or an Affiliate will receive Acquisition Fees (which are defined generally to mean the fees and commissions paid by any person to any person in connection with the investigation, selection or purchase of real estate by the Company) and Acquisition Expenses (which are defined generally to mean those expenses incurred in the acquisition of properties by the Company, such as legal fees, travel fees, title insurance, etc.) in an amount which shall not exceed a maximum of 6% of the Purchase Price of the Property being acquired. If the maximum amount of Shares are sold, the Acquisition Fees and Acquisition Expenses to be received by the Advisor, shall approximate a maximum of $1,542,000 ($771,000 if the Properties were purchased without leverage). The total amount of Acquisition Fees and Acquisition Expenses which may be paid by one person to another person shall not exceed 6% of the Purchase Price of the Properties, no matter how paid. Acquisition Fees paid to the Advisor will be reduced by all real estate brokerage fees paid by either the Seller or the Company to any person in connection with the transaction.


     In no event will the amount of Acquisition Fees paid exceed the lesser of the percentages set forth above or the competitive compensation which would be paid to a real estate professional rendering similar services.

     If the Company sells a Property and the proceeds from such sale are reinvested in the acquisition of another Property, no Acquisition Fees or Acquisition Expenses will be paid to the Advisor or an Affiliate upon the acquisition by the Company of the new Property.

DISPOSITION SERVICES. The Company will pay a real estate commission to the Advisor and/or an Affiliate for selling the Company's Properties. The maximum real estate commission to be paid will be equal to the lesser of 3% of the gross sales price of a Property or the normal and competitive rate charged by unaffiliated parties rendering similar services. The amount of compensation the Advisor will earn upon disposition of the Company's properties cannot be estimated at this time, since the gross sales price of the Properties cannot be determined at this time.

     If, on the disposition of a Property, a real estate commission is paid to an unaffiliated third party in addition to the Advisor and/or an Affiliate, the maximum total real estate commission paid to the Advisor shall equal the lesser of one-half of the brokerage commission paid, or 3% of the gross sales price of the Property. However, the total real estate commission paid by the Company shall not exceed the lesser of the reasonable and competitive commission for such Property or an amount equal to 6% of the gross sales price of the Property.


ADVISORY FEE. The Advisor will receive quarterly, an annualized fee equal to one percent of the amount of Invested Assets. (Invested Assets are defined generally as the book value of the real estate owned by the Company). The Advisory Fee will not be paid unless Shareholders have received a noncumulative, noncompounded Dividend for such quarter equal to an 7% per annum return on Shareholders Adjusted Price Per Share (which is defined generally as the price paid for the Shares less the Dividends paid or deemed paid from the sale, financing or refinancing of Properties) prior to adjustment as a result of the Dividend paid. If the maximum amount of Shares are sold the Advisory Fee would increase approximately $226,160 (113,080 per annum if the Properties were purchased without leverage); (i) assuming maximum leverage of 50% when the Properties are acquired and (ii) is the amount which would be paid during the first year the amount available for investment is fully invested. At its option, the Advisor may elect to waive collection of all or a portion of the Advisory Fee.


PROPERTY MANAGEMENT FEE. For residential properties the maximum Property Management Fee payable to West Coast Realty Management Inc., an Affiliate of the Advisor, will be 5% of the gross revenues. For retail, industrial and commercial properties, the maximum Property Management Fee will be equal to 6% of the gross revenues, if the Advisor or an Affiliate performs all or part of the leasing and releasing of the Properties. However, if the Advisor or its Affiliate does not perform any of the leasing and releasing services for retail, industrial and commercial Properties, the maximum amount of the Property Management Fee will not exceed 3% of the gross revenues. In no event, however, shall the Property Management Fee exceed the normal competitive rate for those services in the localities where the Properties are located. The amount of Property Management Fee compensation cannot be estimated at this time since the amount of gross revenues cannot be determined.

FINANCING SERVICES. The Advisor will receive compensation for services rendered in securing additional or replacement financing on the Company's Properties and in obtaining unsecured financing. The compensation paid to the Advisor and/or an Affiliate will be determined by the Independent Directors based on terms and at rates which are reasonable, fair and competitive with like activities and services from unaffiliated parties. The amount of compensation cannot be estimated at this time since the amount of financing or replacement financing which the Company will require cannot be determined at this time.

SUBORDINATED INCENTIVE FEE. The Advisor will receive a Subordinated Incentive Fee on the sale, financing or refinancing of the Company's Properties. The amount of the Subordinated Incentive Fee to be paid will be determined after the sale, financing or refinancing of a specific Property has been made and will equal a maximum of 15% of the amount of Cash From Sales and Refinancing (which is generally defined as the net cash remaining from the sale of a Property after payment of the expenses related to such sale and any debt applicable to the Property) remaining after the Company has received proceeds from the sale or refinancing of such specific Property in an amount equal to either Offering Proceeds (which is defined generally as the amount of funds used from the sale of Shares to purchase the Property) or Reinvestment Proceeds (which is generally defined as the amount of net cash received from the sale of a Property which is reinvested in another Property) (such proceeds are deemed to be a Distribution of Cash Available From Sales or Refinancing to Shareholders) and Shareholders have received an amount which, when added to all prior Distributions paid to Shareholders equals 100% of their Adjusted Price Per Share plus a cumulative noncompounded return on their Adjusted Price Per Share equal to 8% per annum. The amount of the Subordinated Incentive Fee cannot be estimated at this time since the amount of Cash From Sales or Refinancings cannot be determined.

REIMBURSEMENTS. The Selling Agent and Affiliates of the Advisor will receive reimbursement for Offering and Organizational Expenses (which are defined generally to mean the costs expended in organizing the Company for the registration and sale of the Shares and distributing the Shares to the public) in an amount not to exceed a maximum amount of 40 cents per Share, not to exceed $500,000 and may be nonaccountable to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds.

     The following table summarizes the nature, estimated amounts and recipients of compensation to be paid to the Advisor and its Affiliates.


                                                                      ESTIMATED AMOUNT ASSUMING
   TYPE OF COMPENSATION AND                                           MINIMUM/MAXIMUM NUMBER OF
ENTITY RECEIVING COMPENSATION         METHOD OF COMPENSATION              SHARES IS SOLD(1)
------------------------------    ------------------------------    ------------------------------
                                 OFFERING AND ORGANIZATION STAGE
Selling Commissions (payable      70 cents per Share will be        $241,870 for the minimum
to the Selling Agent)             paid by the Company to the        amount of Shares sold and
                                  Selling Agent; however, a         $1,200,000 if the maximum
                                  portion may be paid to            amount of Shares are sold,
                                  Selected Dealers.                 excluding the Monitoring
                                                                    Fee.(2)
Offering and Organization Ex-     Total reimbursement not to ex-    $138,211 for the minimum
pense reimbursement (payable      ceed 40 cents per Share of        amount of Shares sold and up
to the Selling Agent)             each Share sold pursuant to       to $500,000 if the maximum
                                  this offering.                    amount of Shares are sold.(3)
Non-recurring Acquisition Fees    The total Acquisition Fees and    $359,230 for the minimum
(payable to the Advisor and/or    Acquisition Expenses paid by      amount of Shares sold and ap-
an Affiliate and all other        the Company shall not exceed      proximately $1,542,000 if the
parties, both Affiliates and      6% of the Purchase Price of       maximum amount of Shares are
non-Affiliates) involved in       the Property.                     sold.(4)(5)
the acquisition of Properties.
                                        OPERATING STAGE(6)

Property Management Fee for       For residential Properties the    Not determinable at this time.
Property Management Services      maximum Property Management
(payable to West Coast Realty     Fee shall be 5% of the gross
Management, Inc. an Affiliate     revenues. For industrial,
of the Advisor)                   commercial, and retail
                                  Properties, the maximum
                                  Property Management Fee will
                                  be 6% of the gross revenues
                                  where the Advisor or an
                                  Affiliate performs all or part
                                  of the leasing, and re-leasing
                                  of Properties. However, if the
                                  Advisor or its Affiliate does
                                  not perform any portion of the
                                  leasing and re-leasing
                                  services for retail,
                                  industrial and commercial
                                  Properties, the amount of
                                  Property Management Fee will
                                  not exceed 3% of the gross
                                  revenues. In no event shall
                                  the Property Management Fee
                                  exceed the normal competitive
                                  rate for those services in the
                                  localities where the
                                  Properties are located.
Advisory Fee for Advising the     Annualized fee equal to 1% of     Increased per annum by
Company and Managing its          Invested Assets. Such fee will    approximately $52,200 if the
investments (payable to the       be subordinated on a              minimum amount of Shares are
Advisor)                          noncumulative, noncompounded      sold and approximately
                                  basis to a quarterly Dividend     $228,000 if the maximum amount
                                  payment to Shareholders equal     of Shares are sold.(7)(9)
                                  to an annualized 7% per annum
                                  return on Shareholders
                                  Adjusted Price Per Share. This
                                  fee is payable quarterly.
Financing services for            As determined by the              Not determinable at this time.
obtaining financing (payable      Independent Directors, not to
to the Advisor and/or an          exceed fair and competitive
Affiliate)                        rates paid to unaffiliated
                                  parties rendering similar ser-
                                  vices.

                                                                      ESTIMATED AMOUNT ASSUMING
   TYPE OF COMPENSATION AND                                           MINIMUM/MAXIMUM NUMBER OF
ENTITY RECEIVING COMPENSATION         METHOD OF COMPENSATION              SHARES IS SOLD(1)
------------------------------    ------------------------------    ------------------------------
                                        LIQUIDATING STAGE

Real Estate Commissions for       If the Advisor or an Affiliate    Not determinable at this
Selling Properties (payable to    is the only party to receive a    time.(8)(9)
the Advisor and/or an             brokerage commission upon the
Affiliate) Property or an         sale of a Property, the
amount equal to 6% of the         Company will pay a commission
gross sale price.                 equal to the lesser of (i) 3%
                                  of the gross sale price of a
                                  Property or (ii) a percentage
                                  of the sale price equal to
                                  one-half the normal and
                                  competitive rate charged by
                                  unaffiliated parties ren-
                                  dering similar services,
                                  subject to certain
                                  restrictions specified in the
                                  Company's Organization Docu-
                                  ments. Any real estate
                                  commission which is paid to
                                  any unaffiliated parties shall
                                  equal the lesser of (i)
                                  one-half of the brokerage
                                  commission paid or (ii) 3% of
                                  the gross sale price of the
                                  Property; provided that the
                                  total brokerage commissions
                                  paid by the Company shall not
                                  exceed the lesser of the
                                  reasonable, customary and
                                  competitive commission for
                                  such Property or an amount
                                  equal to 6% of the gross sale
                                  price.

Subordinated Incentive Fee on     After the sale, financing or      Not determinable at this
Sale, Financing or Refinancing    refinancing of a specific         time.(9)
(payable to the Advisor and/or    Property an amount equal to
an Affiliate)                     15% of the amount of Cash From
                                  Sales or Refinancing remaining
                                  after the Company has received
                                  proceeds from the sale or
                                  refinancing of such specific
                                  Property in an amount equal to
                                  either Offering Proceeds or
                                  Reinvestment Proceeds (such
                                  proceeds are deemed a
                                  Distribution of Cash Available
                                  From Sales or Refinancing to
                                  Shareholders) and Shareholders
                                  have received an amount which,
                                  when added to all
                                  Distributions made to
                                  Shareholders, equals 100% of
                                  their Adjusted Price per Share
                                  plus a cumulative (noncom-
                                  pounded) return on their
                                  Adjusted Price per Share
                                  (calculated from time to time)
                                  equal to 8% per annum.

---------------

(1) The estimated amounts assume that a minimum of 345,528 shares (as of March 18, 1997) and a maximum of 1,500,000 Shares are sold.


(2) This assumes the Selling Agent sells all of the Shares. The amount paid to the Selling Agent will be reduced if Shares are sold by Selected Dealers. It cannot be determined what percentage of the Shares will be sold by the Selling Agent and what percentage of the Shares will be sold by Selected Dealers. The Selling Agent will also receive 5 cents per Share from the Company for bona fide due diligence expenses. See "Plan of Distribution."

(3) The Advisor will receive reimbursement for actual and necessary Organization and Offering Expenses which consist of expenses relating to the Company's organization and formation, for all legal, accounting, due diligence, printing expenses and for all other expenses relating to the registration, marketing and distribution of this offering other than retail sales commissions. This reimbursement is limited to 40 cents per Share for each Share sold up to a maximum of $500,000 and may include a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor. See "Plan of Distribution."

(4) If the Company finances, refinances, joint ventures or sells a Property, it may reinvest the proceeds in other Properties. See "Investment Objectives and Policies." Whenever the proceeds from the sale, financing, or refinancing of a Property are reinvested in another Property, no Acquisition Fee will be paid to the Advisor or an Affiliate for the Property which was subsequently purchased.


(5) The amount of Acquisition Fees and Acquisition Expenses (which assumes Properties are acquired with a maximum 50% leverage; such amounts would be approximately $179,615 and $771,000 if the Properties were acquired without leverage) will be paid by the Company, or the seller of the Property, to the Advisor and/or an Affiliate. See "Investment Objectives and
    Policies -- Acquisition Policies" for limitations applicable to the payment of these fees. To the extent these fees are paid by sellers of Properties, the amount of Acquisition Fees paid by the Company will be reduced, but it is anticipated that in such situations the Purchase Price, and therefore, the cash payment for the purchase of Properties, will be increased.


(6) The Company will pay all expenses of its operations except for the following expenses which shall be borne by the Advisor: (i) employment expenses of the Chairman, President, Executive and Senior Vice Presidents and directors of the Advisor, (ii) office expenses of the Advisor, and (iii) miscellaneous administrative and other expenses of the Advisor not relating to the performance of its functions as set forth in the Advisory Agreement.


(7) The amounts reflected assume maximum leverage of 50% when Properties are acquired and are for the first year the amount available for investment is fully invested (such amounts would be approximately $26,100 and $113,080 if Properties were purchased without leverage). See "Estimated Use of Proceeds."


(8) If the Advisor, Affiliates and non-Affiliates participate in a sale, the general limitation requirements set forth in the Company's Organization Documents will apply to the Advisor and all Affiliates involved in the transaction.

(9) Any amounts which are payable to the Advisor but which are deferred (e.g., insufficient cash for distribution resulting from a sale of a Property) will be paid when sufficient funds become available.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company at December 31, 1996.



MORTGAGE DEBT..................................................................  $10,078,793
SHAREHOLDERS' EQUITY (1,550,607 Shares Outstanding)............................   12,904,891
                                                                                 -----------
Total Capitalization...........................................................  $22,983,684
                                                                                 ===========


                            SELECTED FINANCIAL DATA


                                                                 YEAR ENDED DECEMBER 31,
                                              -------------------------------------------------------------
                                                 1996         1995         1994         1993        1992
                                              -----------  -----------  -----------  ----------  ----------
Operating Revenues........................... $ 2,474,627  $ 1,813,126  $   903,167  $  362,566  $  158,306
Income from continuing operations............     705,636      649,605      247,068     158,490      40,287
Income from continuing operations per
  share......................................        0.49         0.58         0.35        0.38        0.15
Long-Term Debt...............................  10,078,793    9,539,180    5,161,355   2,405,526         -0-
Total Assets.................................  23,571,838   21,392,898   13,228,888   7,509,947   2,786,423
Cash Dividends per common share..............      $0.779       $0.720       $0.762      $0.539      $0.275

                             CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Advisor and Affiliates of the Advisor. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are the result of arm's-length negotiations. However, the Independent Directors will review annually the reasonableness of the compensation being paid to the Advisor. In addition, the Advisory Agreement may be terminated by the Directors, Independent Directors or Shareholders on 60 days' notice to the Advisor. See "Services Provided by the Advisor and Property Manager." If the Advisory Agreement is terminated, the Directors shall select a successor Advisor which shall be approved by the Shareholders at the next annual meeting of Shareholders.

     The Advisor is an Affiliate of AFG. It is anticipated that, in the future, the Advisor may serve as general partner, advisor or sponsor of other public and private programs and engage in business activities which will be competitive with the Company. Accordingly, conflicts may arise between operating and managing the real estate investments of the Company, and any such future real estate programs. In addition, AFG and its Affiliates may in the future engage in additional business activities which will be competitive with the Company.

     The Advisor and its Affiliates are subject to various conflicts of interest in the operation of the Company. These conflicts include the following:

COMPETITION BY THE COMPANY WITH AFFILIATED PARTIES FOR PURCHASE AND SALE OF REAL PROPERTY. The Advisor and its Affiliates may engage for their own account, or for the account of others, and other public or private real estate investment trusts or limited partnerships, in other business ventures involving real estate or otherwise, and neither the Company nor any Shareholder shall be entitled to any interest in any such venture. The Company's Organization Documents expressly provide that neither the Advisor nor any Affiliate of the Advisor will be obligated to present to the Company any particular investment opportunity which comes to its attention even if the opportunity is of a character which might be suitable for investment by the Company. Additionally, the Advisor intends to form other public and private real estate investment trusts or limited partnerships in the future, some of which may have the same investment objectives as the Company. However, the Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment.

     When two entities have funds available for investment at the same time, the Advisor or its Affiliates will review the investment portfolio of each entity and will make the decision as to which entity will acquire the property on the basis of such factors, among others, as the suitability of investing in the property in light of their respective investment objectives, a review of the investment portfolio of the entities, their respective cash flow requirements, the effect of the acquisition on diversification of the portfolio, the size of the investment compared to the capitalization of the entity, the policy of each entity with respect to leverage, the amount of funds available and the length of time such funds have been available for investment. If funds should be available to two or more entities to purchase a given property or properties and the other factors are deemed equally applicable to each entity, then the Advisor and its Affiliates will acquire the properties for the entities on the basis of rotation with the order of priority determined by the dates of formation of each entity, and will so report to each entity not selected to acquire the property. There are no current or prior programs which have funds available for investment in properties.

TRANSACTIONS WITH THE ADVISOR OR AN AFFILIATE. Transactions with the Advisor and its Affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its Affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions which, by their terms, are governed by the Bylaws. Transactions with Affiliates may be considered not to be made at arms-length. The material terms and circumstances of any transactions so approved will be included in the Company's annual report. The Company will not acquire Properties from the Advisor or any of its Affiliates, except as described in "Summary of Organization Documents -- Transactions with Affiliates."

SELLING AGENT. Associated Securities Corp., a wholly owned subsidiary of AFG, is the Selling Agent of the Shares. As an Affiliate of AFG and the Advisor, the Selling Agent may experience conflicts in performing its obligations to exercise due diligence with respect to the statements made in this Prospectus. The Selling Agent believes, however, that it has exercised the degree of diligence required of it in connection with this offering.


PROPERTY MANAGEMENT FEE. West Coast Realty Management Inc., an Affiliate of AFG and the Advisor, will receive a monthly fee not to exceed 5% of the gross revenues from residential Properties and 3% or 6% of the gross revenues from the retail, industrial and commercial Properties which it manages and leases. Currently, three of the properties are subject to a 6% rate and six are subject to a 3% rate. For further information on the Property Management Fee see "Investment Objectives and Policies -- Management of Properties" and "Compensation of Advisor and Affiliates".


LACK OF SEPARATE REPRESENTATION. The attorneys, accountants and other experts who perform services for the Company also perform services for AFG, the Advisor and certain Affiliates of the Advisor. It is anticipated that this dual representation will continue in the future. However, should a dispute arise between the Company and the Advisor or an Affiliate, or should it become necessary to negotiate and prepare any material contracts and agreements between the Company and the Advisor or an Affiliate other than those existing on the effective date of this Prospectus, the Independent Directors may cause the Company to retain separate counsel for those matters. Any future contracts and agreements between the Company and the Advisor or its Affiliates will provide that they may be terminated at the option of the Company upon 60 days' notice without penalty to the Company.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES. The Company primarily intends to acquire, improve, operate and hold for investment income-producing real estate projects, which may include residential buildings, office buildings, shopping centers, research and development facilities, industrial parks, warehouses, or mini-warehouses and other similar types of income-producing property. The Company will operate on a continuous basis for an indefinite term. The Company's principal investment objectives cannot be changed without a majority vote of the Shareholders. The Company will not develop speculative properties; it will acquire only properties which have been developed and are producing income. The Company's policy will be to acquire Properties for cash or with a moderate amount of mortgage indebtedness; however, the Company may leverage its investments as described below in "Borrowing Policies -- Leveraging." The Company intends to concentrate on equity investments. The Company does not presently intend to offer Shares as consideration in exchange for Properties but may do so with the approval of a majority of the Independent Directors. During the course of this offering the Advisor may, from time to time, make certain cash advances to the Company in connection with the acquisition of Properties. These advances will be subject to approval by a majority of the Independent Directors and will be on terms no less favorable to the Company than those available from third parties. All advances will be unsecured and will be repaid out of the proceeds of this offering or in Shares at a $9.30 per Share price, to the extent that such offering proceeds are insufficient to repay all advances at the completion of this offering.

     The Company's principal investment objectives in order of priority are to invest the net proceeds of this offering in Properties which will: (i) preserve and protect the Company's capital, (ii) provide cash Dividends a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby will result in an increase in gain or a reduction in loss to the Shareholders on any disposition of the Shares including a disposition upon dissolution or liquidation of the Company), (iii) provide capital gains through potential appreciation of Properties, and (iv) provide market liquidity through transferable shares of stock. NO ASSURANCE CAN BE GIVEN THAT THESE OBJECTIVES WILL BE ATTAINED.

     Except as described below in "Use of Initial Capital" and "Borrowing Policies -- Leveraging," the Company does not have a policy, and there is no limitation, as to the amount or percentage of its assets which may be invested in any one Property or group of Properties, any specific investment or the number of purchases which may be made from any person or group of persons. To the extent feasible, investments will be made in various locations primarily in California and the west coast of the United States in an attempt to achieve diversification and to minimize the effect of changes in local economic conditions and certain other risks. See "Risk Factors." However, the extent of diversification depends upon the amount of net proceeds available to the Company from the sale of the Shares, and if less than the maximum net proceeds of this offering is obtained, the number of Properties acquired and the Company's ability to diversify will be reduced. The Company may, in the future, repurchase Shares on the open market or in negotiated transactions if the Directors believe that the Company's Share price makes that an attractive investment. Such repurchases, if any are made, would only be made in compliance with conditions imposed by the Federal Securities Exchange Act of 1934.


USE OF INITIAL CAPITAL. The Company intends to use the net proceeds of this offering, which will be not less than a minimum of $3,454,131 as of March 18, 1997 and a maximum of $13,300,000 for the purchase of Properties, for the payment of Acquisition Fees and for the establishment of appropriate reserves. See "Estimated Use of Proceeds".


     There can be no assurance as to when the proceeds from the offering may be fully invested. The Advisor is presently evaluating real property for purchase. It is intended that the time required to invest the net proceeds of this offering will not cause the Company to be deemed an "investment company" for purposes of the Investment Company Act of 1940, as amended. If the Company holds sufficient uninvested funds, it may invest in short-term investments (including, without limitation, bank or savings and loan instruments, bankers' acceptances, repurchase agreements, GNMA and FNMA mortgage pass-through certificates, commercial paper, short-term time deposits and money market funds managed by subsidiaries of AFG or its Affiliates and having assets in excess of $100,000,000) until the funds are required for the acquisition of Properties. Any interest earned will be deemed to be earned from operations of the Company. The Company does not intend to make investments in securities for the purpose of exercising control of the issuer of such securities.

     Before completion of this offering, when the Directors believe that a reasonable probability exists that a Property will be acquired by the Company, this Prospectus will be supplemented to disclose the pending acquisition of the Property. This event will normally occur on the signing of a legally binding purchase agreement, but it may occur before or after signing, depending on the particular circumstances surrounding each potential acquisition. A supplement to this Prospectus will set forth data available with respect to the acquisition, which will include the proposed terms of purchase, a description of the Property to be acquired and other information. Additional data will be made available after a pending acquisition is completed by means of an additional supplement to this Prospectus if the information can be distributed before termination of this offering.

     PROPOSED ACQUISITIONS WILL BE DISCLOSED WHEN THERE IS, IN THE COMPANY'S JUDGMENT, A "REASONABLE PROBABILITY" THAT THE PROPERTY WILL BE ACQUIRED. THEREFORE, INFORMATION CONCERNING A PROPOSED ACQUISITION CANNOT BE RELIED UPON AS A COMPLETE ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE THE PROPOSED ACQUISITION OR THAT THE IDENTIFIED PROPERTY WILL ULTIMATELY BE ACQUIRED UPON THE DISCLOSED TERMS AND CONDITIONS. THERE MAY BE A DELAY BETWEEN THE NEGOTIATION AND THE COMPLETION OF A PROPERTY ACQUISITION.

     To attain its stated objectives and pay cash Dividends to Shareholders, it will be necessary for the Company to acquire Properties which will generate cash in excess of the cash required to meet the gross operating expense of the Company. To do this, the Company intends where possible to invest the majority of the net proceeds of this offering in Properties with operating histories including established rent and expense schedules. In the event that there is an agreement with the seller of a Property assuring a minimum level of rental income, it is likely that the seller would increase the purchase price for that Property to reflect the agreement. Upon the expiration of any such agreement, there would be no assurance that the Company will be able to obtain or maintain the levels of operating income or expense which are necessary to produce the return it was previously experiencing. Payments made to the Company pursuant to such an agreement may be treated as income for federal income tax purposes.

ACQUISITION POLICIES. The Company will obtain an Appraisal of the fair market value of any equity interest in real estate to be acquired by the Company. The Appraisal will be made by an Independent Expert who is a member of a nationally recognized society of appraisers. Each Appraisal will be maintained in the records of the Company for at least five years following the acquisition of the appraised Property and during that period will be available for inspection by any Shareholder. The Company will not purchase any Property if the cost of the Property (including Acquisition Fees and Acquisition Expenses) exceeds the appraised value of the Property. It should be recognized that appraised values are opinions and, as such, may not represent the true worth or realizable value of the property being appraised.

     It is the present policy of the Company that all investments in real property will be made only with the prior approval of the Directors. The Advisor and its Affiliates are prohibited from leasing or selling any Property to the Company except with the approval of the Independent Directors, and the Advisor and its Affiliates may not have any pecuniary interest, other than their interest in the Company, in any Property sold or leased to the Company. However, the Advisor or any of its Affiliates (i) may be joint venture partners with the Company with respect to certain Property ownership, and (ii) may purchase Property in its own name, assume loans and temporarily hold title for the purpose of facilitating the acquisition of a Property, or for any other purpose related to the business of the Company.

     Prior to the acquisition of any Property or any interest in a Property, the Company will be provided with evidence satisfactory to the Directors or the Advisor, that the Company will acquire marketable title to the Property. This evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality where the Property is situated.

BORROWING POLICIES -- LEVERAGING. The Company will initially acquire Properties for cash or by borrowing from banks, other institutional lenders and private lenders. Aggregate borrowings incurred by the Company in connection with the financing of all Properties will not exceed 50% of the Purchase Price of the Properties on a combined basis and the amount borrowed with respect to any individual Property will not exceed 80% of its Purchase Price. If a Property is financed or refinanced, the aggregate amount of borrowings the Company will incur will not exceed 50% of the Appraised Value of the Property at the time of such financing or refinancing. The Company may use the proceeds from any refinancing, and the proceeds from any Property disposition, to acquire additional Properties, the acquisition of which may also be leveraged. The Company may also issue notes, debentures and other debt securities and mortgage a portion of its Properties in connection with these borrowings or acquisitions. In addition, the Company may establish a line of credit with a bank or other lender.

     Where possible, the Company will issue only nonrecourse promissory notes in connection with the financing of Properties so that the Company would not be generally liable on the borrowing and the lender's rights upon default would be limited to the Property which secures the obligation. There is no assurance as to whether, or the extent to which, the Company may enter into such nonrecourse arrangements. The Company and the Advisor will use their best efforts to arrange fixed interest rate permanent financing on the most favorable terms available to the Company; however, some financing may involve renegotiable, floating or adjustable interest rates, interest accruals or balloon payments. See "Risk Factors -- Leveraging of Investments."

RESERVES FOR OPERATING EXPENSES. It is anticipated that approximately 3% of the gross proceeds of the offering will initially be designated as Working Capital Reserves to meet operating costs and expenses of the Company and its Properties, capital expenditures and initial cash expense upon completion of the Company's investment program. In connection with Properties requiring large initial maintenance expenditures or Properties which are in the process of being leased pursuant to discussions with prospective tenants, larger reserves may be retained by the Company. To the extent that Working Capital Reserves and any income of the Company are insufficient to defray these costs and other obligations and liabilities, it may be necessary to attempt to finance or refinance the Properties or, if financing or refinancing is not available on acceptable terms, to liquidate the Company's investment in certain of its Properties, which could result in sales on unfavorable terms as well as jeopardize the tax status of the Company as a REIT. However, during the holding period of a Property, the Company may increase Working Capital Reserves to meet anticipated costs and expenses and other economic contingencies. If in any fiscal quarter the Directors should determine that Working Capital Reserves of the Company exceed the amount it deems sufficient for the Company's operations, the reserves may be reduced and the amount of the reduction added to the funds available for acquisition of Properties or distributed to Shareholders, as determined by the Board of Directors. See "Investment Objectives and Policies -- Dividends."

MANAGEMENT OF PROPERTIES. It is anticipated that each Property will be managed by West Coast Realty Management, Inc., an Affiliate of the Advisor, which will be responsible for the management of the Property and collection of its rental income. Based upon the accuracy of the facts contained in the Ruling Request, the Internal Revenue Service has issued a ruling that West Coast Realty Management, Inc. will qualify as an "independent contractor" as defined in the REIT provisions of the Code. If West Coast Realty Management, Inc. had not qualified as an independent contractor, it may have been deemed to be an Affiliate of the Company, and if the Company contracted with West Coast Realty Management, Inc. for property management services, the Company might have lost its eligibility to elect REIT tax treatment. The Company will use its best efforts to ensure that the material facts contained in the Ruling Request remain accurate. See "Management." The difference between revenues and the expenses related to the operation of the Property, including the cost of maintenance, repairs and improvements, administration, payroll, utilities, insurance premiums, taxes and assessments, bookkeeping and commissions, debt service and the Property Management Fee will be retained by the Company. In no event will the Property Management Fee exceed the rates prevailing for comparable services in the localities where the Properties are located. See "Compensation of Advisor and Affiliates." If West Coast Realty Management, Inc., retains independent management companies to perform a portion or all of the services in connection with the management of the Properties, it will be responsible for and pay any fees charged by these persons without additional cost to the Company. The Property Management Fee does not include, and West Coast Realty Management, Inc. will not be responsible to pay, any fees or expenses paid to on-site property managers.


DIVIDENDS. The Company will declare Dividends on a monthly basis, payable to Shareholders of record on the first of the month, and will pay those Dividends quarterly. The Company will declare and pay Dividends in such amounts as the Directors determine, based upon the cash flow of the Properties, the operations of the Company and its financial condition. However, the Company's policy will be to pay Dividends to Shareholders aggregating annually at least 95% of its Taxable Income (which term is different from Cash Available For Distribution or Cash From Sales or Refinancings). Commencing January 1, 1993, the Advisor and WCRM agreed to waive their administrative services reimbursement and a portion of the Property Management Fee, until November, 1994. The effect of the foregoing was to increase Dividends approximately $.10 to $.15 per Share per year. Beginning July 1, 1996, the Advisor agreed to waive a portion of its Advisory Fees for an indefinite period. The effect of the foregoing was to increase Dividends approximately $.02 to $.03 per Share for the period from July 1, 1996 to December 31, 1996.


     The Company will seek to comply with provisions of the federal income tax laws applicable to REITs, and, assuming compliance, income distributed as Dividends will not be taxable to the Company under federal income tax laws. Dividends paid by the Company will always be at the discretion of the Directors, and will depend on the earnings and cash flow of the Company, its financial condition and other relevant factors. Certain Dividends, or portions thereof, may not constitute taxable income to the shareholder. See "Tax Consequences."

     Dividends may be restricted under provisions of the Delaware Corporations Code. Generally, payment of Dividends is permitted only if the Company has sufficient retained earnings or it meets certain assets and liabilities tests. If Dividends are paid in violation of these provisions, creditors of the Company, if any, who are not paid by the Company may be able to recover the amount of the Dividends, with interest, from Shareholders who had knowledge of the facts indicating the impropriety of the Dividends.


     Dividends totaling $1,128,597, $804,595, $522,614, $221,010, $74,632 and
$50,284 in 1996, 1995, 1994, 1993, 1992 and 1991, respectively, were declared for Shareholders of record, who owned Shares on the first day of each month, and paid in the quarter following the record date. Of such amounts, approximately

37%, 24%, 37%, 6%, 46% and 42% in 1996, 1995, 1994, 1993, 1992 and 1991,
respectively, constituted a return of capital. The 1994, 1995 and 1996 dividend distributions are summarized below.



 RECORD        DATE         PER        OUTSTANDING      TOTAL
  DATE         PAID        SHARE         SHARES        DIVIDEND
--------     --------     --------     -----------     --------
01/01/94     04/29/94     $  0.058        562,888      $32,648
02/01/94     04/29/94        0.060        568,404       34,104
03/01/94     04/29/94        0.062        590,966       36,640
04/01/94     08/11/94        0.063        610,195       38,442
05/01/94     08/11/94        0.064        620,421       39,707
06/01/94     08/11/94        0.065        637,315       41,426
07/01/94     10/31/94        0.065        637,315       41,426
08/01/94     10/31/94        0.065        688,203       44,733
09/01/94     10/31/94        0.065        747,876       48,612
10/01/94     01/15/95        0.065        811,034       52,717
11/01/94     01/15/95        0.065        844,800       54,913
12/01/94     01/15/95        0.065        880,700       57,246
01/01/95     04/17/95        0.060        911,986       54,719
02/01/95     04/17/95        0.060        945,136       56,708
03/01/95     04/17/95        0.060      1,009,084       60,545
04/01/95     07/14/95        0.060      1,069,217       64,153
05/01/95     07/14/95        0.060      1,109,374       66,562
06/01/95     07/14/95        0.060      1,109,874       66,592
07/01/95     10/16/95        0.060      1,116,891       67,013
08/01/95     10/16/95        0.060      1,151,911       69,115
09/01/95     10/16/95        0.060      1,204,517       72,271
10/01/95     01/15/96        0.060      1,225,398       73,524
11/01/95     01/15/96        0.060      1,261,859       75,712
12/01/95     01/15/96        0.060      1,294,683       77,681
01/01/96     04/15/96        0.060      1,325,404       79,524
02/01/96     04/15/96        0.060      1,371,794       82,308
03/01/96     04/15/96        0.060      1,401,663       84,100
04/01/96     07/15/96       0.0666      1,413,736       94,155
05/01/96     07/15/96       0.0666      1,445,236       96,253
06/01/96     07/15/96       0.0666      1,448,836       96,492
07/01/96     10/15/96       0.0666      1,448,836       96,492
08/01/96     10/15/96       0.0666      1,448,836       96,492
09/01/96     10/15/96       0.0666      1,498,246       99,784
10/01/96     01/15/97       0.0666      1,498,246       99,783
11/01/96     01/15/97       0.0666      1,500,651       99,943
12/01/96     01/15/97       0.0666      1,550,607      103,270



     The amount of distributions necessary to maintain taxable status as a REIT for the years ended December 31, 1996, 1995, 1994, 1993, 1992, and 1991 was
$670,354, $617,125, $251,456, $171,223, $38,273, and $27,202.


SALE, FINANCING OR REFINANCING OF PROPERTIES. The Company anticipates holding Properties for a minimum of four years and a maximum of ten years from the date of each Property's acquisition. The Company is prohibited from selling any Property to the Advisor or its Affiliates.

     The Company's policy will be to purchase Properties, generally on a moderately leveraged basis. The Company may sell or finance Properties and reinvest the proceeds in additional Properties which may themselves be leveraged. Should the Company sell or refinance Properties, the Company may distribute all or part of the proceeds to the Shareholders. Properties may be financed at any time depending upon the availability of suitable financing, satisfactory terms and other factors. The Company also may use funds from the sale or financing of a Property to finance improvements or additions to any Property and may use the net proceeds of any financing to purchase the land underlying any Property which is held subject to a ground lease.

     The determination of whether a particular Property should be sold, financed, or otherwise disposed of will be made after a consideration of relevant factors, including performance of the Property and market conditions, with a view toward achieving the principal investment objectives of the Company. The Advisor and any Affiliates may not have any pecuniary interest, other than their interest in the Company and pursuant to the other arrangements described in this Prospectus, in any Property sold or leased by the Company without the approval of a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction.

     In connection with the sale of a Property, the Company may provide seller financing as to a portion of the sales price. The terms of payment to the Company will be affected by the then prevailing economic conditions. Therefore, the distribution to Shareholders of the proceeds of a sale, if any, may be delayed until the notes or other property are paid at maturity, sold, refinanced or otherwise disposed of. In certain cases a significant portion of the remaining balance of the sales price may be a balloon payment due at a specified maturity date.

GENERAL RESTRICTIONS. The Bylaws contain certain restrictions on the Company's investments and activities, including limitations on transactions with Affiliates, which are more fully described in "Summary of Organization Documents --"Restrictions on Investments" and "Other Restrictions."

                           REAL PROPERTY INVESTMENTS

BLOCKBUSTER VIDEO BUILDING.

     On February 26, 1991, utilizing the proceeds received from the prior sale of its Shares, the Company acquired the Blockbuster Video building and underlying fee ownership in the land (the "Building") located at 6491 Edinger Avenue in Huntington Beach, California. Huntington Beach is a thriving, beachside community located in the northwest section of Orange County. The Building is located on the northwest corner of Edinger Avenue and Edwards Street -- two busy thoroughfares located in the heart of the city. The Building is located approximately three miles away from the San Diego Freeway (Highway
405), two miles away from two major shopping malls (Westminster Mall and Huntington Center), and one mile away from Golden West Community College.


     Description. The Building is occupied by a single tenant, a Blockbuster Video store. Blockbuster Videos, Inc., ("Blockbuster") the tenant, is a large, Texas-based corporation that operates a national network of video rental stores. Blockbuster is a subsidiary of the Viacomm Corporation (a component of the Standard & Poor's 500 Index). The Blockbuster chain has built a reputation of offering convenient video rental service featuring easy rental and return privileges, and has established a good reputation in the communities it is located in by refusing to rent or sell pornographic videos, or those videos rated "X" or "NC-17" by the Motion Picture Association of America.


     Base building construction was completed in January 1991. The primary contractor was the Newport Construction Company. The total size of the lot is 18,030 square feet. The Building was constructed using a wood frame, on a concrete slab, with a flat roof. The floors are concrete with carpet and tile coverings. The building contains a total of 5,200 rentable square feet. Site improvements include professional landscaping, parking lot lighting, trash enclosures, asphalt and concrete paving, striping and buffers, and twenty-six parking spaces located in a parking lot with street access to both Edinger Avenue and Edwards Street. The landscaping covers approximately 2,591 square feet or 14% of the total lot area.

     The lease with Blockbuster is for ten years, and is a "triple-net" lease with the tenant responsible for the Building's operating costs including, but not limited to, taxes, insurance, and common area maintenance. In addition, the builder has provided warranties on several of the site improvements. The lease calls for rental payments of $11,180 per month for years one through five (1991-1995), and $13,416 per month for years six through ten (1996-2000). This is equivalent to $2.15 and $2.58 per square foot, respectively. Rental income is recognized on a straight line basis to the extent that rental income is deemed collectible. In addition, the tenant has the option to renew the lease for $16,099 per month ($3.10 per square foot) for years eleven to fifteen (2001-2005), and another option to renew the lease for $19,319 per month ($3.72 per square foot) for years sixteen to twenty (2006-2010). Rental payments began when Blockbuster occupied the Building on February 19, 1991.

     Total Purchase Price paid for the Building was $1,676,210. The total acquisition cost included $1,575,000 payable to the seller, $10,000 in estimated legal, appraisal, and closing costs, and $90,140 as an Acquisition Fee payable to the Advisor and Descolin, Incorporated ("Descolin"). Descolin is an affiliate of the Advisor. The Building was acquired from Edinger & Edwards, a California General Partnership.


     The funds used to acquire the Building were received from the prior sales of the Company's Shares. Payment of the Acquisition Fee to the Advisor was deferred until March 11, 1991, the date on which sufficient net proceeds from the sale of the Company's Shares was sufficient to pay such fee. All other costs and expenses, including the payment to the seller of the building, were paid on February 26, 1991 from net proceeds from the sale of the Company's shares.


     The Building was initially acquired entirely for cash, with no debt financing involved. However, on February 8, 1994, the Company financed the Building by incurring nonrecourse mortgage debt secured by the Building from Standard Insurance Company in the amount of $600,000. The initial interest rate is 8.25% per annum and at the end of the fifth year of the loan, the interest rate will be adjusted to 350 basis points over the five-year Treasury Bond yield. The monthly payment is currently $4,934. The loan is amortized over 25 years and matures in 10 years.


     Competitive Conditions. The Building is located in the heart of Huntington Beach, a thriving Orange County city which is adjacent to other well-known communities such as Fountain Valley, Westminster, and Costa Mesa. Although there are several other video stores in the area of smaller or equal size, there are no other Blockbuster video stores within two miles of this location.

     Although the building currently has a single tenant, it is readily convertible to another use for a new, retail tenant in the event of vacancy.


     Property Operations. The Advisor has determined that the Building is adequately insured. Although the tenant is obligated by its lease to pay property taxes, the property taxes in 1996 were approximately $18,000.


     General. The material facts considered in purchasing the Building were the desirability of its location, comparable rents in the area, the high credit quality of the single tenant, the long-term lease that the sole tenant has committed to, and the competitive return on investment provided by the net income from the Building.

     The computation of depreciation is based on the cost of the Blockbuster Video Property including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Blockbuster Video Property to the various asset categories is estimated, based on allocations noted in the property tax assessments. Depreciation is computed on a straight-line basis over the component useful life of the assets.

FRESNO PROPERTY

     On May 14, 1993, the Company acquired the property described below (the "Fresno Property"). The cash to acquire the Fresno Property was received from the sale of the Company's Shares in prior offerings.

     Description. The Fresno Property was a newly developed retail building (the "Fresno Building") with construction completed in April, 1993. The Fresno Building is located at 1614 North Blackstone, Fresno, California. The Fresno Building is located close to the center of Fresno, California on the northeast corner of Blackstone and McKinley. Fresno is located in Central California. The Fresno Building is located on a lot size of 23,855 square feet, with a building size of 8,915 square feet. The exterior of the Fresno Building consists of stucco and glass construction.

     The Fresno Building is 100% occupied by two tenants -- Wherehouse Entertainment, Inc. ("The Wherehouse"-- a music and video retailer), and RTO, Inc. (which stands for "Rent To Own" -- a home furnishing and appliance rental company) (collectively "Tenants").

     The Wherehouse entered into a ten year lease which commenced April 1, 1993 and was to continue through March 31, 2003. The Wherehouse occupies approximately 6,000 square feet of the Fresno Building.

Prior to the modification of The Wherehouse lease, as described below, monthly rental payments were to be as follows:

    April, 1993 to March, 1998:                                             $7,680 per month
                                                                        (1.28/sq. ft./month)
    April, 1998 to March, 2003:                                              8,820 per month
                                                                        (1.41/sq. ft./month)


     As possible additional rent, The Wherehouse was scheduled to pay the Company 3% of gross sales after applying a formula that involves recapture of rent and expenses that The Wherehouse would pay as a triple net lease tenant. There were no amounts due on this additional rent through December 1996.



     On August 2, 1995, The Wherehouse filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Wherehouse continued to pay its rent under the terms of the original lease through January 1997. In November 1996, the Company and The Wherehouse agreed to the terms of a new lease, subject to the approval of the Bankruptcy Court. Under the terms of the First Amendment to Lease (the "Amendment") dated November 30, 1996, commencing February 1, 1997, The Wherehouse's lease was converted from a "net" lease to a "gross" lease. At a minimum, the Company will be paid rent of $54,000 per year ($4,500 per month) until January 31, 1998 unless the Wherehouse exercises its one time option to terminate the lease on March 31, 1998. If the lease is not terminated, the Company will be paid $82,800 per year ($6,900 per month) thereafter to January 31, 2003. The Amendment also provides that commencing January 20, 1997, the gross rent will be adjusted to an amount equal to 6.5% of gross sales from the previous eleven months, but such rent shall never be less than the rent paid during the said period. On April 20, 1998 and each three months thereafter, the gross rent will be adjusted to an amount equal to 8.2% of gross sales from the previous calendar quarter, but the rent shall never be less than the rent paid during said quarter. At this time, the Company does not feel that the gross rent calculation will exceed the minimum rental amount payable in 1997. The Wherehouse will also pay for any percentage increase in property taxes over and above the amount assessed for calendar year 1996, on its pro rata share of occupied space of the property. The terms and conditions pertaining to options to renew the lease remain unmodified and are described below.



     As a result of the Amendment, the monthly rent payments (based on minimum rental amounts) was decreased from $1.28 per square foot to $.75 per square foot (or $4,500 per month) effective February 1, 1997. In addition, the Company expects to absorb an additional $18,000 in operating expenses that were previously allocated to The Wherehouse. The total decrease in income as a result of the Amendment is therefore estimated to be $38,160 per year until February 1, 1998 when the total decrease will be reduced to $28,800 per year. Based on approximately 1.6 million shares of the Company outstanding, the Amendment would decrease distributable income by approximately $.02 per share per year, and thus is not material to the operating results of the Company.


     In addition, the Wherehouse has an option to extend its lease for three five-year periods at the end of the initial lease, or extended term, as follows:


    February, 2003 to March, 2008:                                         $10,140 per month
    April, 2008 to March, 2013:                                             11,700 per month
    April, 2013 to March, 2018:                                             13,500 per month



     The Bankruptcy Court gave approval to The Wherehouse's plan of reorganization as well as the modified lease as of February 1, 1997.


     RTO entered into a five year lease and occupies approximately 2,915 square feet of the Fresno Building, with monthly rental payments as follows:

    April, 1993 to March, 1993:                                                    Free Rent
    June, 1994 to March, 1997:                                              $3,498 per month
                                                                        (1.20/sq. ft./month)
    April, 1997 to March, 1998:                                             $3,664 per month
                                                                        (1.25/sq. ft./month)

     During the term of the initial lease -- during the Company's ownership -- rent payments will average $1.21 per square foot per month.

     In addition, RTO has an option to extend the lease for two three year periods at the end of the initial, or extended lease term as follows:

    April, 1998 to March, 2001:                                             $3,790 per month
    April, 2001 to March, 2004:                                             $3,935 per month

     The RTO lease is "triple-net," with the Tenant responsible for paying all operating expenses including utilities, maintenance, and a pro rata portion of real estate taxes.

     The Fresno Building was acquired from an unrelated third party. In determining the propriety of the investment in the Building, the Advisor reviewed (1991-1992) sales information on seven similar retail buildings located in the vicinity. Based on sales price of $1,330,000, the Fresno Building's acquisition price was $149.18 per square foot. In contrast, the comparative sales in the area ranged from $82.56 to $272.95 per square foot, with the average of all seven buildings equal to $154.59 per square foot. Based on the comparison of the price per square foot of the Fresno Building Property and the comparative recent sales price per square foot of the seven properties comparable in quality to the Fresno Building, it is the opinion of the Advisor that the acquisition price of the Fresno Building was reasonable.


     Property Operations. The Fresno Building is managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the property management agreement. In the opinion of the Advisor, the Fresno Building is adequately insured. The property tax in 1996 was approximately $14,000, with the tenants obligated to pay their pro rata portion of taxes. Beginning in calendar 1997, approximately 67% of the property taxes were absorbed by the Company as a provision of the new gross lease with The Wherehouse.



     Terms of Purchase. Total consideration for the Fresno Building paid by the Company was $1,414,893. The total acquisition cost includes $1,330,000 payable to the Seller, $4,838 in legal, appraisal, and closing costs, and an $80,056 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Long-term financing was obtained from Standard Insurance Company of Portland, Oregon. The long-term financing totals $665,000 and matures in ten years. The payments will be amortized over a twenty-five year life at an initial interest rate of 8.25% per annum. At the end of the fifth year, the interest rate will adjust to 3.25% above the five-year Treasury Bond yield (if adjusted as of June 1, 1993, this would result in an interest rate of approximately 8.65% per annum). Payments are currently $5,244 per month. The closing costs pertaining to the long-term financing, of $18,000 were paid by the Seller.


     The purchase price was arrived at through arms-length negotiations with the seller. The sources of funds for the purchase were proceeds from sale of the Company's Shares, and the financing provided by Standard Insurance Company.


     General. The computation of depreciation is based on the cost of the Fresno Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Fresno Property to the various asset categories is estimated, based on allocations noted in the appraisal report. Depreciation is computed on a straight-line basis over 39 years, the component useful life of the assets.


OPTO-22 PROPERTY

     On September 15, 1993, the Company acquired the property described below (the "OPTO-22 Property" or "Building"). The funds used to acquire the OPTO-22 Property were obtained from the sale of the Company's Shares and from seller-provided financing in connection with the acquisition of the OPTO-22 Property.

     Description. The OPTO-22 Property is located within the master-planned Huntington Beach Industrial Park at 15461 Springdale (at the intersection of Springdale Street and McFadden Avenue), Huntington Beach, California. The Building was built in 1977, and was occupied by a company named OPTO-22 from 1979 through 1992. In August 1992, OPTO-22 subleased the Building to Claremont High School, a private school, whose sublease runs through April 1997. The Building was deeded over to the Seller in May 1993 by the John Lusk Corporation via a Deed in Lieu of Foreclosure.


     Situated on approximately 3.34 acres of fee land, the Building is concrete tilt-up construction. The Building has approximately 25,866 square feet of fully improved office area, 24 foot height clearance, is fully sprinklered, and has two overhead truck doors as well as one exterior, two-bay truck loading well. In addition, the site contains ample parking with approximately 201 spaces, and has three separate driveway entrances for ingress and egress.


     The Huntington Beach Industrial Park is a master-planned development of the Lusk Company. This industrial park contains over 1.5 million square feet of space, and benefits from its close proximity to labor markets and desirable housing as well as access to the San Diego (405) Freeway. Also located within one mile are the Westminster Mall, Golden West Community College, and a McDonnell Douglas Corporation facility.

     The OPTO-22 Property is currently occupied by Claremont High School, a private school, under a sublease that commenced in August 1992 and continues until April 1997. Claremont High School is a non-profit, public benefit, tax-exempt educational institution that serves students in the 7th through 12th grade levels, and has been in existence since 1975. Claremont is accredited by the Western Association of Schools and Colleges, and is also certified by the University of California system. Since taking occupancy of the Building, Claremont has spent an estimated $200,000 on improvements and upgrades to the interior of the building.

     The Building was previously occupied by OPTO-22, the primary lessee, which took occupancy in 1979, and subleased the Building to Claremont High School in August, 1992. OPTO-22's lease on the Building ends at the same time that Claremont High School's sublease ends with OPTO-22. The primary lease on the property currently calls for rent of $19,709.41 per month. Claremont High School currently pays a sublease rent $3,690.59 per month higher than OPTO-22's rent.


     At this time, the Company is negotiating with Claremont High School in an attempt to retain the school as a tenant. The Company expects to at least retain the school as a tenant on a month-to-month basis through August 1997. Failure to re-negotiate an extension of the existing lease could require the Company to expend $100,000 to $200,000 in capital refurbishing costs (in order to attract a qualified tenant) and result in a vacancy at the property for two to four months.


     The lease is "triple-net" with the Tenant responsible for all operating expenses including utilities, maintenance, taxes, and insurance.

     The OPTO-22 Building was acquired from Glendale Federal Bank (the
"Seller") -- an unrelated third party. In determining the propriety of the investment in the Building, the Advisor reviewed 1991 and 1992 sales information on several similar properties in the vicinity. Based on the sales price of $2,350,000, the OPTO-22's acquisition price was approximately $38.90 per square foot. In contrast, the comparative sales in the area ranged from $42 to $65 per square foot, with the average of all the buildings equal to $45 per square foot. In addition, the Advisor took note that the monthly rental being paid by OPTO-22 is less than current market rents in the area, especially in comparison to the sub-lease rent being paid to OPTO-22 by Claremont High School for this property. Based on (1) comparison of the price per square foot of the OPTO-22 Building, and the comparative recent sales price per square foot of several properties comparable in quality to the OPTO-22 Building, and (2) the comparison of current rental revenue on the building to current market rental rates for the area, it is the opinion of the Advisor that the acquisition price of the OPTO-22 Building is reasonable.


     Property Operations. The OPTO-22 Building is managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an Affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the OPTO-22 Building is adequately insured. Although the tenant is obligated by their leases to pay property taxes, the property tax in 1996 was approximately $24,000.

     Terms of Purchase. Total consideration for the OPTO-22 Building paid by the Company was approximately $2,500,000. The total acquisition cost included $2,350,000 paid to the Seller, approximately $7,000 in legal, appraisal, audit, and closing costs, and a $143,000 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Financing of $1,750,000 was obtained from the Seller, with the remainder of the acquisition costs, approximately $779,000, paid in cash. The $1,750,000 financing was in the form of a ten year note, that is being amortized over a thirty year period. The note has an adjustable interest rate that began at approximately 7.0%, and will adjust to three hundred basis points (3.00%) above the Federal Reserve Board Eleventh District Cost of Funds Rate every year. Payments on the note are currently $12,723 per month.



     The purchase price was arrived at through arms-length negotiations with the Seller. The source of funds for the purchase were proceeds from the sales of the Company's Shares, and Seller-provided financing (the Seller is a large bank and lender).


     General. The computation of depreciation is based on the cost of the OPTO-22 Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the OPTO-22 Property to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation will be computed on a straight-line basis over the component useful life of the assets.

NORTH PALM STREET PROPERTY

     On March 4, 1994, the Company acquired the investment described below (the "North Palm Street Building"). The funds to acquire the North Palm Street Building were available as the result of the sale of the Company's Shares in a prior offering and the proceeds from seller-provided financing in connection with the acquisition.

     Description. The North Palm Street Building is an industrial/research and development building located at 260 North Palm Street, Brea, California. The North Palm Street Building was built in 1989 and is located within a master-planned business park. The North Palm Street Building is currently occupied by two tenants:


     M.L.E. Corporation ("MLE"), which occupies 27,831 square feet of the North Palm Street Building, is a contract office furniture supplier. In addition to the warehousing and distribution functions in the North Palm Street Building, MLE maintains a retail showroom for both contract and walk-in customers. MLE, which has been in business since 1982, commenced their lease on February 1, 1991 and the lease terminates on May 31, 1999. The lease calls for payments of $11,143 per month through its term ($.40 per square foot).


     Surgical Technologies Incorporated ("Surgical") occupies 14,100 square feet (including a 1,000 square foot mezzanine office). Surgical provides contract sterilization, assembly and packaging of medical devices. Surgical is a subsidiary of Minnesota-based Scanlan International, which has been supplying stainless steel surgical instruments to the medical profession since 1921. The term of Surgical's lease is from December 15, 1993 to December 14, 1999 and requires rent payments of $6,819 per month ($.4836 square foot) from December 15, 1993 to December 14, 1998, and $7,077 per month ($.5019 per square foot) from December 15, 1998 to December 14, 1999.

     The Surgical lease is "triple-net" with the tenant responsible for all operating expenses including utilities, maintenance, taxes and insurance. The MLE lease is "semi-net," with the tenant paying their pro-rated share of expenses, taxes and maintenance over the base year 1990/1991.

     The North Palm Street Building is located on Palm Street between Imperial Highway and Lambert Road in Brea, approximately two miles west of the Orange Freeway (State Highway 57). This is an established industrial area serving North Orange County, California. Construction of the North Palm Street Building is concrete tilt-up with a sandblasted exterior and glass on two levels. Five thousand (5,000) square feet of the building is improved with an office environment, including 1,000 square feet on the mezzanine space. A "bonus" mezzanine of approximately 1,300 square feet is available for a future second story office, but is not currently included in the rentable area. The North Palm Street Building features a 24 foot minimum clearance, with a fire sprinkler system and skylights/smoke vents equaling 2% of the roof area for high pile storage capacity. The North Palm Street Building has four dock high truck doors and three grade level doors, as well as parking for eighty-five cars. The North Palm Street Building was acquired from an unrelated third party. In determining the propriety of the investment in the North Palm Street Building, the Advisor reviewed recent (1992-1993) sales information on several similar properties in the vicinity. Based on the sales price of $2,100,000, the North Palm Street Building's acquisition price is approximately $50 per square foot. In contrast, the comparative sales in the area ranged from $52 to $65 per square foot, with the average of all buildings equal to $55 per square foot. In addition, the long-term lease commitments that the two tenants had for this property made this a desirable acquisition.


     Property Operations. The North Palm Street Building is being managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the North Palm Street Building, as allowed by the Property Management Agreement. In the opinion of the Advisor, the North Palm Street Building is adequately insured. Although the tenants are obligated by their leases to pay property taxes, the property tax in 1996 was approximately $24,000.


     Terms of Purchase. Total consideration for the North Palm Street Building paid by the Company was approximately $2,248,000. The total acquisition cost included $2,100,000 paid to the Seller, $18,000 in legal, appraisal, audit and closing costs, and a $130,000 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Financing of $1,000,000 was obtained from the Seller, with the remaining acquisition costs and acquisition price being paid in cash (approximately $1,248,000). The source of cash was funds received in connection with the sale of the Company's shares and $600,000 in long-term refinancing proceeds received in connection with the Blockbuster Video Building. The $1,000,000 Seller financing was in the form of a Purchase Money Note, payable monthly, interest only, at the rate of 8% per annum; $500,000 principal amount of the note was due March 4, 1995 and $500,000 principal amount of the note was due March 4, 1996. Payments were $6,666.67 per month. The $1,000,000 Sellers note was refinanced in February 1995 by a $1,000,000 promissory note from an insurance company at a fixed rate of 9.5% per annum amortized over 25 years, with monthly principal and interest payments of $8,737.

     The purchase price was arrived at through arms-length negotiations with the Seller.


     General. The computation of depreciation is based on the cost of the North Palm Street Building, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the North Palm Street Building to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.


RIVERSIDE MARKETPLACE PROPERTY

     On November 29, 1994, the Company acquired the property described below (the "Riverside Marketplace Property"). The sources of funds used to acquire the Riverside Marketplace Property were from the sale of the Company's Shares in the current and most recent offering, and from bank-provided financing in connection with the acquisition.

     Description. The Riverside Marketplace Property is a six-plex cinema located at 4040 Vine Street, Riverside, California. The construction of the Riverside Marketplace Property was completed on June 24, 1994, and is located in a newly developed retail area (the Riverside Marketplace) containing restaurants, including Golden Corral, Applebees, and The Old Spaghetti Factory, retail shops, and the Riverside Marketplace Property. This area is between the 91 Freeway and the Metrolink train station in Riverside. University Avenue -- a main thoroughfare of Riverside -- runs through the Riverside Marketplace area. Downtown Riverside is less than six blocks away. The Riverside Marketplace is similar in design to University Studio's CityWalk (located in Universal City, California) and the 3rd Street Promenade (located in Santa Monica, California). Both developments have been successful in drawing large numbers of local residents and tourists to the clean and safe entertainment facilities that they offer.


     Lease. The sole tenant of the Company's Riverside Marketplace Property is Sanborn Theaters, Inc. (the "Tenant"), which does business under the name of SoCal Cinemas. The Tenant operates seven theaters housing thirty-nine screens in the Southern California area. The Tenant's lease commenced on June 24, 1994, which was also the completion date of construction for the Riverside Marketplace Property and the day it opened for business. The six screen theater has seating for 1,586 and contains 30,493 square feet. There is parking available for 483 cars in an adjacent parking lot, approximately one-half of which is owned by the Company.

     The Tenant's lease is for twenty years, and is scheduled to expire on June 15, 2014. The lease calls for the following minimum rental amounts per month, with the equivalent monthly rent per square foot set forth in the parentheses:

      First Five years                                             --   $31,250    $(1.02)
      Years 6 through 10                                           --   $32,813     (1.08)
      Years 11 through 15                                          --   $34,453     (1.13)
      Years 16 through 20                                          --   $36,176     (1.19)

     The lease gives the Tenant the option to renew up to five consecutive terms of five years each, with the minimum rent amount continuing to increase 5% during each five year period.

     The lease also provides that 10% of the theater's gross sales (including concessions) would be payable to the Company, if that amount exceeds the monthly minimum rent, less film rental costs. The lease is triple net, with all taxes, insurance and maintenance costs to be paid by the Tenant.


     Property Operations. The Riverside Marketplace Property is managed by West Coast Realty Management, Inc. ("WCRM"), an Affiliate of the Company. WCRM receives a property management fee for managing the Riverside Marketplace Property equal to 3% of the gross rents collected as provided in the Property Management Agreement. In the opinion of the Advisor, the Riverside Marketplace Property is adequately insured. Although the Tenant is obligated to pay property taxes, the property tax in 1996 was approximately $37,000.


     Terms of Purchase. The Riverside Marketplace Property was acquired from an unrelated third party -- Birtcher Riverside Marketplace Partners, Ltd., a California Limited Partnership. A movie theater is an unusual real estate investment in that comparable rental and price per square foot information for other retail shops and restaurants in the area may not provide a readily comparable method of evaluating the revenues and cost of this type of property. However, there are several factors that provided a positive basis for its acquisition, including:

     1. A long-term, triple-net lease, with increased rental potential due to revenue sharing provisions.

     2. Success of similar entertainment venues in Universal City and Santa Monica.

     3. The property acquired is new construction.

     4. Credit-worthiness and positive operating history of the Tenant.

     5. Absence of significant theater competition in the general area.

     Based on the seller's price of $3,425,000, the sales price per square foot of the Property is $112.32. In the opinion of the Company's Advisor, the price paid was reasonable.


     The total consideration paid by the Company for the Riverside Marketplace Property was $3,655,500. The total acquisition cost included $3,425,000 paid to the Seller, $40,500 in legal, appraisal, and closing costs, and a $190,000 Acquisition Fee paid to the Advisor. Financing of $1,200,000 was obtained from Chino Valley Bank, with the remaining acquisition costs, $2,445,500, paid in cash. The source of funds for the cash payment was proceeds received from the sale of the Company's Shares. The $1,200,000 financing is in the form of a first trust deed and note, amortized over a twenty-eight year, three month period at a fixed interest rate of 9.25% per annum, with payments of principal and interest of $9,988 per month. The principal balance is fully due and payable in ten years. Financing charges of $24,000 for the loan were paid at the close of escrow. Such amount is not included in the costs described above.


     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Riverside Marketplace Property is based on the cost of the property including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

SAFEGUARD BUSINESS SYSTEMS PROPERTY

     On May 22, 1995 the Company acquired the investment described below (the "Safeguard Business Systems Property" or the "Property"). The funds to acquire the Safeguard Business Systems Property were available as the result of the sale of the Company's Shares and the receipt of proceeds from insurance company financing in connection with the acquisition.

     Description. The Safeguard Business Systems Property is a two story office building located at 14661 Franklin Avenue, Tustin, California. This area is near the Santa Ana (Interstate 5) Freeway, and also has access to the Newport (55) and San Diego (405) Freeways in the general vicinity. The retail development of the Tustin Marketplace, Costco, Super K-Mart, and Tustin Auto Mall have also had a positive influence in the area.

     The sole tenant of the Property is Safeguard Business Systems (the "Tenant"), which occupies 100% of the Property. The Tenant, which was founded in 1913, develops and manufactures economical, easy-to-use products and services that collect, record and organize data for small businesses. The Tenant has built what it believes to be the Country's largest distribution sales force that specifically targets small business. In 1993, the Tenant had net sales of approximately $197 million and earnings from continuing operations of approximately $22 million. Safeguard also reported stockholder equity in 1993 of approximately $156 million, and long term debt of approximately $19 million. Safeguard is a privately held firm, and does not release complete audited financial statements to the public.

     The Property is a two story building that contains 40,000 rentable square feet, and was built to suit for Safeguard Business Systems in 1986. Solar gray glass accents the sandblast finish and exposed concrete walls. Granite tile pavers and patterned concrete, coupled with an open two story lobby, provide an entrance to the building. The interior finish is paint or textured wall coverings, placed over drywall. A security card system is used at the front and rear of the property. There is parking available for 149 cars. The building is landscaped, has kitchen facilities, and men's and women's locker and shower improvements for the benefit of the employees.


     The Tenant's lease commenced October 1, 1994, and is scheduled to terminate eleven years from that date (September 30, 2005). The rent for the current lease year is $520,000/year (or $43,333/month), with the rent scheduled to increase 3% per year, on the lease anniversary date. The lease is absolute triple net, including the potential cost of repair and replacement of the roof and structure. The Tenant has the option to renew the lease for one ten year period at the end of the lease period, at the fair market rent in effect at that time. The lease payments currently scheduled under the terms of the existing lease, using October 1, 1994 as a starting point (commencement date for current lease), are as follows:


    10/1/94 - 9/30/95:                                                          $520,000
    10/1/95 - 9/30/96:                                                           535,600
    10/1/96 - 9/30/97:                                                           551,668
    10/1/97 - 9/30/98:                                                           568,218
    10/1/98 - 9/30/99:                                                           585,265
    10/1/99 - 9/30/00:                                                           602,822
    10/1/00 - 9/30/01:                                                           620,907
    10/1/01 - 9/30/02:                                                           639,534
    10/1/02 - 9/30/03:                                                           658,720
    10/1/03 - 9/30/04:                                                           678,482
    10/1/04 - 9/30/05:                                                           698,832

     Of course, the Company's ownership of the property, and participation in lease income, did not begin until date of acquisition. The average straightline rent earned during the Company's projected ownership period (the remaining life of the lease) was calculated to be $50,914/month ($6,313,382 scheduled rent divided by one hundred twenty-four months (rounded)).

     The Property was acquired from an unrelated third party -- BRS-Tustin Safeguard Associates, A California Limited Partnership. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings in the nearby communities of Costa Mesa, Irvine, and Newport Beach revealed rental rates ranging from $1.73/sq. ft to $1.90/sq. ft. The current monthly rental rate on this building is $1.09/sq. ft., meaning that the Property could possibly rent at a higher rate than currently in place if exposed to the open market. Comparable market listing and sales activity was also reviewed by the Advisor. These revealed the sales price per square foot for similar buildings in the area to range between $88.00 and $121.00 per square foot. The $115.00 per square foot that the Company is paying for this building is comparable to these numbers. Other positive factors considered in acquiring the Property included:

     1. A long-term, triple-net lease, with the potential for lease extension.

     2. The property acquired is relatively new construction.

     3. Credit-worthiness and positive operating history of the tenant.

     In the opinion of the Advisor, the total sales price of $4,600,000 that the Company paid for this property is reasonable.


     Property Operations. The Safeguard Business Systems Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Safeguard Business Systems Property is adequately insured. Although the tenants are obligated to pay property taxes, the property tax in 1996 was approximately $49,000.



     Terms of Purchase. Total consideration paid by the Company for the Safeguard Business Systems Property was $4,862,000. The total acquisition cost included $4,600,000 paid to the Seller, $13,000 in legal, appraisal, and closing costs, and a $249,000 Acquisition Fee paid to the Advisor. Financing of $2,300,000 was obtained from Business Men's Assurance Company (an insurance company), with the remaining acquisition costs and acquisition price being paid in cash ($2,576,000). The source of cash was funds received in connection with the sale of the Company's Shares. The $2,300,000 financing was in the form of a first trust deed and note, amortized over a fifteen year period at the fixed rate of 9.625% and fully due and payable in ten years. The loan amount represents an assumption of an existing loan from the seller of the property. There were no financing costs or points charged in connection with the financing. Payments on the debt are $24,191 per month.


     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Safeguard Business Systems Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories was estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

TECHNOLOGY DRIVE PROPERTY

     On October 31, 1995, the Company acquired the investment described below (the "Technology Drive Property" or the "Property"). The funds to acquire the Technology Drive Property were available as the result of the sale of the Company's Shares in the current offering, and the receipt of proceeds from bank financing assumed in connection with the acquisition.

     Description. The Technology Drive Property is a single story light industrial/research & development building located at 4415 Technology Drive, Fremont, California. This area is near the Interstate 680 and 880 Freeways (it is one block east of Interstate 880), and is accessible via the Auto Mall Parkway off-ramps from both freeways. The Property is located in an established neighborhood of research and development and industrial projects.

     The primary tenant of the Property is CMS Welding & Machining (the "Tenant"). The tenant, which was founded in 1983, is a manufacturer of welded vacuum chambers, used in the processing of semiconductors. This privately-held company had over $7 million in revenues in 1994, and has been profitable for the last two years. The Tenant has subleased approximately 20,000 square feet of the space to Macotron Systems, Inc. (the "Sub-tenant"). This sub-lease commenced on March 1, 1995, and expires March 1, 1998. The $11,000 rent per month that the Sub-tenant pays is collected entirely by the Company, and the Tenant's rent obligation is credited for the amount collected from the Sub-tenant. Macotron Systems also has in excess of $7 million in annual revenues. Both leases are guaranteed by the principals of each company.

     The Property is a one story building that contains 58,727 divisible rentable square feet located on 3.47 acres. Of the 58,727 square feet, 12,000 is high quality office space. The manufacturing and assembly area is fully air conditioned with 14,800 square feet of dropped ceiling. High quality concrete and tilt-up construction was used to build the Property. Smoked glass is used extensively to provide a modern appearance to the building. The building is fully sprinklered for fire prevention purposes. The Property has two dock high and two grade level doors. There is parking available for 213 cars. Each tenant has a separate entrance area with two different reception areas.

     The Tenant's lease commenced November 2, 1993, and is scheduled to terminate on February 28, 2005. The current minimum monthly rent schedule (as of the beginning of 1995) is as follows:

1/1/95 - 2/28/95:     $ 16,200
3/1/95 - 3/31/95:       19,538
4/1/95 - 7/31/96:       30,976
8/1/96 - 8/31/96:       31,786
9/1/96 - 1/31/99:       32,596
2/1/99 - 2/28/99:       34,633
3/1/99 - 1/31/00:       36,670
2/1/00 - 2/28/00:       37,220
3/1/00 - 1/31/01:       37,770
2/1/01 - 2/28/01:       38,337
3/1/01 - 1/31/02:       38,903
2/1/02 - 2/28/02:       39,487
3/1/02 - 1/31/03:       40,070
2/1/03 - 2/28/03:       40,671
3/1/03 - 1/31/04:       41,272
2/1/04 - 2/28/04:       41,891
3/1/04 - 2/28/05:       42,510

     In addition to the above, the seller of the property paid the Company an additional $15,390, after the close of escrow, as a rent supplement covering the period from October 31, 1995 to August 15, 1996. This amount was treated as a reduction in the cost of the property.

     There are certain provisions in the lease with the primary tenant that call for a minimum 3% rental increase and a maximum 7% rental increase based on the Consumer Price Index for the San Francisco/Oakland area, based on the average annual increase for the following three periods: 1/95-1/99; 1/99-1/2001; and 1/2001-1/2003. The total scheduled rent, beginning with the Company's ownership date (October 31, 1995) is $4,140,528. This works out to an average of $36,969 per month through February 28, 2005 (112 months).

     The Property was acquired from unrelated third parties -- 26 Technology Partnership, A California Limited Partnership and Jack Langston, an individual (collectively known as "the Seller"). Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings in Fremont (including the immediate business park) revealed rental rates ranging from $.55 to $.72 per square foot for net leases, and leases as high as $.80 per square foot for a gross lease. The current monthly rental rate on this building is $.53, meaning that the Property could possibly rent at a higher rate than currently in place if exposed to the open market. Recent occupancy levels in the area have ranged from 90% to 95% due to significant growth in the technology sector of the nation's economy. Comparable market listing and sales activity was also reviewed by the Advisor. These revealed the price per square foot for similar buildings in the area to range between $43.47 and $88.97 per square foot. Several of the buildings that sold at the lower range were older and of lower quality, and lacked amenities that are present in this Property including air conditioning and fire sprinklers. The $60.45 per square foot that the Company paid for this building is comparable to these numbers (this number does not include acquisition costs and expenses). Other positive factors considered in acquiring the Property included:

          1. A long-term, triple-net lease, with the potential for lease extension.

          2. The property acquired is relatively new construction.

          3. Credit-worthiness and positive operating history of the tenant.

     In the opinion of the Advisor, the purchase price of $3,550,000 that the Company paid the Seller for this property was reasonable.


     Property Operations. The Technology Drive Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Technology Drive Property is adequately insured. Although the tenant is obligated to pay property taxes, the property tax in 1996 was approximately $36,000.



     Terms of Purchase. Total consideration paid by the Company for the Technology Drive Property was $3,748,000. The total acquisition cost included $3,550,000 paid to the Seller, $17,000 in legal, appraisal, and closing costs, and a $196,000 Acquisition Fee paid to the Advisor. Financing of $2,192,897 with Manufacturer's Bank of Los Angeles was assumed from the Seller, with the remaining acquisition costs and acquisition price being paid in cash ($1,570,103). The source of cash was funds received in connection with the sale of the Company's Shares. The $2,192,897 financing was in the form of a first trust deed and note, fully amortized over a twenty year period at the fixed rate of 8.24%. The loan amount represents an assumption of an existing loan from the seller of the property; the original balance of the loan was $2,200,000 and was funded on July 1, 1995. There were no financing costs or points charged in connection with the financing or assumption. Payments on the debt are $18,880 per month.


     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Technology Drive Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories was estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.


JAVA CITY PROPERTY



     On August 2, 1996, the Company acquired the investment described below (the "Java City Property" or the "Property"). The funds to acquire the Java City Property were available as the result of the sale of the Company's Shares in the previous offering, and the receipt of proceeds from bank financing assumed in connection with the acquisition.



     Description. The Java City Property consists of two single story light industrial buildings located in the Northgate Industrial Park in Sacramento, California. The addresses of the two properties are 717 and 721

West Del Paso Road. The building sites are in the northern part of Sacramento, with access to Interstate 80, Interstate 5, and other major freeways.



     The buildings are located on a site of approximately 62,173 square feet. Total building square footage for both buildings is approximately 20,000 square feet. The subject lot is zoned M-1 industrial by the City of Sacramento. This zoning allows for a variety of uses, including the existing use. 721 West Del Paso Road consists of 8,964 total square feet and 717 West Del Paso Road consists of 11,035 total square feet. Per the provisions of the current lease, 721 West Del Paso consists of 4,347 rentable square feet of warehouse space and 4,293 rentable square feet of office space. Per the provisions of the current lease, 717 West Del Paso consists of 5,398 rentable square feet of warehouse space and 5,802 of rentable square feet of office space. The properties were originally constructed in 1988. The Company believes that there are no deferred maintenance items that need to be corrected or addressed. The buildings are constructed using concrete footings (foundation and slab), wood frame wall designs, and flat/tar gravel roofs. The building has sprinklers for fire prevention and safety. There is adequate parking in the general business park area for cars that utilize the Property.



     The primary tenant of the Property is Cucina Holdings, Inc. The company owns and operates forty-one Java City Bakery Cafes and five La Petite Boulangerie cafes. The Company is popularly known as "Java City". Java City outlets are located in various areas of California and Arizona, and are generally in high-visibility, high-traffic locations. These outlets sell high quality, specialty coffees in a pleasant retail environment setting. In addition, these outlets sell a selection of sandwiches and baked goods that complement the sale of coffee. Java City also operates a wholesale operation that serves approximately seven hundred customer accounts located primarily in Northern California. The Company's wholesale customers include supermarkets, gourmet shops, convenience stores, restaurants, universities, airports, and offices, some of which resell the coffee in whole bean form for home consumption, while others brew and sell coffee beverages. Approximately 86% of the Company's sales are from its retail cafe operations and 14% from its wholesale operations. The tenant was effectively formed in 1993 when Cucina Holdings, a corporation formed by current management and InterWest Partners (a Menlo Park Based venture capital firm), purchased the assets of La Petite Boulangerie from a private investor group in June 1993, and then purchased Java City in September 1993. Cucina Holdings and Java City are privately held, and not publicly traded companies.



     Java City leases 100% of the rentable square feet in the two buildings located on the Property. Each building has a separate lease, and both leases are triple net leases. Both leases expire on August 1, 2003 and there are no options for extension or purchase of the Property. Java City operates its administrative offices, coffee bean processing, warehousing facilities, and a Java City retail outlet out of these two buildings.



     The lease payments due on 717 West Del Paso are noted below (rounded to the nearest dollar):



        August 1, 1996 to July 31, 1997                                 $10,004/month
        August 1, 1997 to July 31, 1998                                  10,405/month
        August 1, 1998 to July 31, 1999                                  10,821/month
        August 1, 1999 to July 31, 2000                                  11,254/month
        August 1, 2000 to July 31, 2001                                  11,704/month
        August 1, 2001 to July 31, 2002                                  12,172/month
        August 1, 2002 to July 31, 2003                                  12,659/month



     The least payments due on 721 West Del Paso are noted below (rounded to the nearest dollar):



        August 1, 1996 to July 31, 1997                                  $5,671/month
        August 1, 1997 to July 31, 1998                                   5,898/month
        August 1, 1998 to July 31, 1999                                   6,134/month
        August 1, 1999 to July 31, 2000                                   6,379/month
        August 1, 2000 to July 31, 2001                                   6,635/month
        August 1, 2001 to July 31, 2002                                   6,900/month
        August 1, 2002 to July 31, 2003                                   7,176/month

     There are no provisions for consumer price increase adjustments in either lease. The overall initial rent per square foot is approximately $.76, and this increases 4% on each lease anniversary date.



     The Property was acquired from unrelated third parties -- Thomas Weborg and Sandra Singer -- husband and wife (90% ownership), and David and Karen
Ewing -- husband and wife (10% ownership) (collectively known as the "Sellers"). Mr. Weborg is President and Chief Executive Officer of Cucina Holdings,
Inc. -- the tenant of the Property. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the Property, prior to acquisition. A review of rental rates for similar size and style buildings and uses in the same general area revealed rates ranging from $.41 to $.81 per square foot for triple net leases. The current monthly rent on these buildings is $.76 per square foot, meaning that the Property currently rents near the highest rate available in this market. However, considering the good condition of the Property, the quality of the tenant, and the long-term lease in place, this property at this price is considered to be desirable. Comparable market listing and sales activity were also reviewed by the Advisor. These revealed that the price per square foot for similar buildings in the area range from $40.00 to $97.50. Several of the buildings that were sold in the lower range were older and of lower quality, and lacked amenities that are present in the Property, including fire prevention sprinklers. The $86.25 per square foot that the Company is paying for the Property is considered reasonable given the recent positive movements of price in the market, the favorable seven year term, and the credit quality of the tenant (this number does not include acquisition costs and expenses).



     In the opinion of the Advisor, the purchase price of $1,725,000 that the Company is paying the Sellers for this Property is reasonable.



     Property Operations. The Java City Property is managed by West Coast Realty Management Inc. ("WCRM"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Java City Property is adequately insured. Although the tenant is obligated to pay property taxes, property tax in the first year is estimated to be $18,000 (approximately 1% of the sale price).



     Terms of Purchase. Total consideration paid by the Company for the Java City property was $1,828,500. The total acquisition cost included $1,725,000 paid to the Sellers, $25,323 in legal, appraisal, and closing costs, and $78,177 in Acquisition Fees paid to the Advisor.



     There is financing on each building of the Property that is being assumed by the Company. The financing on the 717 West Del Paso Road building is as follows:



Lender: Business & Professional Bank, Sacramento, CA
Original Loan Amount: $350,000        Payment: $3,413.36/month
Interest Rate: 10% fixed rate         Amortization: 25 years
Due Date: November, 2001              Assumption Fee: $3,814
Projected Balance of Debt at time of Purchase: $338,977
Other: Nonrecourse loan; no prepayment penalty



     The financing on the 721 West Del Paso Road building is as follows:



Lender: Heller First Capital Corp., Chicago, IL
Original Loan Amount: $405,000        Payment: $3,126/month
Interest Rate: 8% fixed rate          Amortization: 25 years
Due Date: June, 2018                  Assumption Fee: None
Projected Balance of Debt at time of Purchase: $385,488
Other: Nonrecourse; no prepayment penalty



     Thus, in summary, the total amount of financing/assumption fees that the Company is paying in connection with the assumption of the above two loans is $3,814. The balance of the debt at time of purchase was $724,465 with the remaining cost of acquisition -- including financing fees -- being paid in cash

($1,107,849). The source of cash was funds received in connection with the sale of the Company's shares through April 30, 1996.



     The purchase price was arrived at through arms-length negotiations with the Sellers.



     General. The computation of depreciation for the Java City Property is based on the cost of the Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.



TYCOM PROPERTY



     On January 17, 1997, the Company acquired the investment described below (the "Tycom Property" or the "Property"). The funds to acquire the Tycom Property were available as the result of the sale of the Company's Shares in the current and previous offerings, and the receipt of proceeds from first trust deed mortgage financing provided by a bank in connection with the acquisition.



     Description. The Tycom Property consists of a two story building, with underground parking, located at 17862 Fitch Street, Irvine, California. The Building site is in the southern part of Irvine, with access to Interstate 405 (San Diego Freeway) and State Highway 55 (Costa Mesa Freeway) and is within two miles of John Wayne Airport (the major commercial airport for Orange County).



     The building is located on a site of approximately 92,783 square feet. Total building square footage is approximately 63,225 square feet (both floors), while the property has 164 striped parking spaces. These spaces are located both below the building in a subterranean parking level, and on the side of the building. The building was constructed using concrete footings foundation, and a combination of concrete tilt-up and wood frame construction walls, with a flat tar and gravel roof. The subject lot has been zoned "industrial" by the City of Irvine. The zoning is designed to preserve city land appropriate for industrial uses and to attract and preserve desirable manufacturing and research/development areas. The building is approximately twelve years old. There are substantial new tenant improvements that are substantially complete at this time that will enhance the building for office usage. These improvements include improved air conditioning, Americans with Disabilities Act compliance, a complete fire sprinkler system, new electrical, new restrooms, and new carpet. After completion of the improvements, the building will be allocated to approximately 50% office, 30% research and development, and 20% manufacturing and storage.



     The sole tenant of the Property is Tycom Corporation ("Tycom" or "the Tenant"). Tycom, a privately held company, is a manufacturer of drill bits and assorted items used by the semi-conductor and dental industries, and has been in business for approximately ten years. The Tenant initially purchased this building and is investing $1.4 million in improvements and renovation. Tycom sold the building to Brutten/Reynolds/Shidler Investment Corp. ("the Seller") on December 19, 1996, for an unknown value. The Tenant began occupying the building December 19, 1996, at which time the provisions of the lease became effective.



     The term of the lease is eleven years, and is intended to be a "triple-net" lease with the Tenant paying for virtually all taxes, insurance, utilities, and other operating costs of the Property. The base rent is $37,302.75 per month. Although the rent is fixed, there are provisions for annual rent increases over the life of the lease based on increases in the consumer price index. The Tenant has an option to extend the lease for an additional five years.



     The Property is being acquired from an unrelated third party -- Brutten/Reynolds/Shidler Investment Corp. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size buildings and uses in the same general area revealed rates ranging from $.57 to $.72 per square foot -- all on a triple net basis. The current monthly rate is set at $.59 per square foot, meaning that the Property is renting near the lowest rate available in this market for similar types of buildings. In addition, this Property is occupied by a quality tenant with a long-term lease in place. Given the fact that vacancy rates in the surrounding area range from 3% to 5%, the potential for higher rental rates per square foot is possible given the fact that the

Property's current rental rate of $.59/square foot is considered to be on the low side. Comparable market listing and sales activity were also reviewed by the Advisor. These revealed the price per square foot for similar buildings in the area to range from $67 to $77 per square foot. The $73 per square foot that the Company is paying for the Property is reasonable, considering the approximately $1,400,000 in tenant improvements that the Tenant has invested into the Property, the eleven year lease term, and the credit quality of the tenant. (The $73/square foot figure does not include acquisition fees and expenses, which will increase the cost per square foot to $77).



     In the opinion of the Advisor, the $4,625,000 that the Advisor is paying for the Property is reasonable.



     Property Operations. The Tycom Property is being managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Tycom Property is adequately insured. Although the tenant is obligated to pay property taxes, property tax in the first year is estimated to be $47,000 (approximately 1% of the sales price).



     Terms of Purchase. Total consideration paid by the Company for the Tycom Property was $4,902,500. The total acquisition cost included $4,625,000 paid to the Seller, $10,825 in legal, appraisal, and closing costs, and a $266,675 Acquisition Fee payable to the Advisor. In addition, $37,303 was received from the Seller for the Tenant's security deposit.



     Financing was utilized in connection with the acquisition of the Tycom Property. A short-term promissory note was provided by First National Bank of San Diego with the following terms:



Original Loan Amount: $2,300,000


Interest Rate: Fixed at 9.25%  Term of Loan: One year


Amortization: Interest Only Payments


Monthly Payment: $17,729


Due Date: February 1, 1998


Balance at One year Due Date: $2,300,000


Other: Nonrecourse; no pre-payment penalty; no finance costs or "points".



     The Company plans on replacing this financing prior to the due date with a first trust deed mortgage from a bank with the following expected terms:



Original Loan Amount: $2,300,000


Interest Rate: Fixed at 140 basis points over the five year Treasury Rate (rate would be approximately 7.65% currently).


Term of Loan: Five year term, with option to extend the loan for an additional three years using same interest formula, at no additional cost to the Company.


Amortization: Twenty-five years


Monthly Payment: $17,222


Balance at first three year Due Date (estimated): $2,113,653


Other: Nonrecourse; fully assumable for 1% fee; pre-payment penalty in fifth year only; all financing costs paid by the Seller.



     Thus, in summary, the purchase was funded through $2,300,000 in new financing and $2,565,197 in cash raised from the sale of shares in the current and previous offerings (this includes assumption of the tenant's security deposit).



     The purchase price was arrived at through arms-length negotiations with the Seller.



     General. The computation of depreciation for the Tycom Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The Allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets. Pro forma financial information is prepared based on information contained in the signed lease for the property, and assuming that the Seller-provided financing will be in place for one full year (even though the Company intends on replacing it prior to the due date with financing having more favorable terms).

    MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The Company had three prior offerings of its Shares. As of March 18, 1997, the Company has raised $17,928,612 in capital.


     The Company was organized for the purpose of investing in, improving, holding, and managing equity interests in a diversified number of residential and commercial properties located in California and the West Coast, while qualifying as a Real Estate Investment Trust ("REIT"). Properties will be acquired for cash or on a moderately leveraged basis, with aggregate indebtedness not to exceed 50% of the Purchase Price of Properties on a combined basis. The Company intends to hold each property for approximately four to ten years. See "Investment Objectives and Policies".

     The ownership and operation of any income-producing real estate is subject to those risks inherent in all real estate investment, including national and local economic conditions, the supply and demand for similar types of properties, competitive marketing conditions, zoning changes, possible casualty losses, and increases in real estate taxes, assessments, and operating expenses, as well as others. See "Risk Factors".

     The Company has engaged West Coast Realty Advisors, Inc. to act as the Company's Advisor. Pursuant to the terms of the Advisory Agreement, the Advisor provides investment and financial advice and conducts the day-to-day operations of the Company. The Company, itself, has no employees. See "Management."


RESULTS OF OPERATIONS -- 1996 VS. 1995



     Operations for the year ended December 31, 1996 represented a full year of rental operations for all properties except Java City which was owned for only five months.



     The net income for the year ended December 31, 1996 ($705,636) was higher than the year ended December 31, 1995 ($649,605) due to the raising of additional funds and investment of such funds in additional income producing properties. The Company did not have any adverse events that significantly impacted net income during the year ended December 31, 1996, and all properties that have been purchased by the Company have operated at levels equal to current expectations. All tenants were current on their lease obligations.



     Rental revenue increased $685,354 (41%) due to a full year's ownership of the Technology Drive and Safeguard Building properties (as compared to partial year ownership in 1995), and partial year ownership for the Java City property. Interest income decreased $23,853 (25%) due to a new escrow release procedure on the current offering where new investor funds come into the Company quarterly rather than daily, thus lowering the amount of excess cash available for investment.



     Operating expenses increased $133,179 (78%) as a reflection of the additional properties owned during the year. Interest expense increased $260,947 (42%) as a reflection of the additional debt incurred in connection with property acquisition and refinancing activities. Despite the amount of debt, the Company remains below the maximum 50% debt maximum allowed by the Company's by-laws (debt was 48% of property cost (as defined in the by-laws) at December 31, 1996). General and administrative costs increased $106,587 (91%) due to higher accounting, taxes, and general insurance expense costs related to the Company's increased size. General and administrative costs increased as a percentage of revenue going from 6.5% in 1995 to 9.0% in 1996. Much of this increase was due to $74,361 that the Advisor was paid in 1996 due to the revised provisions of the Advisor agreement. No advisor fees were earned in 1995. Depreciation and amortization expense increased $104,757 (41%) as the result of the ownership of additional properties during 1996 as compared to 1995.



     The average number of shares outstanding during 1996 was 1,447,366 vs. 1,117,494 in 1995. Partly because of the greater number of shares outstanding, the net income per share decreased from $.58 in 1995 to $.49 in 1996. If this figure is analyzed using flow of funds -- that is net income plus depreciation expense -- then the amount in 1996 was $.75 per share vs. $.80 in 1995.

     The decrease in the per share figures is largely due to the imposition of the Advisory Fee in 1996 ($74,361) which effectively decreased net income and flow of funds per share by $.05 per share. However, it should be noted that although the full Advisory fee is recognized on the Statement of Income, the Advisor agreed to waive collection of $44,061 (59%) of these fees in 1996, and may elect to waive collection of all or a portion of the fees in the future. The Advisor's waiver of these fees has been treated as an infusion of equity into the Company, rather than as a reduction in expenses.



     In addition to the added Advisory Fee Expense, the Company had a fairly large drop in interest income. This was due to relatively lower interest rates in place for most of 1996 as compared to 1995, and a slower level of new fund raising from the sale of shares in 1996 as compared to 1995. $3,633,687 was raised in net proceeds in 1995, while only $2,048,954 was raised in 1996. Thus, the Company had less funds on hand awaiting investment in 1996 than in 1995.



     During the year ended December 31, 1996, the Company declared dividends totaling $1,128,597, compared to dividends of $804,595 declared for the year ended December 31, 1995. Cash basis income for the year ended December 31, 1996 was $1,066,537. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions this year were greater ($40,898) than cash basis net income. In contrast, distributions in 1995 were less ($101,154) than cash basis income. In either event, the Company continues to qualify as a REIT.



     Cash resources increased $567,172 during 1996 compared to a $954,193 increase in 1995. This was the result of normal amounts of investing, financing, and operating activities that were expected to take place during the year. Cash provided by operating activities increased by $819,783 with the largest contributor being $1,066,537 in cash basis income. In contrast, 1995 saw $2,373,143 in cash being provided by operating activities due to $905,749 in cash basis income and $1,240,190 being received from the sale of government securities (such securities were purchased in 1993 primarily). $1,128,597 was declared as dividends during 1996; this is noted as a large use of cash under financing activities. This continues the Company's trend of paying virtually all the cash basis income out to investors in the form of quarterly dividends. Over the last three years, cash basis income has totaled $2,337,592, while dividend declarations have totaled $2,311,572 (98% of cash basis income). Financing activities provided an additional $1,575,889 in cash resources to the Company via the sale of additional shares in the Company ($2,048,954 in net proceeds), and $724,465 in financing obtained in connection with the acquisition or refinancing of properties, less dividends paid of $1,128,597. In contrast, 1995's cash provided by financing activities was $7,228,140 due to $3,633,687 in proceeds from the sale of additional shares, and a $4,469,647 gross increase in notes payable, net of dividends paid of $745,172. The sole use of cash in investing activities in 1996 was $1,828,500 expended for the acquisition of one property during the year. $755,000 of the funds necessary for obtaining this property was obtained from debt financing. In contrast, $8,647,090 were used to purchase additional rental properties in 1995 with $4,469,647 in debt financing used to facilitate the purchases.



     In summary then, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably.


RESULTS OF OPERATIONS -- 1995 VS. 1994

     Operations for the year ended December 31, 1995 represented a full year of rental operations for the Blockbuster Video Building, Fresno Village Shopping Center, OPTO-22 Building, Riverside Marketplace, and Brea properties, and partial years of operations for the Technology Drive and Safeguard Building properties.

     The net income for the year ended December 31, 1995 ($649,605) was higher than the year ended December 31, 1994 ($247,068) due to the raising of additional funds and investment of such funds in additional income producing properties. The Company did not have any adverse events that significantly impacted net income during the year ended December 31, 1995, and all properties that have been purchased by the Company have operated at levels equal to expectations. All tenants were current on their lease obligations.

     Rental revenue increased $889,562 (111%) due to a full year's ownership of the Riverside Marketplace and Brea properties (as compared to partial year ownership in 1994), and partial year ownership for the Technology Drive and Safeguard Business Systems properties. Interest income increased $20,397 (20%) due to a greater amount of cash held during the year awaiting investment and greater amounts of profits held each quarter awaiting distribution to investors on the normal distribution timeline.

     Operating expenses increased $73,042 (76%) as a reflection of the additional properties owned during the year. Interest expense increased $317,907 (105%) as a reflection of the additional debt incurred in connection with property acquisition and refinancing activities. Despite the amount of debt, the Company remains below the maximum 50% debt maximum allowed by the Company's by-laws (debt was 49% of property cost (as defined in the by-laws) at December 31, 1995). General and administrative costs increased $46,777 (66%) due to higher accounting, taxes, and general insurance expense costs related to the Company's increased size. General and administrative costs decreased as a percentage of revenue from 7.8% in 1994 to 6.5% in 1995. Depreciation and amortization expense increased $137,906 (117%) as the result of the ownership of additional properties during 1995 as compared to 1994. 1994's results were hurt by the recognition of $68,210 loss on government securities investments during that year. No loss was recorded in 1995. Net income of $649,605 for 1995 was $402,537 (163%) higher than 1994.

     The average number of shares outstanding during 1995 was 1,117,494 vs. 706,684 in 1994. Despite the greater number of shares outstanding, the net income per share increased from $.35 in 1994 to $.58 in 1995. If this figure is analyzed using flow of funds -- that is net income plus depreciation expense and loss on government securities investments -- then the amount in 1995 was $.80 per share vs. $.61 in 1994. The improvement in results is attributable to a larger percentage of the Company's assets being invested in income-producing real estate in 1995 than in 1994, as opposed to investments in relatively lower yielding money market investments. Although the balance of cash and cash equivalents was higher at the end of 1995 ($1,450,022) than at the end of 1994 ($495,829), the average level of cash on hand during 1995 was lower. In addition, the rate of increase in total revenues (111%) was much higher than the rate of increase in general and administrative expenses (66%). General and administrative expenses represented a smaller percentage of total revenues in 1995 than in 1994 (6.5% in 1995 vs. 7.8% in 1994).

     During the year ended December 31, 1995, the Company declared dividends totaling $804,095, compared to dividends of $522,614 declared for the year ended December 31, 1994. Cash basis income for the year ended December 31, 1995 was $905,749. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions this year were less ($101,154) than cash basis net income. In contrast, distributions in 1994 were greater ($89,098) than cash basis income. In either event, the Company continues to qualify as a REIT.

     Cash resources increased $954,193 during 1995 compared to a $284,966 in 1994. This was the result of normal amounts of investing, financing, and operating activities that were expected to take place during the year. Cash provided by operating activities increased to $2,373,143 with the largest contributors being $905,749 in cash basis income and $1,240,190 in proceeds from the sale of government securities. In contrast, 1994 saw $791,190 in cash being provided by operating activities due to only $433,516 in cash basis income and $372,104 being received from the sale of government securities (such securities were purchased in 1993 primarily). $804,595 (88.8%) of the cash basis income ($905,749) was declared as dividends during the year; this is noted as a large use of cash under financing activities. This continues the Company's trend of paying virtually all the cash basis income out to investors in the form of quarterly dividends. Financing activities provided an additional $7,228,140 in cash resources to the Company via the sale of additional shares in the Company ($3,633,687 in net proceeds), and $4,469,647 in financing obtained in connection with the acquisition or refinancing of properties, less cash dividends paid of $745,172. In contrast, 1994's cash provided by financing activities was $5,360,233 due to $3,088,804 in proceeds from the sale of additional shares, and a $2,800,000 gross increase in notes payable, net of dividends paid of $437,803. The sole use of cash in investing activities in 1995 was $8,647,090 expended for the acquisition of additional properties during the year. As mentioned above, $4,469,647 of the funds necessary for obtaining these new properties was obtained from debt financing. In contrast, only $5,866,457 in funds were used to purchase additional rental properties in 1994. (Note: cash dividends paid were less than dividends declared due to some dividends being reinvested in additional shares of the Company).


     In summary then, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably.


LIQUIDITY AND CAPITAL RESOURCES.


     During the year ended December 31, 1996, the Company declared dividends totaling $1,128,596. Dividends are determined by management based on cash flows and the liquidity position of the Company. It is the intention of management to declare dividends, subject to the maintenance of reasonable reserves.



     During the year ended December 31, 1996, the Company raised an additional $2,048,954 in net proceeds as the result of the sale of shares from its third and fourth public offering. In 1995, the Company raised a net $3,633,687 from a combination of its second and third public offerings. The Company has used the net proceeds from these offerings to purchase additional income-producing properties and to add to the cash reserve balances of the Company as is prudent given the amount of property now under ownership.


     Management uses cash as its primary measure of the Company's liquidity. The amount of cash that represents adequate liquidity for a "REIT", is dependent on several factors. Among them are:

          1. The relative risk of the Company's operations;

          2. The condition of the Company's Properties;

          3. The stage in the Company's operating cycle (e.g., money-raising, acquisition, operating or disposition phase); and

          4. The distributions to Shareholders.

     The Company is adequately liquid and management believes it has the ability to generate sufficient cash to meet both short-term and long-term liquidity needs, based upon the above four points.


     The first point refers to the risk of the Company's investments. At December 31, 1996, the Company's excess funds were invested in a short-term money market fund.



     In February 1991, the Company purchased the Blockbuster Property without the use of debt, and this property is occupied by an established Standard & Poor's 500 Company. In May 1993, with the use of moderate leverage, the Company purchased the Fresno Property, a two tenant retail center that is occupied by two nationally known retailers. In September 1993, with the use of moderate leverage, the Company purchased the OPTO-22 Property, a single tenant building that is leased to an established electronics firm, and sub-leased by an educational institution that has made significant capital improvements to the property. In March 1994, with the use of moderate leverage, the Company acquired the North Palm Street Property, which is occupied by two tenants who have leases that do not expire until 1999. In November, 1994, with the use of moderate leverage, the Company acquired the Riverside Marketplace Property, which is leased by one tenant whose lease expires in 2014. In May 1995, with the use of moderate leverage, the Company acquired the Safeguard Building Property, which is leased by one tenant whose lease expires in 2005. In October 1995, with the use of moderate leverage, the Company acquired the Technology Drive Property, which is leased by one tenant, whose lease expires in 2005. In August 1996, with the use of moderate leverage, the Company acquired the Java City Property, which is leased by one tenant whose lease expires in 2003. In January 1997, with the use of moderate leverage, the Company acquired the Tycom Property, which is occupied by one tenant whose lease expires in 2008.

     The aggregate fees paid to affiliates in connection with these acquisitions were as follows:


    Blockbuster..............................................................     90,141
    Fresno...................................................................     80,056
    OPTO-22..................................................................    135,818
    North Palm Street........................................................    127,404
    Riverside Marketplace....................................................    192,602
    Safeguard Building.......................................................    259,100
    Technology Drive.........................................................    195,612
    Java City................................................................     78,177
    Tycom....................................................................    257,500
                                                                               ---------
                                                                               1,416,410
                                                                               =========


     Fees paid to the Advisor and the Property Manager in recent years are as follows:


                                                          ADVISOR      WCRM       TOTAL
                                                          --------    -------    --------
    1996................................................  $173,041    $84,749    $257,790
    1995................................................   607,224     46,947     654,171
    1994................................................   495,880     16,455     512,335


     As to the second point regarding liquidity and use of capital resources, all properties acquired are relatively new properties and do not have significant deferred maintenance costs associated with their ownership. In addition, all seven properties are occupied by "triple-lease" tenants, thus removing much of the Company's risk pertaining to maintenance and operating costs.


     As to point three, the Company was liquid at December 31, 1996, as it is in the money raising stage. During the year ended December 31, 1996, the Company's cash reserves increased by $567,172, primarily due to the sale of the Company's shares. In addition to the Company's existing reserves, the Company's operations generated approximately $1,066,000 in cash flow (net income plus depreciation and amortization expense) during the year ended December 31, 1996, providing an additional source of liquidity to the Company. At its discretion, the Company could choose to withhold a portion of this source of cash by not making or reducing dividend payments to investors, in order to build up cash reserves.



     As to point four, the amount of dividends paid to Shareholders was made at a level consistent with the amount of net income available after application of expenses. The Company's Advisor does not intend to distribute amounts which will exceed the level of cash generated from operations available. Commencing January 1, 1993 until November 1994, the Advisor and WCRM, the Property Manager, waived overhead cost allocations, and Property Management Fees. The effect of the foregoing was to increase dividends $.10 to $.15 per Share per year. The Advisor expects to increase the amount of dividends as additional funds are raised, revenues are increased, and overhead expenses are spread over a larger base of investor's funds. Beginning July 1, 1996 and continuing indefinitely, the Advisor waived collection of a portion of the Advisor fees. The effect of the foregoing was to increase Dividends approximately $.02 to $.03 per Share for the period from July 1, 1996 to December 31, 1996.


     Inflation and changing prices have not had a material effect on the Company's operations. Operations in the future may be affected as the Company acquires additional Properties.

     The Company currently has no external sources of liquidity (other than funds that potentially could be received from the sale of additional Shares).

     The Company currently has no material capital commitments.


NEW ACCOUNTING PRONOUNCEMENT.



     Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS No. 125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

                                   MANAGEMENT

     DIRECTORS AND OFFICERS OF THE COMPANY. While the Company has a limited operating history, some of the Directors and officers of the Company have substantial real estate investment experience. The Directors and officers are elected annually by the Shareholders and Board of Directors respectively. The Directors and Officers of the Company are:


    Philip N. Gainsborough...................  Director and Chairman of the Board
    W. Thomas Maudlin, Jr. ..................  Director and President
    Neal E. Nakagiri.........................  Secretary
    Michael G. Clark.........................  Vice President and Treasurer
    James W. Coulter.........................  Director (1)
    George Young.............................  Director (1)
    Steve Bridges............................  Director (1)


---------------
(1) Independent Director


     PHILIP N. GAINSBOROUGH (Born 1938) has, since 1983, been Chairman of the Board of Directors, President and Director of Associated Financial Group, Inc. He has been active in the securities and financial services business since 1961. He has been, and he currently serves as, Chairman of the Board of Directors, President and Director of Associated Securities Corp. since its organization in 1982. Mr. Gainsborough is also currently the Chairman of the Board of Directors and Director of West Coast Realty Advisors, Inc., and West Coast Realty Management, Inc. Mr. Gainsborough is also Chairman of the Board of Directors of Associated Planners Partnership Services, Inc., Associated Planners Investment Advisory, Inc. and Associated Planners Insurance Services, Inc. Mr. Gainsborough is a graduate of the University of Southern California.


     W. THOMAS MAUDLIN, JR. (Born 1936) is a Director and President of West Coast Realty Advisors, Inc., and a Director of West Coast Realty Management, Inc. He has been active in the real estate area for the past 33 years, serving as co-developer of high rise office buildings and shopping centers. Mr. Maudlin has structured transactions for syndicators in apartment housing, including sale leasebacks, all-inclusive trust deeds, buying and restructuring transactions to suit a particular buyer, and as a buyer acting as a principal. From 1980 to present, Mr. Maudlin has been involved in the development of real property in numerous parts of Southern California. Mr. Maudlin is a graduate of the University of Southern California.


     NEAL E. NAKAGIRI (born 1954) serves as Executive Vice President, General Counsel, Chief Operating Officer and Secretary of Associated Financial Group, Inc. He is Vice President for two subsidiaries, Associated Securities Corp. and Associated Planners Investment Advisory, Inc. He joined the "Associated" group of companies in March, 1985. He was Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner from 1984 to 1985. He was First Vice President and Director of Compliance with Jefferies & Co., Inc. from 1981 to 1984. He was Vice President and Director of Compliance at W & D Securities, Inc. from 1980 to 1983. He was an Investigator with the National Association of Securities Dealers, Inc. from 1976 to 1980. He has a B.A. degree in Economics from UCLA
(1976) and a J.D. from Loyola Law School of Los Angeles (1991). He is a member of the California Bar and the Compliance and Legal Division of the Securities Industry Association.


     MICHAEL G. CLARK (Born 1956) has served as Vice President/Treasurer of AFG since January 1988, and served as Controller of AFG from March 1986 to December 1987. Mr. Clark is currently Treasurer of Associated Planners Investment Advisory, Inc., Treasurer of Associated Planners Insurance Services, Inc., Treasurer of Associated Planners Partnership Services, Inc., Treasurer of West Coast Realty Advisors, Inc., and Treasurer of Associated Securities Corp.. Prior to joining AFG, Mr. Clark served as Controller for Quest Resources, a Los Angeles based syndicator and operator of alternative energy projects from October 1984 to March 1986 and as Assistant Controller for Valley Cable T.V. from March 1982 through September 1984. In addition, Mr. Clark served as an auditor for Arthur Young & Co. in Los Angeles from July 1978 to March 1982. Mr. Clark is a graduate of the University of California, Santa Barbara and has a Masters of Science degree from the California State University at Northridge.

     GEORGE YOUNG (Born 1937). Since 1972 has been president of his own company, now named Internet Link Corporation. The firm specializes in integrating Internet and Intranet communications into the productive life of enterprises. They host and develop sites on the World Wide Web; integrate e-mail and interactive data retrieval applications; and provide content management and consulting services. Internet Link Corporation is affiliated with Netscape Communications, Pacific Bell Internet Services and InterNex Information Services. Mr. Young is a graduate of the University of Southern California.



     STEVE BRIDGES (Born 1951) has served as Executive Vice President of Pacific Building Industries, a general building contractor, from January 1995 to the present. From July 1986 to January 1995, Mr. Bridges served as Executive Vice President of Pathfinder Mortgage, a mortgage brokerage firm, and was responsible for loan production and financing of construction loans. From July 1984 to July 1986 Mr. Bridges was the President of The Muller Company, a real estate development company, and was responsible for the management of the Company, developing, financing and joint venture relationships, the development of 800,000 square feet of industrial and commercial real estate and partnership management. Mr. Bridges is a graduate of the University of Southern California.



     JAMES W. COULTER (Born 1938) has since 1988 been a principal in Coulter & Company, a firm which provides brokerage services and invests in real property with an emphasis in retail, industrial and office properties. From 1981 to 1988 Mr. Coulter was a Vice President of the investment division of Bishop-Hawk, Inc., a firm which specializes in commercial real estate. He started the investment division in Sacramento. Prior to 1981, Mr. Coulter was involved in real estate investments, property management and development, and served as an officer of real estate investment trusts. Mr. Coulter is a graduate of and has a Masters of Business Administration degree from the University of Southern California.



     Gainsborough, Maudlin, Clark, Coulter, Young, and Bridges have served in their positions with the Company since inception. Nakagiri was named Secretary of the Company in June 1996, replacing Mr. William T. Haas, who retired from the Company.


BOARD OF DIRECTORS. The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The Independent Directors will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

     The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's Organization Documents. See "Summary of Organization Documents -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

     The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

     The Directors have the authority to approve or disapprove all investments recommended to the Company by the Advisor. Prior to an investment being consummated, all investments recommended to the Company must be approved either by a majority of the Directors present at a meeting or by written consent of all of the Directors. If approval is not obtained the investment will not be made. Certain transactions with the Advisor and its Affiliates require the additional approval of a majority of the Directors then in office who are not parties to the transaction or affiliates of any person (other than the Company) who is a party to the transaction.

     Except for payments to Independent Directors, the Company has not paid any remuneration to its officers and Directors. The Company pays each Independent Director $500 dollars for each meeting of the Directors attended in person ($100 dollars if attended by telephonic means) and reimburses all Directors for their travel expense and other out-of-pocket disbursements incurred in connection with attending any such meeting and for carrying on the business of the Company. The aggregate remuneration paid (exclusive of reimbursement for expenses) to the Independent Directors for the year ended December 31, 1996 was $6,600. Directors and officers of the Company who are affiliated with the Advisor have not received and will not receive compensation from the Company for their services as Directors and officers of the Company. Such persons will, however, be remunerated indirectly by reason of their relationship with the Advisor and its affiliated companies and will be reimbursed by the Company for their expenses in attending meetings of the Directors and for carrying on the business of the Company.


ADVISOR. West Coast Realty Advisors, Inc. was organized in 1983 and is an Affiliate of AFG. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of the Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments. See "Conflicts of Interest."

     The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 670-0800.

     The principal executive officers, directors and key employees of the Advisor are as follows:


                      NAME                                     POSITION
    -----------------------------------------  -----------------------------------------
    Philip N. Gainsborough...................  Director and Chairman of the Board
    W. Thomas Maudlin, Jr....................  Director and President
    Neal E. Nakagiri.........................  Secretary
    Michael G. Clark.........................  Director and Treasurer



     For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin, Nakagiri and Clark, see "Directors and Officers of the Company" above.


PROPERTY MANAGER. West Coast Realty Management, Inc. will act as the property manager for any Properties acquired by the Company. The principal executive officers, directors and key employees of the Property Manager are:

        Philip N. Gainsborough, Director and Chairman of the Board
        W. Thomas Maudlin, Jr., Director (1)

        James E. Prock, Director and President


        Murli Sujanani, Secretary


        David Vazquez, Treasurer

---------------
(1) AFG owns 75% and Mr. Maudlin owns 25% of the capital stock of West Coast Realty Management, Inc.

     The Company has received a ruling from the Internal Revenue Service as to the independent contractor status of West Coast Realty Management, Inc. ("WCRM") under the REIT provisions of the Code and has therefore contracted with WCRM for the provision of property management services. (See "Tax
Consequences -- Requirements for Qualification as a REIT".)

     For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin and Haas see "Directors and Officers of the Company" above.


     JAMES E. PROCK (Born 1935) has over 30 years of experience in the real estate and construction industries and has been President of West Coast Realty Management, Inc. since December, 1991. From 1981 to December, 1991, Mr. Prock was President of Keystate Properties, Inc., a real estate consulting and brokerage firm which provided acquisition, development and disposition management services to owners of improved and unimproved properties. Mr. Prock has Bachelor of Civil Engineering and Master of Business Administration degrees from the University of Southern California.



     MURLI SUJANANI (Born 1950) has served as Senior Vice President/Investment Research for AFG since 1994, and has been employed by AFG since December, 1990. From April 1990 to November 1990, Mr. Sujanani served as Vice President/Mortgage Securities for GMAC-Residential Funding Corporation. From June, 1983 to March, 1990, Mr. Sujanani worked for Dain Bosworth, Inc. in the corporate finance department as a Vice President where he was responsible for partnership origination and due diligence work. Mr. Sujanani is a graduate of St. John's University in Minnesota.



     DAVID VAZQUEZ (Born 1962) has served as Assistant Controller of AFG since April 1995. Prior to joining AFG, Mr. Vazquez served as an auditor for BDO Seidman LLP in Los Angeles from January 1994 through April 1995, and as an accounting supervisor for Biggs & Co., a Los Angeles CPA firm from February 1991 through January 1994. In addition, Mr. Vazquez served as a staff accountant for
P. Leiner N.P., a manufacturer and distributor of nutritional products, from June 1990 through February 1991. Mr. Vazquez has a Bachelor of Business Administration degree from the California State University, Los Angeles.


                               PRIOR PERFORMANCE

     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY AFFILIATES OF THE ADVISOR. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

     AFFILIATES OF THE ADVISOR HAVE FORMED THREE LIMITED PARTNERSHIPS DESCRIBED BELOW. AN AGGREGATE OF $14,644,650 FROM 1,326 INVESTORS WAS RAISED IN THE PRIOR PROGRAMS. THOSE PARTNERSHIPS HAVE ACQUIRED EIGHT PROPERTIES, 100 PERCENT OF WHICH WERE EXISTING PROPERTIES, FOR AN AGGREGATE PURCHASE PRICE OF $14,944,404.

     FOR THE INVESTMENT EXPERIENCE OF THE COMPANY SEE "REAL PROPERTY INVESTMENTS" AND "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Associated Planners Realty Fund was formed in 1986, offered an aggregate of $7,500,000 in Units of Limited Partnership Interests and as of December 31, 1987 had sold an aggregate of $7,499,000 of its Limited Partnership Interests to 704 investors. The proceeds from the offering have been invested in five existing properties with a total purchase price of $6,670,857. The properties were purchased for all cash. Three of the properties are office buildings located in Southern California which were acquired for an aggregate acquisition cost of $3,858,723 (approximately 58% of the funds expended for investment); a shopping center in Central California for $1,208,990 (approximately 18% of the funds expended for investment); and a mini-warehouse in the State of Washington for $1,603,144 (approximately 24% of the funds expended for investment).

     On May 15, 1995, the mini-warehouse located in the State of Washington was sold to Shurgard Storage Centers, Inc. Associated Planners Realty Fund netted $1,522,182 as a result of the sale of the property. Proceeds from the sale were distributed to the partners in accordance with the terms of the Partnership Agreement in July 1995.

     Associated Planners Realty Income Fund was formed in 1987, offered $12,000,000 of Limited Partnership Interests and as of September 5, 1989, the date it terminated its offering, had sold a total of $5,096,000 of its Limited Partnership Interests to 436 investors. It has acquired one existing property, a shopping center located in Southern California for $1,851,147 cash (which represents approximately 36% of the amount of funds raised from investors) and, through a joint venture with its Affiliate Associated Planners Realty Growth Fund, a 90% interest in an industrial building located in Southern California for $2,816,000 cash (which represents approximately 55% of funds raised from investors). None of the properties have been sold.


     Associated Planners Realty Growth Fund was formed in 1987, offered $10,000,000 of Limited Partnership Interests and as of September 5, 1989, the date it terminated its offering, had sold a total of $2,059,650 of its Limited Partnership Interests to 186 Investors. It acquired one property, an office building located in Santa Ana, California for approximately $3,293,400 (which represented a cash investment of approximately 72% of the amount raised from Investors), with approximately 46% of the purchase price paid in cash and the balance through a first mortgage loan. Also, through a joint venture with its Affiliate, Associated Planners Realty Income Fund, the Partnership purchased a 10% interest in an industrial building located in Southern California for $313,000 cash (which represented approximately 15% of funds raised from investors).



     Although the office building located in Santa Ana, California had been 70% to 80% occupied in recent years, it had not generated positive cash flow for Associated Planners Realty Growth Fund due to the drop in rental rates in the area. The General Partner pursued alternative solutions to improve the cash flow of the Santa Ana Property and the Partnership. On July 31, 1995, the holder of the first deed of trust on the property agreed to provide relief by deferring collection of debt payments due on the loan from September 1995 to January 1996 and adding such debt service payments to the principal balance of the loan and adjusting the debt service payments commencing February 1, 1996. On March 4, 1996 the Partnership requested that the Lender re-structure the loan on the ParkCenter Office Building. On April 4, 1996, the Partnership received a reply from the Lender denying the request to modify the loan and also notified the Partnership that an event of default had occurred under the deed of trust securing the loan due to the Partnership's nonpayment of the March 1, 1996 loan payment. On August 16, 1996, the Partnership and the Lender executed a deed-in-lieu-of-=foreclosure, in connection with the Park Center Office Building. On November 1, 1996, the Partnership's 10% interest in the San Marcos Property was sold to Associated Planners Realty Income Fund (an affiliate) for a gross purchase price of $188,000. The sales price of the transaction was established by an independent appraisal of the property. Associated Planners Realty Growth Fund was dissolved on December 4, 1996 after the final distribution of $132,564 in proceeds to the limited partners.


     The total amount of Units of Limited Partnership Interests ("Units") offered in Associated Planners Realty Income Fund and Associated Planners Realty Growth Fund did not generate full sale of such Units and the cash received by those Prior Programs decreased compared to the amount of Units sold and cash received by Associated Planners Realty Fund.

     The investment objectives of Associated Planners Realty Fund ("Fund I"), Associated Planners Realty Income Fund ("Income Fund"), Associated Planners Realty Growth Fund ("Growth Fund") and the Company are the same except that Fund I and Income Fund acquired their properties for cash without leverage, whereas Growth Fund acquired, and the Company anticipates acquiring its properties, by incurring mortgage debt, up to an aggregate of 50% of the Purchase Price of Properties.

     The Advisor will provide to each person to whom this Prospectus is delivered, upon request and without charge, a copy of the most recent annual report filed with the Securities and Exchange Commission within the last twenty-four months by any of the Prior Programs. Requests for such information should be addressed to West Coast Realty Advisors, Inc., 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045. Upon request, exhibits to the annual report will also be provided upon payment of a reasonable fee.

                        SERVICES PROVIDED BY THE ADVISOR
                              AND PROPERTY MANAGER

     Many of the services to be performed by the Advisor and its Affiliates in selecting Properties for acquisition by the Company, managing Properties and communicating with investors are summarized below. This summary is provided to illustrate the various functions which the Advisor and its Affiliates will perform for the Company and is not intended to include all of the services which may be performed by the Advisor and its Affiliates or other services provided by third parties to the Company.

ADVISORY SERVICES


     The Advisory Agreement was renewed until June 30, 1997, by a majority vote of the Shareholders, and will thereafter be renewable annually with the approval of a majority of the Shareholders. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person which controls, is controlled by or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the Independent Directors or the Shareholders on 60 days' written notice. If for any reason the Advisory

Agreement is terminated, the Directors, subject to Shareholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners", "West Coast Realty" or any similar words.

     Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

PROPERTY MANAGEMENT SERVICES

     The providing of property management services in connection with the management of the Company's real property investments will, subject to the supervision of the Advisor and the Directors, be performed by "independent property managers" (within the meaning of the Code), including WCRM, an Affiliate of the Advisor, as required by the REIT provisions of the Code. The Company has received a ruling from the Internal Revenue Service as to the independent contractor status of WCRM. See "Tax Consequences -- Requirements for Qualification as a REIT". All or a portion of those services may be contracted or subcontracted to other unaffiliated independent property management companies. A separate property management agreement will be entered into with respect to each real property investment. A copy of the form of the agreement is filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is a part. The fees payable for property management services shall in no event be greater than rates charged for similar services in the area of each real property investment. See "Compensation of Advisor and Affiliates" and "Conflicts of Interest."

OTHER SERVICES

     The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of Properties by the Company. The Advisor may utilize the services of its Affiliates acting for the Company or independent brokers acting for sellers of Properties to the Company. The Advisor will receive Acquisition Fees for these Property acquisition services. The Advisor will also receive a real estate commission for services rendered in connection with the refinancing or sale of Properties. See "Compensation of Advisor and Affiliates."

     The Advisory Agreement provides for an Advisory Fee for regular advisory services rendered by the Advisor, and a Subordinated Incentive Fee in any fiscal year that a Property of the Company is sold, financed or refinanced. See "Compensation of Advisor and Affiliates" for a description of these fees.

     Pursuant to the Advisory Agreement, the Advisor is to pay employment expenses of its senior executives (Chairman, President, Executive and Senior Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement. The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor.

     Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the Company during such calendar year exceeded the greater of (a) 2% of the Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less noncash items) or (b) 25% of Net Income (which is generally defined as the net profits of the Company) (excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

     Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

     The foregoing is only a summary of the Advisory Agreement. Reference is made to the Advisory Agreement itself, filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a complete statement of its provisions.

                                TAX CONSEQUENCES

     The following summary of the material federal income tax considerations of the Offering is based on current law, is for general information only and is not tax advice. The summary is based upon the Internal Revenue Code of 1986, as currently amended (the "Code"), judicial decisions, administrative regulations (the "Regulations"), and published rulings and procedures of the Treasury Department, all of which are subject to change prospectively or retroactively. This summary is not, and is not intended to be, a complete analysis of all applicable provisions of the Code, the Regulations and administrative and judicial interpretations thereof. The summary does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investments or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. The effects of certain Code provisions on individual investors will vary from one case to another, depending upon the facts. In addition, there is uncertainty concerning certain of the tax aspects of an investment in the Company, and there can be no assurance that some of the positions taken by the Company might not be challenged by the Internal Revenue Service (the "IRS").

     The Company might also be subject to state and local taxes in jurisdictions in which the Company might be deemed to be doing business or in which it owns property or other interests. See "State and Local Taxes" below.

     For the foregoing reasons, this summary is not intended as a substitute for careful tax planning. Prospective Shareholders and fiduciaries and others investing on behalf of prospective Shareholders are urged to consult their own tax advisors with respect to the federal and state tax consequences which could arise from the purchase of Shares in their individual situations.

     The Code provides special tax treatment for an organization that qualifies and elects to be taxed as a real estate investment trust (a "REIT"). In brief, if certain detailed requirements imposed by the REIT provisions of the Code (Sections 856-860) are met, entities that invest primarily in real estate assets (i.e., real estate, mortgages or REITs) and that otherwise would be taxed as corporations are, with certain limited exceptions, not taxed at the corporate level on their income that is currently distributed to their shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that typically results from the use of corporate investment vehicles.

     The Company has elected to be treated as a REIT. The first taxable year the Company was taxable as a REIT was its taxable year ending December 31, 1991. Except for its inadvertent failure to comply with Treasury Regulation Section 31.857-8(d) and (e) for 1991, 1992 and 1993 (See Additional Tax Risks), the Company believes that it has been organized and has operated in such a manner as to qualify for taxation as a REIT under Sections 856-860 of the Code for its taxable year ending through December 31, 1995 and the Company intends to continue to operate in such a manner in the future. No assurance can be given, however, that the Company will operate in a manner so as to qualify or remain qualified as a REIT. See "Requirements for Qualification as a REIT" below. Based on the accuracy of the facts contained in the Ruling Request, the Company received a ruling from the Internal Revenue Service that WCRM will qualify as an independent contractor under Section 856(d)(2) and 856(d)(3) of the Code if it renders property management services to the Company. The Company has represented that it will utilize the services of WCRM only for so long as the material facts contained in the Ruling Request remain accurate.

     If the Company does not qualify as a REIT for any taxable year, it will be subject to federal income tax as if it were a corporation, and the Shareholders will be taxed as shareholders of a corporation. Consequently, the Company would be subject to potentially significant tax liabilities which would reduce the amount of Cash Available For Distribution to the Shareholders and the Shareholders would also be taxed on Distributions from the Company.

OPINION OF COUNSEL

     The Company has obtained an opinion of Gipson Hoffman & Pancione, a Professional Corporation, counsel to the Company ("Counsel"), that based on factual representations and various assumptions made by the Company and calculations prepared by BDO Seidman, LLP is the opinion of Counsel that subject to the possible disqualification of its REIT's status as a result of its inadvertent failure to comply with Treasury Regulation Section 1.857-8(d) and
(e) for its 1991, 1992 and 1993 taxable years, the Company was organized in conformity with the requirements for qualification and taxation as a REIT commencing with the Company's taxable year ending December 31, 1991, and its method of operations has, and its proposed method of operation will, enable it to continue to qualify to be taxed as a REIT. It must be emphasized that this qualification depends upon the Company's ability to meet the various requirements imposed under the Code, including, but not limited to, the various income, asset, distribution, share ownership and other tests discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "Failure to Qualify," below.

     The opinion of Counsel, which is summarized in this Prospectus and which is filed as an exhibit to the Company's Registration Statement of which this Prospectus forms a part, represents such firm's judgment that it is more likely than not that the applicable issues should be resolved in the manner indicated if litigated by the IRS. Nevertheless, that opinion represents the views of Counsel only, is not binding upon the IRS or the courts, and should not be taken as an assurance that such tax consequences in fact will result. Because the opinion is based upon facts and factual assumptions described more fully in this section, including assumptions as to future facts concerning the actual operations of the Company, it may be adversely affected by alterations in such facts and by differences between actual and assumed facts. No factual investigations have been made by Counsel. Therefore, for purposes of its opinion, Counsel has relied upon representations made by the Directors on behalf of the Company and by certain financial information compiled by BDO Seidman, LLP.

     The opinion of Counsel is also based upon existing law and currently applicable Regulations, current published administrative positions of the IRS contained in Revenue Rulings and Revenue Procedures, and judicial decisions, which are subject to change either prospectively or retroactively. Furthermore, the law as to many tax matters material to an investment in the Company is uncertain. Although reasonable arguments can be made for the positions which the Company proposes to take as to tax matters as described in this Prospectus, the federal income tax consequences of a proposed investment in the Company cannot be predicted with certainty, and there can be no assurance of how the law will develop or, if litigated, how the courts will decide various issues.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     To qualify as a REIT for federal income tax purposes, the Company has made a valid election to be so treated and must satisfy the requirements set forth below. In order to qualify as a REIT, the Company may not have any accumulated earnings and profits attributable to periods prior to its REIT status, i.e., prior to

January 1, 1991. The Company has represented that it has no accumulated earnings and profits for any period commencing prior to January'1, 1991. Once made, an election continues in effect until voluntarily revoked or automatically terminated by the Company's failure to qualify as a REIT for a taxable year.

     1. SHARE OWNERSHIP. The Shares (i) must be transferable and (ii) must be held by 100 or more persons during at least 335/365th of the Company's taxable year. No more than 50% of the outstanding Shares may be owned in the aggregate, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year. Although, the Advisor was required to purchase Shares and AFG, the Advisor and their Affiliates (they currently own approximately 8% of the outstanding shares) may purchase Shares, they intend to limit their investment in Shares to the extent necessary to enable the Company to satisfy the REIT ownership requirements and in no event will they own in the aggregate more than 35% of the outstanding Shares.

     The Omnibus Budget Reconciliation Act of 1993 was enacted in August, 1993. This act provides that qualified pension trusts generally would no longer be treated as a single "individual" for purposes of applying the ownership test that currently prohibits five or fewer individuals (applying certain attribution of ownership rules) from owning more than 50% of the value of a REITs' outstanding shares. The ownership interests instead would be treated as held by the beneficiaries of the qualified trust, in proportion to their actuarial interests in the trust. The act also provides that if the REIT would fail the five or fewer test but for this new exception, and if the REIT is "predominantly held" by qualified trusts (one such trust owns more than 25% by value, or more than 50% by value is held by such trusts that each own more than 10%), those qualified trusts that own more than 10% may be required to report a portion of the dividends they receive from the REIT as UBTI.

     2. NATURE OF ASSETS. On the last day of each calendar quarter, at least 75% of the value of the total assets of the Company must consist of real estate assets (including interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs, regular or residual interests in real estate mortgage investment conduits ("REMICs"), and certain options, but not mineral, oil or gas royalty interests), cash, cash items (including receivables) and government securities (collectively, "real estate assets"). During the one-year period beginning on the date the Company receives new capital from the sale of Shares (other than from sales resulting from the dividend reinvestment plan), stock or debt instruments purchased with such capital are treated as "real estate assets" for the purposes of the 75% asset test. Thereafter, not more than 25% of the value of the Company's assets may consist of securities (other than government securities). There are no investment restrictions on the remainder of the Company's assets, except that the securities of any one nongovernmental issuer may not represent more than 5% of the value of the Company's total assets or 10% of the outstanding voting securities of any one issuer.

     A REIT is permitted to hold assets in a "qualified REIT subsidiary" which is a corporation that has been 100% owned by the REIT at all times during its existence. The REIT treats all of the qualified REIT subsidiary's assets, liabilities, and items of income, deduction and credit as its own for federal income tax purposes, although the subsidiary will be a separate entity for state law purposes. If the fund invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action, within 30 days after the close of any quarter, as may be required to cure any noncompliance.

     3. SOURCES OF INCOME. For each taxable year, the Company must meet the following three income-based tests:

     (a) 75% Test. At least 75% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from the following: (i) rents from real property; (ii) interest accruing on obligations secured by mortgages on real property or interests in real property; (iii) gain from the sale or other disposition of real property, interests in real property and mortgages on real property (excluding gain from the sale of "dealer property"); (iv) dividends or other distributions on, and gain from the sale or other disposition of transferable shares of other qualified REITs; (v) abatements and refunds of taxes on real property; (vi) income and gain from the sale or other disposition of foreclosure property;
(vii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; (viii) amounts (other than amounts based in whole or in part, on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on interests in real property, or (B) to purchase or lease real property, interests in real property or mortgages on real property; (ix) income from a regular or residual interests in REMICs to the extent of the proportion in which assets of the REMICs consist of interests in real property; and (x) income from the temporary investment of new capital in stock or debt instruments during the one-year period beginning on the date the Company receives the new capital.

     For purposes of the 75% income test and the 95% income test described below, "rents from real property" do not include (a) amounts determined in whole or in part by the income or profits derived by any person from a Property; (b) amounts from any person (e.g., partnership or corporation) in which the Company directly or indirectly owns 10% or more of the beneficial interests; (c) amounts received or accrued with respect to a Property if the Company furnishes or renders noncustomary services to the tenants of such Property, other than through an independent contractor from whom the Company does not derive or receive any income; and (d) amounts attributable to personal property leased in connection with a lease of real property, if more than 15% of the total rent from the real and personal property is attributable to the personal property. The Company, has received a ruling from the Internal Revenue Service, as to the independent contractor status of one of its Affiliates, WCRM under the REIT provisions of the Code and therefore has contracted with WCRM for the provision of property management services. The rents generally will not be considered to be based on income or profits of a tenant if they are based on a fixed percentage of receipts or sales, or if they are based on the net income or profits of the tenant and the tenant derives substantially all of its income with respect to such Property from the leasing or subleasing of substantially all of such Property and such tenant receives from subtenants only amounts which would be treated as rents from real property if received directly by a REIT. The Company may provide services to its tenants and the income will qualify as rents from real property if the services are (a) customarily furnished or rendered to tenants in connection with the rental of real property of a similar class in the geographic market in which the Property is located and (b) of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code.

     (b) 95% Test. At least 95% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test, or from dividends, interest or gains from the sale or other disposition of stock or other securities which are not "dealer property" or from any combination of the foregoing.

     Fees for performing services to the Company's tenants (other than for services which are both (a) customarily furnished or rendered to tenants in real properties of a similar class in the geographic market in which the property is located and (b) of a type that a tax-exempt organization can provide its tenants without causing its rental income to be unrelated business taxable income under the Code) do not qualify under either the 75% or the 95% income test.

     If the Company fails to meet either the 75% or the 95% income test during a taxable year, it may still qualify as a REIT in such year if (i) it reports the source and nature of each item of its gross income in its federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such tests is due to reasonable cause and not to willful neglect. However, in such event the Company will be subject to an excise tax equal to 100% of the greater of the amount by which it fails either the 75% or the 95% income test for such year.

     (i) Prohibited Transactions. In determining whether the Company complies with the 75% and 95% income tests, gross income does not include gross income from "prohibited transactions." The term

"prohibited transactions" generally means a sale or other disposition of real property or interests in mortgages on real property held by the REIT primarily for sale to customers in the ordinary course of its business ("Dealer Property"), other than foreclosure property, unless all of the following requirements are met:

     (1) The property was held for at least four years and, except for foreclosure property, must have been held for at least four years for the production of rental income;

     (2) Either (a) the REIT made no more than seven sales of property during the year in question (other than foreclosure property) or (b) the aggregate adjusted tax bases of property (other than foreclosure property) sold during the taxable year does not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year and substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor; and

     (3) The cost of any improvements made by the REIT to the property or any partner thereof during the four years prior to the sale did not aggregate in excess of 30% of the property's net sales price.

     Any gross income derived from a prohibited transaction is taken into account in applying the 30% test described below (and the net income from any such transaction is subject to a 100% tax). The Company intends to hold its Properties for investment and rental with a view to long-term appreciation, to engage in the business of owning, acquiring, managing, renovating and expanding for rental the Properties, and to make such occasional sales of the Properties as are consistent with the Company's investment objectives. Based on the above, the Company believes that all of its real property will be held for rental, and not for sale to customers, in the ordinary course of its trade or business. However, whether property is held as Dealer Property depends on the facts and circumstances in effect from time to time, including those relating to a particular property. As a result, complete assurance cannot be given that the Company can avoid being deemed to own property that the IRS later characterizes as property held "primarily for sale to customers in the ordinary course of its trade or business."

     (ii) Foreclosure Property. "Foreclosure property," referred to above, is real property and any personal property incident thereto, which is acquired by the Company as the result of a bid in foreclosure, or by agreement or legal process, following a default (or where a default as imminent) on a lease of the property or on an indebtedness secured by that property and which the Company elects to so treat. If the Company acquires foreclosure property, such property will normally cease to be foreclosure property no later than two years after the date of acquisition by the Company. However, if the Company establishes to the satisfaction of the IRS that an extension of the two-year period is necessary for the orderly liquidation of the Company's interest in such a foreclosure property, the IRS may grant one or more extensions of the two-year period. Such extensions may not extend the two-year period beyond a date which is six years after the date on which the Company acquired such foreclosure property. If the Company is not able to dispose of such foreclosure property within such two-year period, as extended, then, because rents from such foreclosure properties may not be treated as "rents from real property," the Company may not satisfy either or both of the 75% or 95% income tests, depending on how great a portion of the Company's gross income is represented by rental income not meeting the passive income requirements of the Code for qualification as a REIT.

     (c) 30% Test. Less than 30% of the Company's gross income may be derived from the sale or other disposition of the following: (i) stock or securities held by the Company for less than one year; (ii) property in a transaction which is a prohibited transaction; and (iii) real property, including interests in real property, and mortgages on real property held for less than four years (other than foreclosure property and property compulsorily or involuntarily converted through destruction, condemnation or similar event). The Company does not intend to acquire Properties with a view to deriving short-term profits. Nevertheless, any gains realized from the sale of a Property held less than four years by the Company (except as provided above) must be included in the 30% income test.

     4. DISTRIBUTIONS TO SHAREHOLDERS. Each year, the Company must distribute to its Shareholders an amount equal to (a) 95% of (i) its "REIT taxable income" (as defined below) determined without regard to the deduction for dividends paid and by excluding any net capital gain, and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) any "excess noncash income" (as defined below). The Company intends to make distributions to the Shareholders on a quarterly basis sufficient to meet this 95% distribution requirement. If the Company does not otherwise have sufficient cash to meet the 95% distribution requirement, it might be required to borrow funds or sell its Properties in order to make distributions.

     "REIT taxable income" is the taxable income of a REIT, computed as if it were an ordinary corporation, adjusted by certain items, including without limitation, an exclusion equal to the amount of net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions. "Excess noncash income" means the excess of certain amounts that a REIT is required to recognize as income in advance of receiving cash (such as income recognized under Code
Section 467 relating to rental agreements involving deferred or increasing rents to the extent the REIT would not otherwise recognize such income under its regular method of accounting) over five percent of the REIT taxable income before deduction for dividends paid and excluding any net capital gain. If the REIT enters into a long-term lease of a Property pursuant to which it receives deferred rents or increasing rents it might recognize income under Code Section 467 during the term of the lease or upon disposition of the Property subject to such lease.

     Such distributions must be paid in the taxable year to which they relate, or in the following taxable year (a) if declared by the Company in October, November or December in the taxable year in question to stockholders of record in such month and paid by the Company during January of the following taxable year or (b) if the Company duly elects and if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

     The IRS has ruled that if a REIT's dividend reinvestment plan allows shareholders of the REIT to elect to have cash distributions reinvested automatically in newly issued shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, or in shares purchased in the open market, then such cash distributions qualify under the 95% distribution test. The terms of the Company's Dividend Reinvestment Plan comply with such rulings. See "Plan of Distribution -- Dividend Reinvestment Plan." Shareholders should be aware that the amount of Dividends reinvested pursuant to the Dividend Reinvestment Plan will be taxable income to them, regardless of the fact that such dividends have been reinvested with the Company or have been used to acquire shares through the Crossing Agent or on the open market (i.e., the tax is not deferred until the Shares received from participation in the Dividend Reinvestment Plan are sold or disposed of).

TERMINATION OR REVOCATION OF REIT STATUS

     For any taxable year that the Company fails to qualify as a REIT, it would be taxed as a corporation. Consequently, because it would not be entitled to the deduction for dividends paid to its Shareholders in computing its taxable income, assets of the Company and Dividends to Shareholders would be reduced to the extent necessary to pay any resulting tax liability of the Company. Distributions from the Company at such time would be taxable to Shareholders as dividends to the extent of the current and accumulated earnings and profits of the Company with any excess being treated as a reduction of tax basis in the REIT stock and after such tax basis is exhausted as gain from the sale of stock.

     If the Company's election to be treated as a REIT is terminated automatically, the Company will not be eligible to elect REIT status until the fifth taxable year which begins after the year for which the Company's election was terminated, unless (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) the inclusion of any incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not to willful neglect. While the Company has no intention of voluntarily revoking its REIT election, if it does so, it will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

TAXATION OF THE COMPANY

     For any taxable year in which the Company qualifies as a REIT, it generally will not be subject to federal income tax on that portion of its ordinary income or capital gain which is timely distributed to Shareholders (except certain income with respect to foreclosure property, which is taxed at the highest corporate rate -- currently 35%). Even if the Company is treated as a REIT, it is subject to the tax on any REIT taxable income and net capital gain not distributed to Shareholders. The Company will be subject to tax on any net capital gain arising from the sale of its Properties not distributed to the Shareholders. If the Company reinvests the net capital gain from the sale of a Property on which it recognized a net capital gain, it will be taxed on that gain, or, in the alternative, it could distribute all or part of the net capital gain as a capital gain dividend to the Shareholders and in that event, the distributed capital gain would be taxable to the Shareholders and not to the Company. Since at present the maximum rate for individuals on long-term capital gain is twenty-eight percent (28%), which is lower than the current corporate federal income tax rate of thirty-five percent (35%), it is anticipated that the Company will make a capital gains distribution equal to the amount of the capital gain so that only the lower capital gains tax rates will be incurred. The Company may choose, however, to not distribute part or all of a capital gain recognized by the Company and in that event the Company would pay tax on the capital gain at the corporate tax rate, and reinvest the proceeds remaining in additional Properties.

     In addition, regardless of distributions to Shareholders, (i) if the Company fails either or both the 75% and 95% income tests, but still maintains its qualification as a REIT, it will be subject to a 100% tax on the greater of the amount by which it failed the 75% test or the 95% test, multiplied by a fraction, the numerator of which would be the Company's taxable income for the year (with certain adjustments) and the denominator of which would be the Company's gross income (with certain adjustments); and (ii) the Company will be subject to a 100% tax on any net income derived from a prohibited transaction.

     The Company will also be subject to the minimum tax on items of tax preference allocable to it. Code Section 59(d) authorizes the Treasury Department to issue Regulations allocating items of tax preference between a REIT and its shareholders. Such Regulations have not yet been issued.

     The Company will be subject to a 4% excise tax under Code Section 4981 on the amount, if any, by which the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of any net capital gain for such year, and (iii) any undistributed taxable income from prior periods exceeds the amount actually distributed by the Company to its Shareholders during the calendar year (or declared as a dividend during the calendar year, if distributed during the following January) as dividends. If necessary, the Company will make its fourth quarterly distribution prior to February 1 of the following year and will declare such dividend before the end of the fourth quarter in order to avoid imposition of the excise tax. If the Company reinvests net capital gains in additional Properties it is likely to be subject to the excise tax. Imposition of the excise tax on the Company would reduce both the amount of money available for reinvestment by the Company and the amount of cash available for distribution to Shareholders.

     The Company has adopted a calendar taxable year for federal income tax purposes; accordingly, the Company's taxable year will end each December 31. The Company has elected the accrual method of accounting.

     As a result of an inadvertent failure to satisfy certain technical requirements of Treasury Regulation Section 1.857-8(b) for its 1991, 1992 and 1993 taxable years, it is possible that the Company would be treated as a regulation corporation (and not as a REIT) for such taxable years.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     1. IN GENERAL. As long as the Company qualifies as a REIT, distributions made to its taxable U.S. Stockholders (as defined herein) out of current or accumulated earnings and profits (and not designated as capital gain dividends) will result in ordinary income. For this purpose, the term "U.S. Stockholder" means a holder of Common Stock that (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust, the income of which is subject

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

to United States federal income taxation regardless of its source. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as described herein. Corporate stockholders will not be entitled to the dividends received deduction. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to the extent that they do not exceed the adjusted tax basis of the stockholder's shares of Common Stock, but rather, will reduce a stockholder's adjusted tax basis in such shares. To the extent that such distributions exceed the adjusted tax basis of a stockholder's shares of Common Stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares of Common Stock have been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder. Currently, the maximum tax rate for individuals on net long-term capital gain is 28%.

     Capital gain realized by the Company on the sale of its assets generally will equal the difference between the sale price and the Company's adjusted tax basis in the asset sold, and will be recognized by the Company's stockholders to the extent the Company maintains its qualifications as a REIT and such capital gain is distributed to the Company's stockholders as a capital gain dividend. The initial tax basis of such assets will be subsequently reduced by annual depreciation deductions. Depreciation deductions reduce taxable income and thus may effectively increase the portion of dividends which would represent a non-taxable return of capital.

     Any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month will be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following year.

     Stockholders may not include any net operating losses or capital losses of the Company in their individual income tax returns. A stockholder will realize capital gain or loss on the disposition of any of his Common Stock equal to the difference between (a) the sales price for such Common Stock and (b) his adjusted tax basis in such Common Stock. In general, any gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for more than one year (after applying certain holding period rules) will be treated as a long-term capital gain or long-term capital loss, respectively. In general, any gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for one year or less (after applying certain holding period rules) will be treated as short-term gain or loss, respectively. However, losses incurred on the sale or exchange of Common Stock held for less than six months will be deemed long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such Common Stock.

     2. PORTFOLIO INCOME. Dividends paid to Shareholders will constitute portfolio income for purposes of Code Section 469 and not passive activity income. Accordingly, such income will not be subject to reduction by losses from passive activities (e.g., an interest in a business held as a limited partner or any interest in a rental activity) of Shareholders who are subject to the passive activity loss rules.

     3. TAXATION OF REINVESTED DIVIDENDS. Those Shareholders who avail themselves of the Dividend Reinvestment Plan during the offering period will realize taxable income or gain in an amount equal to the fair market value of the Shares acquired from the REIT through the Dividend Reinvestment Plan. Those Shareholders who avail themselves of the Dividend Reinvestment Plan after the offering period will realize taxable income or gain equal to the gross amount of Dividends distributed on their behalf to the Agent, as agent for the participants in such plan. Such distributions will retain the character of the Company's income and gain which is distributed. Shares received pursuant to the Dividend Reinvestment Plan will have a holding period which begins on the day after purchase by the Agent. The tax basis of the Shares acquired through the Dividend Reinvestment Plan will generally be the gross amount of income realized by the Shareholder from the distribution.

     4. BACK-UP WITHHOLDING. The Company will report to its stockholders and to the IRS the amount of dividends paid during such calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or another form of exempt entity and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "Taxation of Non-U.S. Stockholders."

     Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

     5. DIVIDEND INFORMATION. The Company will notify each Shareholder after the end of each year as to the portion of Dividends paid that constitutes ordinary income, return of capital, capital gain and items of tax preferences.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     In Revenue Ruling 66-106, 1966-a C.B. 151, the IRS ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS. Based upon Revenue Ruling 66-106, distributions to tax-exempt stockholders generally should not constitute UBTI where (a) the stockholder has not financed the acquisition of its Common Stock with "acquisition indebtedness" within the meaning of the Code, and (b) the Common Stock is not used by the stockholder in an unrelated trade or business. However, legislation was recently enacted which provides that amounts distributed by a REIT to a tax-exempt employees' pension trust which owns more than 10% of the REIT's share will be treated as UBTI in certain circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnership and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     In general, Non-U.S. Stockholders will be subject to regular United States income tax with respect to their investment in the Company if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The balance of this discussion will apply to Non-U.S. Stockholders whose investment in the Company is not so effectively connected.

     Distributions that are not attributable to gain from sales or exchanges of United States real property interests and not designated as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution, subject to reduction or elimination under an applicable tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the stockholder files an IRS Form 1001 or (ii) the Non-U.S. Stockholder files a properly completed IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. Distributions which exceed current and accumulated earnings and profits of the Company will not be taxable to the extent that they do not exceed the adjusted tax basis of the stockholder's Common Stock, but rather will reduce the adjusted tax basis of such Common Stock. To the extent that such dividends exceed the adjusted tax basis of a Non-U.S. Stockholder's Common Stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on gain from the sale or disposition of his Common Stock in the Company, as described below. Because it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions generally will be subject to withholding at the same rate as if distributed from earnings. However, amounts thus withheld are refundable to a stockholder if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. A Non-U.S. Stockholder will be solely responsible, at his or her expense, to file a U.S. tax return claiming a refund of over-withheld tax.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of a United States real property interest will be taxed to a Non-U.S. Stockholder under the provisions of the foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed as if such gain were "effectively connected" with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax for nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability. A refund may be available if the amount exceeds the Non-U.S. Stockholder's federal tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% of the value of the Common Stock was held directly or indirectly by foreign persons. If the Company were not a domestically controlled REIT, sales of shares generally would not be taxed under FIRPTA so long as (i) the Company's stock is regularly traded on an established securities market (as defined in applicable Treasury Regulations) and (ii) the Non-U.S. Stockholder owns less than 5% of the Company's Common Stock. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Common Stock will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and (a) such gain is attributable to an office or fixed place of business in the United States or (b) such nonresident alien individual has a "tax home" in the United States, and such gain is not attributable to an office or fixed place of business located outside the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

STATEMENT OF STOCK OWNERSHIP

     The Company is required to demand annual written statements of actual stock ownership of the Shares from the recordholders of one-half percent, one percent or five percent of its stock depending on whether the Company has 200 or fewer record Shareholders, 201 to 2000 record Shareholders, or more than 2000 record Shareholders, respectively. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as

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

to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.

TAX LAW CHANGES

     The anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

STATE AND LOCAL TAXES

     The tax treatment of the Company and its Shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. It is possible that some jurisdictions will impose a tax liability on the Company if it operates in such states, thereby reducing the economic return to Shareholders. Accordingly, no discussion of state taxation of the Company, the Shares, or the Shareholders is provided herein, nor is any representation made as to the tax status of the Company, the Shares or the Shareholders in such states. Each Shareholder should consult his own tax advisor as to that status of the Shares under the respective state tax laws applicable to him.

                              ERISA CONSIDERATIONS

     In considering an investment in the Company of a portion of the assets of a qualified pension, profit sharing, stock bonus, or other employee benefit plan trust subject to ERISA, a fiduciary, taking into account the facts and circumstances of each trust, should also consider, among other matters, (i) what assets will be deemed to constitute "plan assets" for purposes of ERISA and the Code, particularly under the plan asset regulation (described below), and (ii) whether the investment satisfies the standards of fiduciary conduct prescribed by ERISA including, among other matters, the requirements that the plan's investments be appropriately diversified, and be prudent, considering the nature of an investment in, and the compensation structure of, the Company; the fact that the Company has a limited history of operations; and the fact that, except for investments from a prior offering of Shares as described in "Real Property Investments", the specific Properties which are to be invested in have not been identified as of the date of this Prospectus. The prudence of a particular investment must be determined by the fiduciary (usually the trustee or investment manager) with respect to each employee benefit plan who is responsible for controlling, managing and investing plan assets which are to be invested in this investment, taking into account all of the facts and circumstances of the investment.

     Section 406 of ERISA and Section 4975 of the Code prohibits certain transactions, involving assets of an employee benefit plan subject to ERISA or described in Section 4975 of the Code (which excludes governmental plans and church plans) ("Benefit Plan"), between the Benefit Plan and any party in interest or qualified person with respect to the Benefit Plan. Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) defining the term "plan assets" (the "plan assets regulation") for purposes of Subtitle A, and Parts 1 and 4 of Subtitle B, of Title I of ERISA and Section 4975 of the Code. The plan asset regulation provides that assets of a Benefit Plan will not include the assets of an equity in which the Benefit Plan invests if the entity (or the interests therein) satisfies at least one of the sets of criteria contained in the plan asset regulation.

     Under the plan asset regulation, the assets of a Benefit Plan will not include underlying assets of entities in which the Benefit Plan invests if the interests in the equity the Benefit Plan acquires are "publicly offered securities." A publicly-offered security is a security that is (1) part of a class of securities that is widely held, (2) freely transferable, and (3) sold as part of a public offering registered under the Securities Act of 1933 and part of a class of securities registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities is widely held if it is owned by 100 or more persons who are independent of the issuer and of one another. Whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances. The preamble to the plan asset regulation suggests that one factor to be considered in determining whether a

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

security is freely transferable is whether the investor has a reasonable opportunity to liquidate its investment. The plan asset regulation provides that where the minimum investment in a public offering of securities is $10,000 or less, the presence of certain restrictions enumerated in the plan asset regulation (the "permissible restrictions") designed to permit entities to comply with applicable federal or state laws and to meet reasonable administrative needs ordinarily will not affect a determination that such securities are freely transferable.


     As of March 18, 1997, there are 1,675,442 Shares of the Company outstanding, held by 850 Shareholders. These Shares were sold pursuant to a Registration Statement under the Securities Act of 1933. The purchase price per Share pursuant to this offering is $10.00. The minimum offering is 25,000 Shares ($250,000), and the minimum purchase for an investor is 100 Shares ($1,000). Although they have no present intention to do so, the Advisor and its Affiliates may purchase Shares pursuant to this offering. It is assumed, therefore, that the Shares are part of a class of securities that is widely-held.


     The Shares will generally be transferable. However, the Company has the power to redeem or prohibit the transfer of the Shares to the extent necessary to prevent the Company from failing to satisfy the requirements of qualification as a REIT under the Code, which requirements tend to enhance, not limit, the dissemination of REIT stock. See "Tax Consequences." One of the permissible restrictions under the plan asset regulation that will not ordinarily affect a finding that securities are freely transferable is any restriction on, or prohibition against, any transfer or assignment of a security which would result in a termination or reclassification of the entity for federal or state tax purposes. The restriction of transferability of the Shares to prevent the Company's loss of status as a REIT for federal tax purposes falls within this exception. Except as may be imposed by state "blue sky" administrators, there are no other restrictions on the transferability of the Shares. The Company intends to use a Crossing Arrangement to match buy and sell orders for Shares.

     The foregoing discussion is merely a summary of issues a Benefit Plan fiduciary should evaluate when considering an investment in the Shares. Benefit Plan fiduciaries are urged to consult their legal advisors before investing Benefit Plan assets in the Shares.

                          DESCRIPTION OF COMMON STOCK


GENERAL. As of March 18, 1997, there are 1,675,442 Shares outstanding held by 850 Shareholders. The Certificate of Incorporation authorizes the Company to issue one class of Common Stock. The Shares being issued in this offering all have the same rights, preferences, privileges and restrictions as the issued and outstanding Shares. The Shares are entitled to one vote per Share. The Advisor owns 22,505 Shares representing approximately 1.6% of the voting power of the Company if the maximum amount of Shares is sold. AFG, the Advisor and their Affiliates may also purchase Shares pursuant to this offering, although they have undertaken not to acquire more than 35% of the total outstanding voting shares at any time, in accordance with certain REIT qualification provisions of the Code. The Shares will be fully paid and non-assessable by the Company and may be represented by a share certificate or, at the option of the holder, may be held in "uncertificated" form. There are currently 5,000,000 Shares authorized by the Company Organization Documents. The Company is not precluded from issuing additional Shares after the issuance of the Shares in this offering. The Company does not intend to issue any equity securities which would be senior in right and preference to the Shares, and has no authority to do so without the affirmative vote of a majority of its outstanding voting stock. The public offering price of the Shares was determined arbitrarily by the Directors of the Company.


REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES. For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding shares may be owned by five or fewer individuals during the last half of a taxable year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Tax Consequences." In order to meet these requirements, the Company has the power to redeem a sufficient number of Shares in order to maintain or bring the ownership of the Shares into conformity with these requirements, and to prohibit the transfer of Shares to persons whose acquisitions would result in a violation of these requirements. The price to be paid in the event of the redemption of Shares will be the fair market value as reflected in the latest

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

quotations, if any, or, if no quotations are available, as determined in good faith by the Directors. The effect of these requirements is to generally limit direct and indirect ownership of the shares by each of the five largest Shareholders to no more than 9.9% of the outstanding shares per holder.

                       SUMMARY OF ORGANIZATION DOCUMENTS

     The following is a brief summary of certain provisions of the Organization Documents (which are the Company's Certificate of Incorporation and Bylaws) not described elsewhere in this Prospectus. The summary is, however, qualified in its entirety by the detailed information set forth in the Organization Documents and the Advisory Agreement, each of which is filed as an exhibit to the Registration Statement.

DIRECTORS. The Company's Bylaws provide that the number of Directors may be fixed from time to time by the Directors of the Company, with a minimum of three and a maximum of five, a majority of whom must be Independent Directors. There are currently 5 Directors, including 3 Independent Directors. Any Director may resign at any time and may be removed with or without cause by the holders of a majority of the Shares, or for cause by a majority of the remaining Directors.

     The Directors may in their discretion issue Shares for the consideration and on the terms as they may deem advisable. The Directors may issue debt obligations with conversion privileges whereby the holders of the debt obligations may acquire Shares. The Directors also may issue warrants, options and rights to buy Shares as a part of a ratable issue to Shareholders, as part of a public offering, or as part of a financial arrangement with parties other than the Advisor or directors, officers or employees of the Company or the Advisor, subject to certain limitations on the total amount of such warrants or options and on their exercise prices.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS. Under its Certificate of Incorporation and Bylaws and pursuant to indemnification agreements, the Company will limit the liability of and indemnify its Directors, officers, employees and other agents against all liabilities incurred in connection with their serving in those capacities. Therefore, Shareholders have a limited right of action against such persons, as permitted by Delaware law.

     Consistent with the duties and obligations of, and limitations on, the Directors and under Delaware law, the Directors are accountable to the Company and the Shareholders as fiduciaries and are required to perform their duties in good faith in a manner which each Director believes to be in or not opposed to the best interests of the Company and the Shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. However, the Organizational Documents and the Advisory Agreement provide that the officers, employees, agents, Directors, the Advisor and their Affiliates will be indemnified against certain liabilities incurred in connection with serving in such capacities limiting the personal liability of Directors of the Company to the Company or its Shareholders for monetary damages for breach of fiduciary duty if such persons were acting in good faith and in the best interests of the Company and were performing services or acting on behalf of the Company. Such persons will not be indemnified for conduct which is found to be negligent, or misconduct, except for Independent Directors who will not be indemnified for conduct which is found to be grossly negligent or willful misconduct.

     No indemnification will be provided to any agent on account of conduct which is found to be negligent, or misconduct. In addition, no indemnification will be provided if a court determines that such indemnification is not lawful. Notwithstanding anything to the contrary above, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met (i) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, (iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering

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

the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Any indemnification is recoverable only out of the Company's assets and not from Shareholders.

     The Bylaw provision and the indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its agents, but to the extent an agent is entitled to indemnification, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against such person.

     The Directors have obtained insurance payable by the Company in reasonable amounts against losses arising from tort claims or other claims which may be made against a Director, officer, employee, agent or Shareholder of the Company.

TRANSACTIONS WITH AFFILIATES. The Company's Bylaws impose certain other restrictions upon dealings between the Company and the Advisor, any Director or Affiliates thereof. In particular, the Company may not:

     (i) purchase real property from the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair and reasonable to the Company and such transaction is at a price to the Company no greater than the cost of the asset to the Advisor, a Director or an Affiliate thereof, as the case may be, or if the price to the Company is in excess of such cost, that substantial justification exists and such excess is not unreasonable. In no event shall the cost of such asset to the Company exceed its current Appraised Value;

     (ii) make loans to the Advisor, any Director or Affiliates thereof;

     (iii) borrow money from the Advisor, any Director or Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair, competitive and commercially reasonable and no less favorable to the Company than would have been obtained between unaffiliated lenders and borrowers under the same or similar circumstances;

     (iv) invest in joint ventures with the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on substantially the same terms and conditions as would have been obtained with unaffiliated joint venturers; and

     (v) enter into any other transaction with the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than would have been obtained from unaffiliated third parties and that payments to the Directors of the Company or to the Advisor, or its Affiliates, for services rendered in a capacity other than as Directors or as Advisor are not in excess of their current compensation for comparable services and are not greater than charges for comparable services from competent unaffiliated third parties.

     No Properties of the Company may be sold to the Advisor, AFG, any Director or any Affiliate of any of the foregoing.

SHAREHOLDER LIMITED LIABILITY. Under Delaware general corporate law, a Shareholder's liability for claims made against the Company will be limited to the extent of the Shareholder's investment. However, a Shareholder may have an obligation to return Dividends under certain limited circumstances. See "Investment Policies and Objectives -- Dividends."

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION. Within 120 days following the close of each fiscal year, and at least 30 days before the date of the Company's annual meeting of Shareholders, an annual report of the affairs of the Company will be provided to the Shareholders, containing a balance sheet, income statement, statement of changes in Shareholders' equity, and a statement of cash flows prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished to Shareholders for tax purposes and audited by an independent certified public accountant. The Company must also report annually on fees, commissions and other compensation paid to or earned by the Advisor, the Directors or their Affiliates during the year and must fully disclose all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Directors, the Advisor or their Affiliates during the year, with the Independent Directors examining and commenting in the report as to the fairness of any such transactions. The Company's Annual Report will contain such disclosures. The Company will also provide Shareholders quarterly financial statements in the form specified by Form 10-Q promulgated by the Securities and Exchange Commission within 60 days after the close of each of the Company's first three fiscal quarters. The Company will provide a proxy statement in connection with the annual meeting. Shareholders of the Company have the right under Delaware law to inspect the Shareholder list and other books and records of the Company for a proper purpose.

RESTRICTIONS ON INVESTMENTS. The Bylaws prohibit investments in (i) commodities or commodity future contracts; (ii) short sales; and (iii) any security in any company holding investments or engaging in activities prohibited by the Company's Bylaws.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments as set forth in its Bylaws:

     (i) Not more than 10% of the Company's total assets will be invested in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property.

     (ii) The Company may not invest in real estate contracts of sale.

     (iii) The Company may not invest in the equity securities of any non-governmental issuer, including other real estate investment trusts or limited partnerships, for a period in excess of 18 months although it may repurchase and retire its own shares. Investments otherwise permitted hereunder in entities affiliated with the Advisor, any Director or Affiliates thereof are subject to the restrictions on joint venture investment. See "Transactions with Affiliates" above.

     (iv) The Company has no present intention of investing in any type of debt; however, if the Company invests in debt, it may not invest in indebtedness, including construction loans (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt") unless (a) the total amount of such junior debt, plus the outstanding amount of senior debt, does not exceed 85% of the appraised value of the property; (b) the senior debt is held by a person other than any Director, the Advisor, or one of their Affiliates; and (c) the total junior debt investments of the Company will not exceed 25% of the Company's assets. The Company, however, may make junior debt investments which do not meet the 85% limitation above; provided, however, that the aggregate of such investment would be limited to 10% of the Company's assets (which would be included in the 25% limitation).

     These investment restrictions cannot be changed except by an amendment to the Bylaws approved by the holders of a majority of the outstanding Shares.

OTHER RESTRICTIONS. The Company's Bylaws contain other restrictions on its activities, including restrictions regarding the aggregate amount of indebtedness the Company may incur, restrictions upon the type of securities the Company may issue, and restrictions against engaging in certain activities.

     With respect to the incurrence of indebtedness, the Bylaws provide that the Company may not incur secured indebtedness such that the Company's aggregate secured borrowings exceed 50 % of the aggregate Purchase Price of the Company's Properties (the amount of any single Property's secured indebtedness may not exceed 80% of the purchase price of that specific Property) or, if a Property is financed or refinanced, 50% of the appraised value of such Property when financed or refinanced; and, the Bylaws further provide that the Company may not incur, in addition to the secured borrowings described above, unsecured borrowings in excess of 20% of the Invested Assets of the Company, in the absence of a showing that a higher level of borrowing is appropriate and an approval by the Independent Directors of borrowing in excess of that limit. In

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

no event, however, may the Company incur total indebtedness in excess of 300% of Invested Assets. The aggregate borrowings of the Company, secured and unsecured, shall in all respects be reasonable in relation to the net assets of the Company, and the level of such aggregate borrowings shall be reviewed by the Directors at least quarterly. The 20% limitation of unsecured borrowings allows the Company the flexibility of borrowing additional funds on an unsecured basis for any emergencies or contingencies which may occur and for which the Working Capital Reserve is not sufficient.

     The Bylaws also prohibit the issuance by the Company of (i) equity securities redeemable at the option of holder, (ii) securities on a deferred-payment basis, or (iii) warrants or options exercisable for securities, except in compliance with certain provisions of the Bylaws.

     Additionally, the Bylaws prohibit the Company from engaging in the trading (as compared with investment activities), underwriting or agency distribution of securities issued by others, from issuing debt securities in the absence of adequate cash flow to cover debt service and from holding property primarily for sale to customers in the ordinary course of the trade or business.

     These restrictions cannot be changed except by an amendment to the Bylaws approved by the Shareholders holding a majority of the outstanding Shares.

AMENDMENTS. The Organization Documents may be amended by the affirmative vote of the holders of a majority of the outstanding Shares. In addition, a majority of the Directors may, without the approval or consent of the Shareholders, adopt any amendment to the Bylaws which they in good faith determine to be necessary to conform the Bylaws to the requirements of the REIT provisions of the Code, the requirements imposed by the securities administrator of any state in which the Shares are being offered and any other applicable laws or regulations.

MEETINGS OF SHAREHOLDERS AND VOTING. The annual meeting of the Shareholders will be held on the first Tuesday of June in each year, and special meetings may be called by the Chairman, the President, the Board of Directors, or by one or more Shareholders holding not less than ten percent (10%) of the voting power of the Company. At any meeting of Shareholders, each Shareholder is entitled to one vote for each Share. In addition to the matters discussed under "Amendments" above, the Shareholders are entitled to decide the following matters by a majority vote of the Shares at a meeting at which a quorum is present, or by the written consent of a majority of the outstanding Shares without a meeting: (i) the election or removal of Directors; (ii) increase or decrease the number of Directors (between three and five); (iii) termination of the Advisory Agreement upon 60 days' notice; (iv) ratification of any transaction between the Company and any Affiliate of the Company; and (v) any amendment to the Certificate of Incorporation. The Directors or the Independent Directors may also make certain of these decisions without Shareholder approval.

                               WHO SHOULD INVEST

SUITABILITY STANDARDS

     The Shares will only be sold to an investor who represents in writing that the investor has either (i) a net worth (exclusive of home, home furnishings and automobiles) of at least $30,000 and estimates that the investor will have gross income during the current year of at least $30,000; or (ii) a net worth of $75,000 (determined with the same exclusions); or (iii) that the investor is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units. If sales are made to fiduciary accounts in the State of California, the suitability requirements must be met by each beneficiary of the fiduciary account; provided however, if the only beneficiaries of the fiduciary account are the donor's ancestors, descendants or spouse, the suitability standards may be met by the donor to the fiduciary account. If the fiduciary is the donor of the funds for investment, the suitability requirements may be met by the fiduciary.

     The minimum number of Shares which an investor may initially purchase is 100 ($1,000).

     The Selling Agreement between the Company and the Selling Agent requires the Selling Agent and Selected Dealers to diligently make inquiries as required by law of all prospective purchasers of Shares in order to ascertain whether such purchase is suitable for such person, and to promptly transmit to the Company a fully completed and duly executed Subscription Agreement and funds concurrently therewith.

     Certain states in which it is contemplated the Company will apply to have the Shares qualified or registered for sale may establish suitability standards and minimum purchase requirements different from those set by the Company. In the event that such suitability and minimum purchase standards are higher than those set by the Company, such facts are set forth below or will be set forth in a sticker or supplement to the Prospectus. Unless otherwise so indicated, those states in which the Company is authorized to sell its securities have minimum investment requirements and investor suitability standards which come within the standards established by the Company.

     Shares will be sold to investors in the state of Arizona, who represent in writing that the investor has either (i) a net worth (exclusive of home, home furnishings and automobiles) of $45,000 and estimates that the investor will have gross income during the current year of at least $45,000; or (ii) a net worth of $150,000 (determined with the same exclusions); or (iii) that the investor is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units.

HOW TO SUBSCRIBE

     An investor who meets the qualifications set forth above may subscribe to acquire Shares by executing a Subscription Agreement. By subscribing for Shares, each investor will be deemed to have made all of the representations contained in the Subscription Agreement and will be bound by all of the terms of the Subscription Agreement.

     The Company shall finally accept or reject subscriptions within 30 days after the Company has received subscriptions (but the admission of an investor to the Company shall be subject to acceptance of subscriptions for the minimum number of Shares).

                              PLAN OF DISTRIBUTION


     A maximum of 1,500,000 Shares are offered through Associated Securities Corp., (a member of the National Association of Securities Dealers, Inc. ("NASD")), a wholly owned subsidiary of AFG, as Selling Agent of the Shares pursuant to a Selling Agreement. The Company is offering the Shares through the Selling Agent and other Selected Dealers who are members of the NASD. The Shares are being sold on a best efforts, minimum-maximum basis which means that the Selling Agent and other Selected Dealers are not obligated to purchase any Shares but are only required to use their best efforts to sell Shares to investors as of March 18, 1997, the Company has sold 345,528 Shares in this offering.


     The Selling Agent and Selected Dealers will be paid a sales commission 7% by the Company of the $10.00 per Share offering price on all Shares sold by the Selling Agent or Selected Dealers. The Selling Agent will also receive 1% of the $10.00 per Share offering price for wholesaling compensation and .5% of the $10.00 per Share offering price from the Company for bona fide due diligence expenses. Shares may be purchased without payment of any sales commissions by current or retired employees, officers and directors of the Company, the Advisor, the Selling Agent and Selected Dealers and their registered representatives and any of their Affiliates (and the families of any of the foregoing) and trust or employee benefit plans established exclusively for the benefit of such Persons.

     Notwithstanding the foregoing, no sales commission will be paid to the Selling Agent or Selected Dealers when qualified pension plans, profit sharing plans, Keogh plans, or individual retirement accounts purchase a minimum of $500,000 of Shares. Such investors will purchase Shares at $9.30 per Share and the net proceeds to the Company will not be affected. Subscriptions for Shares will not be aggregated or combined unless the Shares will be owned by, or for the benefit of, a single Person's pension plan, profit sharing plan, Keogh plan

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

and/or individual retirement account. In addition, if a registered investment advisor is receiving a fee for receiving investment advice regarding an investment in the Company's Shares, the Company will not pay a sales commission to the registered investment adviser for the sale of such Shares.

     In addition to the sales commission, the Company will pay to the Selling Agent and Selected Dealers an annual monitoring fee (the "Monitoring Fee") with respect to all Shares sold to clients of the Selling Agent or Selected Dealers on each April 15 commencing on April 15, 1997 in an amount equal to .15% of the gross proceeds of all such Shares. Such fee may be payable up to a maximum of eleven years. No portion of the Monitoring Fee for any year shall accrue in, or be payable for, such year in which the Company is liquidated or the Shares become publicly traded. Notwithstanding the foregoing, the Company shall not pay the portion of the Monitoring Fee for any year which, if paid, would cause the total underwriting compensation paid to the Selling Agent and Selected Dealers in connection with the offering, including sales commissions, wholesaling compensation and all Monitoring Fees, to be equal to or to exceed 10% of the gross proceeds.

     The Advisor will receive reimbursement for organization and offering services performed by them in connection with this offering which consist of expenses relating to the Company's organization and formation, for all legal, accounting, due diligence, printing expenses and for all other expenses relating to the registration, marketing and distribution of this offering, other than retail sales commissions. This reimbursement expense allowance is limited to 40 cents per Share for each Share sold up to an aggregate of $500,000 and may be nonaccountable to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor.

     The total payments made by the Company or any of its Affiliates to the Advisor, Selling Agent and the Selected Dealers in connection with this offering, including all Offering and Organization Expenses, will not exceed 14.5% of the gross proceeds obtained from the sale of Shares.

     The Selling Agreement, which may be terminated by the Company on 60 days' notice without penalty, contains cross-indemnity clauses with respect to certain liabilities between the Company and the Selling Agent, including liabilities under the Securities Act of 1933. The indemnities of the Company inure to the benefit of all Selected Dealers participating in the offering. Selected Dealers participating in this offering may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.


ESCROW ARRANGEMENTS. Funds received by the Company from prospective investors will be placed in an interest bearing escrow account at City National Bank as escrow agent during the offering and the Company will issue Shares periodically (but not less often than quarterly) as agreed between the Company and the Selling Agent. Accrued interest will be paid by the Company to those Subscribers whose funds are paid into the escrow account within 30 days after funds are withdrawn from such escrow account and computed from the date each investor's subscription payment is collected in the escrow account.


     AFG, the Advisor or any Affiliate may purchase as many Shares as they wish (provided that their collective holdings do not exceed 35% of the Shares), but presently have no intention to purchase any Shares. Shares purchased by AFG, the Advisor or any Affiliate shall be only for investment and without present intention to resell, and shall only be purchased on the same terms and conditions on which the Shares are offered to the public, except that no sales commissions shall be payable upon any such purchase of Shares. Any Shares purchased by AFG, the Advisor or any Affiliate may be included in satisfying the minimum offering requirement.

     Investors will be issued Shares not later than the last calendar day of the month following the month in which funds are released from the escrow account to the Company.

OFFERING PERIOD. If the Company does not terminate this offering earlier, the offering of Shares will continue until the earlier of 24 months from the initial date of this Prospectus or 1,500,000 Shares are sold.

METHOD OF SUBSCRIPTION. To purchase Shares, an investor must complete and execute an application to purchase Shares as set forth in the Subscription Agreement included with this Prospectus. Shares will only be sold to an investor who makes a minimum purchase of 100 Shares ($1,000). Additional Shares may only be purchased in 10-Share ($100) increments, except that smaller increments will be made available for Dividend

Reinvestment Plans, IRA and Keogh plan rollovers. Any purchase of Shares must be accompanied by tender of the full sum of $10.00 per Share for each Share purchased. Once the subscription is submitted to the Company, the investor will not have a right to revoke the subscription. Subscriptions will be accepted or rejected by the Company within 30 days after the receipt by the escrow agent of the purchase price. If the subscription is rejected for any reason, the investor's subscription will be promptly returned without interest.


TRANSFERABILITY; CROSSING ARRANGEMENT. Except under certain circumstances as set forth in "Redemption and Prohibition of Transfer of Shares" above, there are no restrictions on transfer of the Shares; however, a market is unlikely to develop during this offering and there can be no assurance that a market will therefore develop for the Shares. However, the Company intends to use a Crossing Arrangement pursuant to which Associated Securities Corp. (the "Crossing Agent"), an Affiliate of AFG, will match buy and sell orders for Shares at negotiated commissions or markups. The Crossing Arrangement is expected to continue for a period of approximately two years but may continue longer.



     Upon receipt of a sell order from a current Shareholder, the Crossing Agent will arrange for the sale of the Shares to one or more persons who have placed orders to purchase Shares either through the Crossing Arrangement or through the Dividend Reinvestment Plan. Neither the Company nor the Crossing Agent can guarantee that sales of Shares will be effected through this Crossing Arrangement. The Crossing Agent will not solicit sell orders from any existing Shareholder.


     Shareholders who wish to sell their Shares through this Crossing Arrangement should contact the Company directly, at the following address or telephone number:

      5933 W. Century Boulevard, Ninth Floor
      Los Angeles, California 90045
      (310) 337-9700

     There is no requirement that Shareholders utilize the services of the Crossing Agent in the sale of their Shares. Other broker-dealers may offer similar services to selling Shareholders, and there can be no assurance that the price per Share received from the Crossing Agent will be the best possible price. The Company may, from time to time, change the terms of the crossing arrangement in such fashion as it believes appropriate.

     The Company may apply for quotation of the Shares on the NASDAQ System, but there can be no assurance that it will apply, that the application will be approved or that an active public trading market for the Shares will thereafter develop. See "Risk Factors -- Limited Transferability."

     West Coast Realty Advisors, Inc. is the transfer agent and registrar for the Shares. The actual issuance of a stock certificate evidencing the Shares is optional under the transfer agent's system. IRA and Keogh Account investors will not be issued share certificates. Shareholders who do not elect to receive a stock certificate will own Shares in "uncertificated" form, and will be treated in the same manner as Shareholders who elect to receive a stock certificate. Owning Shares in an "uncertificated" form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing a duly executed stock power to the transfer agent.

DIVIDEND REINVESTMENT PLAN. The fund has established a Dividend Reinvestment Plan (the "Plan") which is designed to enable Shareholders to have Dividends automatically invested in Shares of the Company. In order to participate in the Plan, investors must designate in the Subscription Agreement received with this Prospectus the manner in which they would like their Dividends reinvested. Shareholders may elect to participate in the Plan at any time. If a Shareholder does not indicate a Dividend reinvestment option, Dividends will be paid to such Shareholder in cash.

     Associated Securities Corp. will act as the Plan's agent (the "Agent") for participating Shareholders. During this offering, the Agent will purchase Shares for participating Shareholders from the Selling Agent at a price of $10.00 per Share. Of the Shares being offered by this Prospectus, one hundred thousand shares have been reserved for the Crossing Arrangement and the Plan.

     From the completion of this offering until the Shares are quoted on the NASDAQ System, the Agent will receive any cash Dividends payable to the participating Shareholders and use these amounts to purchase Shares for participants through the Crossing Agent who will match the Shares owned by Shareholders who wish to sell, with purchases to be made by the Plan. The Plan will not pay in excess of $9.30 per Share to the Crossing Agent. If an insufficient number of Shares are presented for sale to the Plan at an acceptable price, the purchases for the participants will be made either pro rata or by lot and the remaining amount of cash Dividends not used to purchase Shares will be returned to the appropriate Shareholders.

     If listed on the NASDAQ System, the Agent will purchase Shares for participants in the over-the-counter trading market at negotiated commissions or markups, to the extent Shares are available. Purchases will generally be made within 30 days after the funds are received by the Agent, and pending investment, funds temporarily will be held in non-interest bearing accounts for administrative convenience. If Shares are not reasonably available in the market during such period, the Agent will return a participating Shareholder's pro rata portion of the remaining funds. If a participant's Dividend is not large enough to buy a full Share, such participant will be credited with a fractional Share computed to six decimal places. The Agent will add the Shares purchased to each participant's capital account as Shares in "uncertificated" form, unless the participant requests certificates for full Shares in writing. The purchased Share(s) will then participate in the Plan to the extent of any future Dividends. Participants will have the right to vote all Shares held in their Plan accounts, whether in certificates or uncertificated form.

     Following each reinvestment under the Plan, each participant will be sent a confirmation showing the amount of Dividends reinvested, the service and any brokerage charges deducted, the number and price of Shares purchased, and the balance of Shares held by the Agent in the participant's account under the Plan. In addition, each participant will be provided annually with tax information regarding the reinvestment of Dividends pursuant to the Plan, including information with respect to income earned on Shares under the Plan for each calendar year which will be shown on a Form 1099-DIV United States Information Return.

     The Plan and the reinvestment of Dividends in additional Shares thereunder has been structured to enable the Company to qualify as a REIT under the applicable provisions of the Code. Therefore, any Dividends to which a participating Shareholder is entitled will be taxable to the Shareholder substantially to the same extent as if the Dividends had been received in cash rather than reinvested in the Company. See "Tax Consequences -- Requirements for Qualification as a REIT -- Distributions to Shareholders."

     Participation in the Plan will start with the next Dividend payable after receipt of a participant's authorization. Copies of the Company's most current Prospectus, during the period in which this offering is still in progress, will be available to any Shareholder on written request to the Company at its principal office.

     A Shareholder's participation in the Plan will continue until terminated by the Shareholder, the Company or the Agent. A Shareholder may terminate participation in the Plan at any time by delivering written notice before the record date for the next Dividend to the Agent at: 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045. Within 30 days after notice of termination, the Agent will send a confirmation to the participant evidencing the whole and fractional Shares in such Shareholder's account. Any future Dividends will then be paid directly to the Shareholder. The Company may terminate the Plan for any reason by sending written notice to each participating Shareholder at the address shown on the Agent's records.

     The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which has been filed as an exhibit to the Registration Statement. Experience under the Plan may indicate changes are desirable. Accordingly, the Company reserves the right to amend any aspect of the Plan effective with respect to any Dividend paid subsequent to notice of the change sent to participants in the Plan at least 30 days prior to any Dividend record date. The Company also reserves the right to change the Agent for any reason at any time with like notice.

                                 SALES MATERIAL

     The Company may utilize certain sales material in connection with this offering. In certain jurisdictions, sales material may not be available. This material may include other material relating to the offering, property brochures and articles and publications concerning real estate and REITs.

     Other than a sales brochure which will accompany the Prospectus, the Company has not authorized the use of sales material. This offering is made only by means of this Prospectus. Although the information contained in sales material does not conflict with any of the information contained in this Prospectus, the sales material does not purport to be complete, and should not be considered as part of this Prospectus or as incorporated in this Prospectus by reference, or as forming the basis of this offering.

                                 LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Gipson Hoffman & Pancione, a Professional Corporation, Los Angeles, California. Gipson Hoffman & Pancione has also rendered an opinion with respect to certain federal income tax matters as referred to under "Tax Consequences."

                                    EXPERTS


     The financial statements and schedules of the Company included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, and Hunicutt Okamoto & Associates, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.


                              FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, under the Securities Act of 1933, and to which reference is hereby made. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C. and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

                                    GLOSSARY

     "ACQUISITION EXPENSES" means all expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to the selection and acquisition of properties, whether or not acquired.

     "ACQUISITION FEES" means all fees and commissions paid by any person to any person in connection with the investigation, selection, purchase or improvement of real estate by the Company, whether designated as a real estate commission, selection fee, non-recurring management fee, non-recurring start-up fee, construction fee, or any fee of a similar nature, however designated, but not to include any fees or expenses paid to any party upon financing or refinancing where the proceeds of such financing or refinancing are not reinvested in real estate.

     "ADJUSTED PRICE PER SHARE" means, with respect to the Shares, $10.00 per share less all Dividends or other distributions paid out of Cash From Sales or Refinancings of Properties; and adjusted for any stock split, Dividends in Shares or combinations or reclassifications resulting in an increase or decrease in the number of Shares outstanding.

     "ADVISOR" means any Person whom the Company employs or appoints or with whom the Company contracts under the provisions of Article VII hereof and who is responsible for directing or performing the day-to-day business affairs of the Company, including a person to which an Advisor subcontracts substantially all said functions.

     "ADVISORY AGREEMENT" means an agreement between the Company and its Advisor that provides for the payment of any regular advisory or incentive compensation, other than an agreement that provides for compensation based only on the acquisition, disposition or refinancing of Company properties.

     "ADVISORY FEE" means the fee paid to the Advisor for day-to-day advice and services in managing and carrying on the business and operations of the Company pursuant to the Advisory Agreement with the Company, as described in "Compensation of Advisor and Affiliates."

     "AFFILIATES" means an Affiliate of another Person includes any of the following (a) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (b) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such other Person, (c) any executive officer, director, trustee or general partner of such other Person, (d) any legal entity for which such Person acts as an officer, director, trustee or partner, and (e) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person.

     "AFG" means Associated Financial Group, Inc., the sponsor of the Company.

     "ANNUAL REPORT" means the Annual Report distributed to shareholders which shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported upon by independent certified public accountants.

     "APPRAISAL" means the value of, as of the date of the Appraisal of real property in its existing state or in a state to be created, as determined by an Independent Expert. The Directors may in good faith rely on a previous Appraisal made on behalf of other Persons, provided, (a) it meets these standards and was made in connection with an investment in which the Company acquires an entire or participating interest, or (b) it was prepared not earlier than two years prior to the acquisition by the Company of its interest in the real property. In appraising Properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement. An Appraisal may not necessarily represent the cash value of the Property but may consider the value of the income stream from the Property plus discounted value of the fee interest, and other terms of the purchase.

     "AVERAGE INVESTED ASSETS" means the average of the aggregate book value, for any period, of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. Average Invested Assets is computed by taking the average of such values at the end of each month during such period.

     "BYLAWS" means these Bylaws and all amendments, restatements, or modifications thereof. References in these Bylaws to "herein," "hereof," and "hereunder" shall be deemed to refer to these Bylaws and shall not be limited to the particular text, article, or section in which such words appear.

     "CASH AVAILABLE FOR DISTRIBUTION" means for any period cash from operations (consisting of net income from operations plus depreciation and amortization expenses) for such period.

     "CASH FROM SALES OR REFINANCINGS" means net cash realized by the Company from the Sale or Disposition of any Property after retirement of applicable secured debt and the payment of all expenses related to the transaction. Cash from Sales or Refinancings shall not include amounts withheld for Working Capital Reserves.

     "CERTIFICATE OF INCORPORATION" means the articles of incorporation for the Company, as they may be amended from time to time, as filed with the Delaware Secretary of State.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means West Coast Realty Investors, Inc.

     "COMPETITIVE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

     "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Company's Property.

     "CROSSING ARRANGEMENT" means the matching of buy orders and sell orders of the Company's Shares at negotiated commissions or markups.

     "DEVELOPMENT FEE" means a fee for the packaging of the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     "DIRECTORS" means as of any particular time, the members of the board of directors of the Company holding office at such time.

     "DISTRIBUTION" means any dividend or other distribution of cash distributed to anyone, including Shareholders, arising from their interests in the Company.

     "DIVIDEND" means any Distribution made to Shareholders arising from their interests in the Company.

     "INDEPENDENT DIRECTORS" means Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Advisor or Sponsor of the Company, (a) a Director shall be deemed to be associated with the Sponsor or Advisor if he or she: (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or (ii) is employed by the Sponsor, Advisor or any of their Affiliates; or (iii) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services, other than as a Director, for the Company; or (v) is a Director for more than three REITS organized by the Sponsor or advised the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates; (b) for purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis, (c) an indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the Company.

     "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "INVESTED ASSETS" means for any fiscal quarter, the total assets (other than intangibles) of the Company valued at cost before deducting depreciation or other noncash reserves, less liabilities. Invested assets is computed by taking the average of such values at the end of each month during such quarter.

     "MONITORING FEE" means the annual fee paid by the Company to the Selling Agent with respect to Shares sold to clients of the Selling Agent or Selected Dealer in an amount equal to .15% of the gross proceeds from the sale of such Shares, payable beginning on April 15, 1997 and on or before April 15 of each succeeding year.

     "NET INCOME" means for any period, the total revenues applicable to such period, less expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Company's Advisor receives an incentive fee as provided in Section 8.3(l) hereof, Net Income, for purposes of calculating Operating Expenses, shall exclude the gain from the sale or disposition of the Company's assets.

     "OFFERING PROCEEDS" means the total amount of proceeds received by the Company pursuant to the sale of its Shares in any public offering of the Company's Shares.

     "OPERATING EXPENSES" means the aggregate annual expenses of every character paid or incurred by the Company as determined in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Directors, including regular and incentive compensation payable to the Advisor, excluding, however, the following: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;
(b) interest (i. e., the cost of money borrowed by the Company; (c) taxes on income, taxes and assessments on real property and all other taxes applicable to the Company; (d) subordinated incentive fees based upon the excess of the sales prices of Properties over their purchase prices as provided for in Section 8.3(l) of the bylaws; (e) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property, and other expenses connected with the acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); and (f) non-cash expenditures (including depreciation, amortization and bad debt reserve).

     "ORGANIZATION AND OFFERING EXPENSES" means all the actual and necessary expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company's securities for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discount, the Monitoring Fee and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     "ORGANIZATION DOCUMENTS" means the Certificate of Incorporation and the Bylaws of the Company.

     "ORIGINAL INVESTED CAPITAL" means the total cash investment (either as a down payment, mortgage reduction payment or capital expense) in a Property.

     "PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

     "PROPERTY" or "PROPERTIES" means all properties or any interest in an property acquired directly or indirectly by the Company, including any direct or indirect investment in any interest in land, leasehold interests, and buildings, structures, improvements, fixtures, equipment and furnishings in connection with land, leasehold interests and rights or interests in land, whether equity or debt, or any entity, partnership or venture whose principal purpose is to make any such investment or investments. Reference to a "Property" shall be to any one of them.

     "PROPERTY MANAGEMENT FEE" means the fee payable to West Coast Realty Management, Inc., an Affiliate of the Advisor, or other entities for property management services pursuant to a property management agreement.

     "PROSPECTUS" means this Prospectus and any Supplements hereto.

     "PURCHASE PRICE" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

     "REAL ESTATE COMMISSION" means the real estate brokerage commission payable to the Advisor, Descolin Incorporated, or an Affiliate, upon sale of a Property pursuant to the Advisory Agreement as described in "Compensation of Advisor and Affiliates."

     "REAL ESTATE INVESTMENT TRUST" or "REIT" means a real estate investment trust, as defined in Part II, Subchapter M of Chapter 1 (Sections 856-860) of the Code.

     "REINVESTMENT PROCEEDS" means the amount of proceeds from the sale, financing or refinancing of a Property used to acquire an additional Property.

     "ROLLUP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Rollup Entity. Such term does not include (a) a transaction involving securities of the Company that have been listed for at least twelve months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or
(b) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following (i) the Shareholders' voting rights, (ii) the term of existence of the Company, (iii) compensation to the Sponsor or Advisor, or (iv) the Company's investment objectives.

     "ROLLUP ENTITY" means a partnership, REIT, corporation, trust or other entity that will be created or would survive after the successful completion of a proposed Rollup transaction.

     "RULING REQUEST" means the request made by the Company to the Internal Revenue Service that West Coast Realty Management, Inc. is an independent contractor.

     "SALE OR DISPOSITION" means any: (i) disposition of a Company asset not in the ordinary course of its business, including without limitation, sales, exchanges or other dispositions of real or personal property; (ii) condemnations; (iii) recovery of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds); or (iv) any borrowings or mortgage financings or refinancings (other than any financing upon the initial acquisition of Properties). The disposition of a Property by transfer back to the seller or an Affiliate thereof, whether in the form of a rescission, exchange or resale or pursuant to an option or an arrangement entered into at or prior to the time of taking title to the Property, shall not, if the proceeds from such transfer back are reinvested in other Property, constitute a Sale or Disposition and shall not result in Cash From Sales or Refinancings.

     "SELECTED DEALERS" means members of the National Association of Securities Dealers, Inc., participating in the offering. See "Plan of Distribution."

     "SELLING AGENT" means Associated Securities Corp.

     "SHAREHOLDERS" means the beneficial holders of the Company's Shares.

     "SHARES" means shares of common stock of the Company.

     "SPONSOR" means any person directly or indirectly instrumental in organizing the Company, wholly or in part, or who will manage or participate in the management of the Company and its Affiliates.

     "SPONSOR" does not include any unaffiliated person whose only relationship with the Company is that of an independent property manager receiving compensation from the Company as such, and unaffiliated third parties such as attorneys, tax preparers, accountants and underwriters whose only compensation from the Company is for the professional services rendered in connection with the offering of the Company's securities or the operations of the Company. A person may also be a Sponsor of the Company by (a) taking the initiative directly or indirectly in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, (b) receiving a material participation in the Company in connection with the founding or organization of the business of the Company in consideration of services or property or both services and property, (c) having a substantial number of relationships and contacts with the Company, (d) possessing significant rights to control the Company's properties, (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (f) providing goods or services to the Company on a basis which was not negotiated at arms' length with the Company.

     "SUBORDINATED INCENTIVE FEE" means the fee payable to the Advisor pursuant to the Advisory Agreement upon the sale, financing or refinancing of a Property, as described in "Compensation of Advisor and Affiliates."

     "TAXABLE INCOME" means the real estate investment trust taxable income of the Company for federal income tax purposes, determined without regard to the deduction for dividends paid and by excluding any net capital gain.

     "UNIMPROVED REAL PROPERTY" means the real property which has the following three characteristics: (a) An equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) Has no development or construction in process on such land; and (c) No development or construction on such land is planned in good faith to commence on such land within one year.

     "WCRM" means West Coast Realty Management, Inc.

     "WORKING CAPITAL RESERVES" means cash reserves of the Company as needed for normal operations, repairs, maintenance, and other contingencies.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                             PAGE
                                                                                             ----
West Coast Realty Investors
  Audited Financial Statements
    Report of Independent Certified Public Accountants......................................  F-1
    Balance Sheets as of December 31, 1996 and 1995.........................................  F-2
    Statements of Income for the years ended December 31, 1996, December 31, 1995 and December 31, 1994................................................................  F-3
    Statements of Stockholders' Equity for the years ended December 31, 1996, December 31,
      1995
       and December 31, 1994................................................................  F-4
    Statements of Cash Flows for the years ended December 31, 1996, December 31, 1995 and
      December 31, 1994.....................................................................  F-5
    Summary of Accounting Policies..........................................................  F-6
    Notes to Financial Statements...........................................................  F-8
    Schedule III -- Real Estate and Accumulated Depreciation................................ F-15
    Schedule IV -- Mortgage Loans on Real Estate............................................ F-17

Java City Property
  Report on Independent Certified Public Accountants........................................ F-19
  Summary of Historical Information Relating to Operating Revenues and Specified Expenses... F-20
  Notes to Summary of Historical Information Relating to Operating Revenues and Specified
    Expenses................................................................................ F-21
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)........ F-22
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
    (unaudited)............................................................................. F-22
  Notes to Pro Forma Statements............................................................. F-23

Tycom Property
  Report of Independent Certified Public Accountants........................................ F-24
  Summary of Historical Information Relating to Operating Revenues and Specified Expenses... F-25
  Notes to Summary of Historical Information Relating to Operating Revenues and Specified
    Expenses................................................................................ F-26
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)........ F-27
  Estimated Twelve Month Pro Forma Statement of Cash Available From Operations
    (unaudited)............................................................................. F-27
  Notes to Pro Forma Statements............................................................. F-28

West Coast Realty Investors, Inc.
  Pro Forma Balance Sheet as of December 31, 1996 (unaudited)............................... F-29
  Notes to Pro Forma Balance Sheet as of December 31, 1996 (unaudited)...................... F-30
  Pro Forma Statement of income for the year ended December 31, 1996 (unaudited)............ F-31
  Notes to Pro Forma Income Statement for year ended December 31, 1996 (unaudited).......... F-32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

West Coast Realty Investors, Inc.
Los Angeles, California


     We have audited the accompanying balance sheets of West Coast Realty Investors, Inc., as of December 31, 1996 and 1995 and the related statements of income, stockholders' equity, and cash flows for each of the years ended December 31, 1996, 1995 and 1994. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Realty Investors, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.


     Also in our opinion, the schedules present fairly, in all material respects, the information set forth there.


BDO SEIDMAN, LLP


Los Angeles, California

February 28, 1997

                       WEST COAST REALTY INVESTORS, INC.

                                 BALANCE SHEETS
                            ------------------------


                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                     1996            1995
                                                                  -----------     -----------
ASSETS
Rental properties, net of accumulated depreciation (Notes 2 and
  3)............................................................  $21,118,203     $19,650,165
Cash and cash equivalents.......................................    2,017,194       1,450,022
Accounts receivable.............................................      247,948         132,148
Loan origination fees, net of accumulated amortization of
  $21,161 and $19,087...........................................      102,622         119,969
Other assets....................................................       85,871          40,594
                                                                  -----------     -----------
Total assets....................................................  $23,571,838     $21,392,898
                                                                  ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Accounts payable..............................................  $    13,922     $    25,419
  Due to related party (Note 4).................................       46,285         167,314
  Dividends payable (Note 7)....................................      302,760         226,649
  Security deposits and prepaid rents...........................      124,734         109,068
  Other liabilities.............................................      100,453          90,431
  Notes payable (Note 5)........................................   10,078,793       9,539,180
                                                                  -----------     -----------
Total liabilities...............................................   10,666,947      10,158,061
                                                                  -----------     -----------

Commitments

Stockholders' equity
  Common Stock, $.01 par -- shares authorized, 5,000,000; shares
     issued, 1,550,607 and 1,322,404............................       15,506          13,224
  Additional paid-in capital....................................   13,861,763      11,771,030
  Distributions in excess of earnings...........................     (972,378)       (549,417)
                                                                  -----------     -----------
Total stockholders' equity......................................   12,904,891      11,234,837
                                                                  -----------     -----------
Total liabilities and stockholders' equity......................  $23,571,838     $21,392,898
                                                                  ===========     ===========



     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                              STATEMENTS OF INCOME


                                                               YEARS ENDED DECEMBER 31,
                                                        --------------------------------------
                                                           1996           1995          1994
                                                        ----------     ----------     --------
REVENUES:
  Rental (Notes 2 and 3)..............................  $2,377,530     $1,692,176     $802,614
  Interest............................................      97,097        120,950      100,553
                                                        ----------       --------     --------
                                                         2,474,627      1,813,126      903,167
                                                        ----------       --------     --------
COSTS AND EXPENSES
  Operating...........................................     302,858        169,679       96,637
  Interest............................................     880,978        620,031      302,124
  General and administrative..........................     224,254        117,667       70,890
  Depreciation and amortization.......................     360,901        256,144      118,238
  Loss on government securities.......................          --             --       68,210
                                                        ----------       --------     --------
                                                         1,768,991      1,163,521      656,099
                                                        ----------       --------     --------
Net income............................................  $  705,636     $  649,605     $247,068
                                                        ==========       ========     ========
Net income per share (Note 7).........................  $      .49     $      .58     $    .35
                                                        ==========       ========     ========


     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                                     DISTRIBUTIONS
                                               COMMON STOCK          ADDITIONAL       IN EXCESS
                                           ---------------------       PAID-IN           OF
                                            SHARES       AMOUNT        CAPITAL        EARNINGS
                                           ---------     -------     -----------     -----------
BALANCE, December 31, 1993...............    562,885     $ 5,629     $ 5,038,512     $  (118,881)

  Issuance of stock for cash, net of
     costs and sales commissions of
     $399,416............................    349,101       3,491       3,085,313              --
  Net income for the year................         --          --              --         247,068
  Equity contribution by Affiliates
     through expense reimbursements (Note
     4b).................................         --          --          17,622              --
  Dividends declared ($.762 per share)
     (Note 7)............................         --          --              --        (522,614)
                                           ---------     -------     -----------       ---------
BALANCE, December 31, 1994...............    911,986       9,120       8,141,447        (394,427)

  Issuance of stock for cash, net of
     costs and sales commissions of
     $423,603............................    410,418       4,104       3,629,583              --
  Net income for the year................         --          --              --         649,605
  Dividends declared ($.72 per share)
     (Note 7)............................         --          --              --        (804,595)
                                           ---------     -------     -----------       ---------
BALANCE, December 31, 1995...............  1,322,404      13,224      11,771,030        (549,417)

  Issuance of stock for cash, net of
     costs and sales commissions of
     $246,599............................    228,203       2,282       2,046,672         --
  Equity contributions by affiliates
     through expense reimbursements (Note
     4b).................................     --           --             44,061
  Net income for the year................     --           --            --              705,636
  Dividends declared ($.779 per share
     (Note 7))...........................     --           --            --           (1,128,597)
                                           ---------     -------     -----------       ---------
BALANCE, December 31, 1996...............  1,550,607     $15,506     $13,861,763     $  (972,378)
                                           =========     =======     ===========       =========


     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1996           1995           1994
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income........................................  $   705,636    $   649,605    $   247,068
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..................      360,901        256,144        118,238
     Interest expense on amortization of loan
       origination fees.............................       21,161         11,454          6,335
     Increase (decrease) from changes in:
       Government securities........................           --      1,240,190        440,314
       Accounts receivable..........................     (115,800)       (62,784)       (19,001)
       Other assets.................................      (45,277)        30,469        (49,185)
       Accounts payable.............................      (11,497)        10,731         14,688
       Due to related party.........................     (121,029)       130,378        (16,412)
       Other liabilities............................       10,022         35,133         36,900
       Security deposits and prepaid rent...........       15,666         71,823         12,245
                                                      ------------   ------------   ------------
Net cash provided by operating activities...........      819,783      2,373,143        791,190
                                                      ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to rental properties....................   (1,828,500)    (8,647,090)    (5,866,457)
                                                      ------------   ------------   ------------
Net cash used in investing activities...............   (1,828,500)    (8,647,090)    (5,866,457)
                                                      ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock, net.......    2,048,954      3,633,687      3,088,804
  Equity contribution by Affiliates through expense
     reimbursements.................................       44,061             --         17,622
  Dividends declared and paid.......................   (1,052,925)      (745,172)      (437,803)
  Increase in notes payable.........................      755,000      4,469,647      2,800,000
  Payments on note payable..........................     (215,387)       (91,822)       (44,171)
  Increase in loan origination fees.................       (3,814)       (38,200)       (64,219)
                                                      ------------   ------------   ------------
Net cash provided by financing activities...........    1,575,889      7,228,140      5,360,233
                                                      ------------   ------------   ------------
Net increase in cash and cash equivalents...........      567,172        954,193        284,966

CASH AND CASH EQUIVALENTS, beginning of year........    1,450,022        495,829        210,863
                                                      ------------   ------------   ------------

CASH AND CASH EQUIVALENTS, end of year..............  $ 2,017,194    $ 1,450,022    $   495,829
                                                      ============   ============   ============


     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                         SUMMARY OF ACCOUNTING POLICIES

BUSINESS


     West Coast Realty Investors, Inc., (the "Company") is a corporation formed on October 26, 1989 under the laws of the State of Delaware. The Company exists as a Real Estate Investment Trust ("REIT") under Sections 856 to 860 of the Internal Revenue Code. The Company has complied with all requirements imposed on REIT's for the 1996, 1995 and 1994 tax years; however, qualification as a REIT for future years is dependent upon future operations of the Company. The Company was organized to acquire interests in income-producing residential, industrial, retail or commercial properties located primarily in California and the west coast of the United States. The Company intends to acquire property for cash on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed fifty percent of the purchase price of all properties on a combined basis, or eighty percent individually and intends to own and operate such properties for investment over an anticipated holding period of five to ten years.


RENTAL PROPERTIES AND DEPRECIATION

     Assets are stated at lower of cost or net realizable value. Depreciation is computed using the straight-line method over their estimated useful lives of
31.5 to 39 years for financial income tax reporting purposes.

     In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the carrying amount to determine if a write-down to market value is required.

INVESTMENTS


     The difference between historical cost and market value are reported as unrealized gains or losses in the statements of income.


LOAN ORIGINATION FEES

     Loan origination fees are capitalized and amortized over the life of the loan.

RENTAL INCOME

     Rental income is recognized on a straight line basis to the extent that rental income is deemed collectable. Where there is uncertainty of collecting higher scheduled rental amounts, due to the tendency of tenants to renegotiate their leases for lower amounts, rental income is recognized as the amounts are collected.

CASH AND CASH EQUIVALENTS

     The Company considers cash in the bank, liquid money market funds, and all highly liquid certificates of deposits, with original maturities of three months or less, to be cash and cash equivalents.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                       WEST COAST REALTY INVESTORS, INC.

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.


NEW ACCOUNTING PRONOUNCEMENT



     Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No. 125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL


     On October 30, 1989, West Coast Realty Advisors, Inc. (the "Advisor") purchased 1,000 shares of the Company's common stock for $10,000. On August 30, 1990, the Company reached its minimum initial offering funding level of $1,000,000. As of December 31, 1996, the Company has raised $15,479,714 in capital.


     Sales commissions and wholesaling fees, representing 7% of the gross proceeds from the sale of common shares, were paid to Associated Securities Corp. ("ASC"), a member of the National Association of Securities Dealers, Inc. ("NASD") and an affiliate of the Advisor.

     Dividends are accrued approximately based upon the previous quarter's income from operations before depreciation and amortization.

2. RENTAL PROPERTIES

     The Company owns the following income-producing properties:


                                                                           ACQUISITION
                 LOCATION (PROPERTY NAME)             DATE PURCHASED          COST
        ------------------------------------------  -------------------    -----------
        Huntington Beach, California (Blockbuster)  February 26, 1991      $ 1,676,210
        Fresno, California                          May 14, 1993             1,414,893
        Huntington Beach, California (OPTO-22)      September 15, 1993       2,500,001
        Brea, California                            March 4, 1994            2,248,343
        Riverside, California                       November 29, 1994        3,655,500
        Tustin, California (Safeguard)              May 22, 1995             4,862,094
        Fremont, California (Technology Drive)      October 31, 1995         3,747,611
        Sacramento, California (Java City)          August 2, 1996           1,828,500


     The major categories of property are:


                                                                 DECEMBER 31,
                                                          ---------------------------
                                                             1996            1995
                                                          -----------     -----------
        Land............................................  $ 7,401,126     $ 6,586,920
        Buildings and improvements......................   14,532,025      13,517,732
                                                          -----------     -----------
                                                           21,933,151      20,104,652
        Less accumulated depreciation...................      814,948         454,487
                                                          -----------     -----------
        Net rental properties...........................  $21,118,203     $19,650,165
                                                          ===========     ===========


     A significant portion of the Company's rental revenue was earned from tenants whose individual rents represented more than 10% of total rental revenue. Specifically:


        Five tenants accounted for 23%, 19%, 18%, 12% and 10% in 1996;

        Four tenants accounted for 24%, 20%, 15% and 10% in 1995;

        Four tenants accounted for 29%, 18%, 17% and 14% in 1994.



     The following unaudited pro forma information are presented to illustrate the effect of the three properties acquired during 1996 and 1995, as discussed above and the property acquired in 1997, as discussed in note 10, as if the acquisitions occurred on January 1 of each year presented.

                       WEST COAST REALTY INVESTORS, INC.

2. RENTAL PROPERTIES -- (CONTINUED)


                                                                    PRO FORMAS FOR THE YEARS
                                                                       ENDED DECEMBER 31,
                                                                   --------------------------
                                                                      1996           1995
                                                                   ----------     -----------
Revenues:
  Rental.........................................................  $2,948,961     $ 2,851,554
  Interest.......................................................       7,097             950
                                                                   ----------      ----------
                                                                    2,956,058       2,852,504
                                                                   ----------      ----------
Costs and Expenses:
  Operating......................................................     320,171         214,359
  Interest.......................................................   1,130,255       1,032,764
  General and administrative.....................................     224,254         117,667
  Depreciation and amortization..................................     551,399         553,696
                                                                   ----------      ----------
                                                                    2,226,079       1,918,486
                                                                   ----------      ----------
Net income.......................................................  $  729,979     $   934,018
                                                                   ==========      ==========
Net income per share.............................................  $      .45     $       .54
                                                                   ==========      ==========


3. FUTURE MINIMUM RENTAL INCOME


     As of December 31, 1996, future minimum rental income under the existing leases that have remaining noncancelable terms in excess of one year are as follows:



                                                                       AMOUNT
                                                                    -------------
            1997..................................................     $2,123,959
            1998..................................................      2,037,591
            1999..................................................      1,976,664
            2000..................................................      1,864,724
            2001..................................................      1,771,212
            Thereafter............................................     15,255,711
                                                                      -----------
                      Total.......................................    $25,029,861
                                                                      ===========


     Future minimum rental income does not include lease renewals or new leases that may result after a noncancelable-lease expires.

4. RELATED PARTY TRANSACTIONS


     The Advisor has an agreement with the Company to provide advice on investments and to administer the day-to-day operations of the Company. At December 31, 1996, the Advisor owned 22,556 shares of the Company. Property management services for the Company's properties are provided by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Advisor.


     Certain officers and directors of the Company are also officers and directors of the Advisor and its affiliates.

                       WEST COAST REALTY INVESTORS, INC.

4. RELATED PARTY TRANSACTIONS -- (CONTINUED)
     The following related party transactions are included in the statement of income:


          (a) In accordance with the advisory agreement, syndication fees earned by the Advisor totaled $82,864, $150,429 and $173,874 in 1996, 1995, and
     1994.



          (b) Overhead expenses reimbursed to the Advisor totaled $12,000, $12,000 and $2,000 in 1996, 1995 and 1994. In 1994, the Advisor waived
     $10,000 of these costs which are included in additional paid-in capital.



          (c) Sales commissions paid in accordance with the selling agreement to ASC totaled $163,735, $301,706 and $172,098 for 1996, 1995 and 1994.



          (d) Acquisition fees related to the purchase of real estate totaled $78,177, $444,795 and $320,006 in 1996, 1995 and 1994 (Note 2). These fees were split, in accordance with the advisory agreement, between the Advisor and an affiliate.



          (e) Property management fees earned by WCRM totaled $84,749, $46,947 and $24,077 in 1996, 1995, and 1994. In 1994, WCRM waived $7,622 in property management fees.



          (f) Advisory fees earned by WCRA totaled $74,361 in 1996. WCRA waived collection of $44,061 of these fees, which are included in additional paid-in capital.



     The Corporation had related party accounts payables as follows:



                                                                         DECEMBER 31,
                                                                     --------------------
                                                                      1996         1995
                                                                     -------     --------
    Associated Financial Group, Inc................................  $    --     $ 40,143
    Associated Securities Corp.....................................      396           --
    West Coast Realty Advisors.....................................   21,050      111,802
    West Coast Realty Management...................................   24,839       15,369
                                                                     --------     -------
                                                                     $46,285     $167,314
                                                                     ========     =======


5. NOTES PAYABLE

     Notes payable are made up of the following:


                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1996            1995
                                                               -----------     ----------
    8.25% promissory note secured by a Deed of Trust on the
      Fresno Property, monthly principal and interest
      payments are $5,244, due August 1, 2003................  $   628,471     $  639,182
    Variable rate promissory note secured by a Deed of Trust
      on the OPTO-22 property, interest rate adjustments are
      monthly and are based on the 11th District cost of
      funds plus 3% (7.835% at December 31, 1996), and may
      never go below 6.5% or above 11.0%, monthly principal
      and interest payments vary depending upon interest
      rates and are currently $12,723, due October 1, 2003...    1,708,362      1,721,993
    8.25% promissory note secured by a Deed of Trust on the
      Blockbuster property, interest rate adjusts to the
      5-year Treasury rate plus 350 basis points on February
      1, 1999, monthly principal and interest payments are
      $4,934, due February 1, 2004...........................      569,132        579,923

                       WEST COAST REALTY INVESTORS, INC.

                                                                      DECEMBER 31,
                                                                  1996            1995
                                                               ----------      ----------


5. NOTES PAYABLE -- (CONTINUED)

    9.25% promissory note secured by a Deed of Trust on the
      Riverside property, monthly principal and interest
      payments are $9,988, due November 8, 2004..............    1,177,053      1,185,778
    Variable rate promissory note secured by a Deed of Trust
      on the Brea property, interest rate is 9.5% until March
      1, 2000 (and each succeeding March 1st) when the
      interest rate adjusts to the Moody's corporate bond
      index daily rate plus 0.125% monthly principal and
      interest payments vary depending upon interest rates
      and are currently $8,737, due March 1, 2020............      981,338        992,379
    9.625% promissory note secured by a Deed of Trust on the
      Safeguard property, monthly principal and interest
      payments are $24,191, due February 1, 2005.............    2,155,575      2,234,231
    8.24% promissory note secured by a Deed of Trust on the
      Fremont property, interest rate equaled the Treasury
      rate plus 1.65% at loan closing, monthly principal and
      interest payments are currently $18,898, due August 1,
      2015...................................................    2,140,311      2,185,694
    10% promissory note secured by a Deed of Trust on the
      Java City property, monthly principal and interest
      payments are $3,413, due November 1, 2001..............      336,273         --
    8% promissory note secured by a Deed of Trust on the Java
      City property, monthly principal and interest payments
      are $3,126, due June 1, 2018...........................      382,278         --
                                                                ----------     ----------
                                                               $10,078,793     $9,539,180
                                                                ==========     ==========



     The above carrying amounts with the exception of the note on the Fresno property are reasonable estimates of fair values of notes payable based on current lending rates in the industry for mortgage loans with similar terms and maturities. The fair value of the Fresno note is approximately $580,000 calculated by discounting the expected future cash outflows on the note to the present based on a current lending rate of 10%, which is the approximate industry lending rate on properties of this type in this location.



     The aggregate annual future maturities at December 31, 1996 are as follows:



                           YEAR ENDING DECEMBER 31,                            AMOUNT
    -----------------------------------------------------------------------  -----------
    1997...................................................................  $   210,320
    1998...................................................................      228,391
    1999...................................................................      248,287
    2000...................................................................      269,435
    2001...................................................................      582,090
    Thereafter.............................................................    8,540,270
                                                                              ----------
              Total........................................................  $10,078,793
                                                                              ==========

                       WEST COAST REALTY INVESTORS, INC.

6. DIVIDEND REINVESTMENT PLAN

     The Company has established a Dividend Reinvestment Plan (the "Plan") whereby cash dividends will, upon election of the shareholders, be used to purchase additional shares of the Company. The shareholders' participation in the Plan may be terminated at any time.

7. NET INCOME AND DIVIDENDS PER SHARE


     Net Income Per Share was computed using the weighted average number of outstanding shares of 1,447,366, 1,117,494, and 706,684 for 1996, 1995 and 1994.



     Dividends declared during 1996 were as follows:



                                                                      AMOUNT
                                                      OUTSTANDING       PER         TOTAL
                      RECORD DATE                       SHARES         UNIT        DIVIDEND
    ------------------------------------------------  -----------     -------     ----------
    January 1, 1996.................................    1,325,404     $ 0.060     $   79,524
    February 1, 1996................................    1,371,794       0.060         82,308
    March 1, 1996...................................    1,401,663       0.060         84,100
    April 1, 1996...................................    1,413,736      0.0666         94,155
    May 1, 1996.....................................    1,445,236      0.0666         96,253
    June 1, 1996....................................    1,448,836      0.0666         96,492
    July 1, 1996....................................    1,448,836      0.0666         96,492
    August 1, 1996..................................    1,448,836      0.0666         96,492
    September 1, 1996...............................    1,498,246      0.0666         99,784
    October 1, 1996.................................    1,498,246      0.0666         99,784
    November 1, 1996................................    1,500,651      0.0666         99,943
    December 1, 1996................................    1,550,607      0.0666        103,270
                                                                                  ----------
              Total.................................                              $1,128,597
                                                                                  ==========


     Dividends declared during 1995 were as follows:

                                                         OUTSTANDING      AMOUNT       TOTAL
                        RECORD DATE                        SHARES        PER UNIT     DIVIDEND
    ---------------------------------------------------  -----------     --------     --------
    January 1, 1995....................................      911,986      $ 0.060     $ 54,719
    February 1, 1995...................................      945,136        0.060       56,708
    March 1, 1995......................................    1,009,084        0.060       60,545
    April 1, 1995......................................    1,069,217        0.060       64,153
    May 1, 1995........................................    1,109,374        0.060       66,562
    June 1, 1995.......................................    1,109,874        0.060       66,592
    July 1, 1995.......................................    1,116,891        0.060       67,013
    August 1, 1995.....................................    1,151,911        0.060       69,115
    September 1, 1995..................................    1,204,517        0.060       72,271
    October 1, 1995....................................    1,225,398        0.060       73,524
    November 1, 1995...................................    1,261,859        0.060       75,712
    December 1, 1995...................................    1,294,683        0.060       77,681
                                                                                       -------
              Total....................................                               $804,595
                                                                                       =======

                       WEST COAST REALTY INVESTORS, INC.

7. NET INCOME AND DIVIDENDS PER SHARE -- (CONTINUED)
     Dividends declared during 1994 were as follows:

                                                         OUTSTANDING      AMOUNT       TOTAL
                        RECORD DATE                        SHARES        PER UNIT     DIVIDEND
    ---------------------------------------------------  -----------     --------     --------
    January 1, 1994....................................    562,888        $ 0.058     $ 32,648
    February 1, 1994...................................    568,404          0.060       34,104
    March 1, 1994......................................    590,966          0.062       36,640
    April 1, 1994......................................    610,195          0.063       38,442
    May 1, 1994........................................    620,421          0.064       39,707
    June 1, 1994.......................................    637,315          0.065       41,426
    July 1, 1994.......................................    637,315          0.065       41,426
    August 1, 1994.....................................    688,203          0.065       44,733
    September 1, 1994..................................    747,876          0.065       48,612
    October 1, 1994....................................    811,034          0.065       52,717
    November 1, 1994...................................    844,800          0.065       54,913
    December 1, 1994...................................    880,700          0.065       57,246
                                                                                      --------
              Total....................................                               $522,614
                                                                                      ========


     Dividends are paid in the fiscal quarter following the record date.


     The Company has followed the practice of making distributions to shareholders in amounts approximately equal to its cash basis net income. Since cash flows are sheltered from tax by depreciation and amortization expense, distributions to shareholders are in excess of net income. Accordingly, certain distributions result in a nontaxable return of capital. Distributions per beneficial share are reportable by shareholders on their individual income tax returns as shown below:


                                                                 YEARS ENDED DECEMBER 31,
                                                                 -------------------------
                                                                 1996      1995      1994
                                                                 -----     -----     -----
    Taxable ordinary income....................................  $.487     $.549     $.469
    Nontaxable return of capital...............................   .292      .171      .270
                                                                 -----     -----     -----
                                                                 $.779     $.720     $.739
                                                                 =====     =====     =====


8. TAXES ON INCOME


     For the taxable years 1995 and 1994, the Company elected to be treated as a REIT on the filings of the 1995 and 1994 tax returns and will elect the same for 1996.



9. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION



     The Company had a noncash financing activity related to unpaid dividends declared of $302,996, $226,649, and $164,876 for 1996, 1995 and 1994.



     Cash paid for interest during year ended December 31, 1996, 1995 and 1994 was $857,042, $569,746, and $277,288.

                       WEST COAST REALTY INVESTORS, INC.

10. SUBSEQUENT EVENTS



     (a) From January 2 to January 14, 1997, a total of $1,179,423 in proceeds from the sale of shares in the Company's current offering was released from an escrow account to the Company, and 117,987 shares were issued to investors.



     (b) On January 17, 1997, the Company acquired an industrial building located in Irvine, California for $4,902,500. The acquisition was accomplished with the use of $2,300,000 in debt financing, and the remainder with proceeds from the Company's current offering.



     (c) On January 15, 1997, the Company paid dividends totaling $302,997 ($0.0666 per share per monthly record date), payable to shareholders of record on October 1, November 1, and December 1, 1996, respectively (Note 7).

                       WEST COAST REALTY INVESTORS, INC.


            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION



                               DECEMBER 31, 1996


     Information required by Rule 12-28 is as follows:

                                                                                           GROSS AMOUNT AT WHICH
                                                INITIAL COST            COST            CARRIED AT CLOSE OF PERIOD
                                           ----------------------    CAPITALIZED    -----------------------------------
                                                        BUILDING    SUBSEQUENT TO                BUILDING
                                                           &         ACQUISITION                    &
                                                        IMPROVE-      IMPROVE-                   IMPROVE-      TOTAL
       DESCRIPTION          ENCUMBRANCES     LAND        MENTS          MENTS         LAND        MENTS         COST
--------------------------  ------------   ---------   ----------   -------------   ---------   ----------   ----------
Retail Building,
  Huntington Beach, CA....      569,132    1,005,965      670,245         0         1,005,965      670,245    1,676,210
Retail Building,
  Shopping Center,
  Fresno, CA..............      628,471      553,647      861,245         0           553,647      861,245    1,414,893
Industrial Building
  Huntington Beach, CA....    1,708,362    1,132,159    1,367,842         0         1,132,159    1,367,842    2,500,001
Industrial Building
  Brea, CA................      981,338      808,423    1,439,920         0           808,423    1,439,920    2,248,343
Entertainment Center
  Riverside, CA...........    1,177,053      768,667    2,886,833         0           768,667    2,886,833    3,655,500
Office Building
  Tustin, CA..............    2,155,575    1,089,796    3,772,298         0         1,089,796    3,772,298    4,862,094
Light Industrial Bldg,
  Fremont, CA.............    2,140,311    1,228,262    2,519,349         0         1,228,262    2,519,349    3,747,611
Office and Light
  Industrial Bldgs
  Sacramento, CA..........      718,551      814,206    1,014,294         0           814,206    1,014,294    1,828,500
                                                                          -
                              ---------    ---------    ---------                   ---------    ---------    ---------
        Total.............   10,078,793    7,401,125   14,532,026         0         7,401,125   14,532,026   21,933,152
                              =========    =========    =========         =         =========    =========    =========


                                                                      LIFE ON
                                                                       WHICH
                                                                    DEPRECIATION
                                              YEAR                  IS COMPUTED
                            ACCUMULATED   CONSTRUCTION     DATE      BUILDING/
       DESCRIPTION          DEPRECIATION   COMPLETED     ACQUIRED   IMPROVEMENTS
--------------------------  -----------   ------------   --------   ------------
Retail Building,
  Huntington Beach, CA....    125,015         1991          2/91        31.5
Retail Building,
  Shopping Center,
  Fresno, CA..............     80,055         1993          5/93        39.0
Industrial Building
  Huntington Beach, CA....    115,450         1976          9/93        39.0
Industrial Building
  Brea, CA................    104,617         1989          3/94        39.0
Entertainment Center
  Riverside, CA...........    154,215         1994         11/94        39.0
Office Building
  Tustin, CA..............    153,146         1986          5/95        39.0
Light Industrial Bldg,
  Fremont, CA.............     72,683         1993         10/95        39.0
Office and Light
  Industrial Bldgs
  Sacramento, CA..........      9,767         1988          8/96        39.0

                              -------
        Total.............    814,948
                              =======

                       WEST COAST REALTY INVESTORS, INC.

                               DECEMBER 31, 1996



     A reconciliation of the total cost for the years ending December 31, 1994, 1995 and 1996 follows:



        Balance at December 31, 1993...................................    5,591,104
        1994 Additions.................................................    5,866,457
                                                                         -----------

        Balance at December 31, 1994...................................   11,457,561
        1995 Additions.................................................    8,647,091
                                                                         -----------

        Balance at December 31, 1995...................................   20,104,652
        1996 Additions.................................................    1,828,499
                                                                         -----------

        Balance at December 31, 1996...................................  $21,933,151
                                                                         ===========



     A reconciliation of accumulated depreciation for the years ending December

31, 1994, 1995 and 1996 follows:

        Balance at December 31, 1993......................................    85,210
        1994 Depreciation.................................................   115,372
                                                                            --------

        Balance at December 31, 1994......................................   200,582
        1995 Depreciation.................................................   253,905
                                                                            --------

        Balance at December 31, 1995......................................   454,487
        1996 Depreciation.................................................   360,461
                                                                            --------

        Balance at December 31, 1996......................................  $814,948
                                                                            ========

                       WEST COAST REALTY INVESTORS, INC.


                  SCHEDULE IV -- MORTGAGE LOANS ON REAL ESTATE



                               DECEMBER 31, 1996


     Information required by Rule 12-29 is as follows:


                                                    FINAL         PERIODIC                                         DELINQUENT
                                    INTEREST      MATURITY        PAYMENT        PRIOR      FACE       CARRYING    PRINCIPAL/
           DESCRIPTION                RATE          DATE           TERMS         LIENS     AMOUNT       AMOUNT      INTEREST
----------------------------------  --------      ---------   ----------------   -----   ----------   ----------   ----------
Retail Building...................      8.25%      8/1/2003    Equal monthly     None    $  665,000   $  628,471    None
  Fresno, CA                                                    payments to
    First Deed of Trust                                           Maturity
                                                              Balloon Payment
                                                                 due 8/2003
Industrial Building...............  Variable      10/1/2003   Variable Monthly   None    $1,750,000   $1,708,362    None
  Huntington Beach, California                                  Payments to
    First Deed of Trust                                           Maturity
                                                              Balloon Payment
                                                                due 10/2003
Retail Building...................  Variable       2/1/2004   Variable Monthly   None    $  600,000   $  569,132    None
  Huntington Beach, California                                  Payments to
    First Deed of Trust                                       Maturity; 25 yr
                                                                Amortization
                                                              Balloon payment
                                                                 due 2/2004
Industrial Building...............  Variable       3/1/2020    Variable Rate;    None    $1,000,000   $  981,338    None
  Brea, CA                                                         25 yr
    First Deed of Trust                                         amortization
Entertainment Center..............      9.25%     11/8/2004    Equal Monthly     None    $1,200,000   $1,177,053    None
  Riverside, CA                                                   payments
    First Deed of Trust                                        amortized over
                                                              28 yrs, 3 months
                                                              Balloon Payment
                                                                due 11/2004
Office Building...................     9.625%      2/2/2005     Fixed Rate;      None    $2,300,000   $2,155,575    None
  Tustin, CA                                                      15 year
    First Deed of Trust                                         amortization
                                                              Balloon Payment
                                                                 due 2/2005
Light Industrial Bldg.............  Variable       8/1/2015   Variable Monthly   None    $2,200,000   $2,140,311    None
  Fremont, CA                                                   Payments 20
    First Deed of Trust                                            years
                                                                amortization
Office and Light Industrial               10%     11/1/2001     Fixed Rate;      None    $  350,000   $  336,273    None
  Bldg............................                                25 year
  Sacramento, CA                                                amortization
    First Deed of Trust                                       Balloon payment
                                                                due 11/2001
Office and Light Industrial                8%      6/1/2018     Fixed Rate;      None    $  405,000   $  382,278    None
  Bldg............................                                25 year
  Sacramento, CA                                               amortization,
    First Deed of Trust                                       Balloon payment
                                                                 due 6/2018
                                                                                         ----------   ----------
                                                                                         10,470,000   10,078,793
                                                                                         ==========   ==========

                       WEST COAST REALTY INVESTORS, INC.

                               DECEMBER 31, 1996



     A reconciliation of mortgage loans payable for the years ending December 31, 1994, 1995, and 1996 follows:



        Balance at December 31, 1993....................................   2,405,526
        1994 Additions..................................................   2,800,000
        1994 Paydowns...................................................     (44,171)
                                                                          ----------
        Balance at December 31, 1994....................................   5,161,355
        1995 Additions..................................................   4,469,647
        1995 Paydowns...................................................     (91,822)
                                                                          ----------
        Balance at December 31, 1995....................................  $9,539,180
        1996 Additions..................................................     755,000
        1996 Paydowns...................................................    (215,387)
                                                                          ----------
        Balance at December 31, 1996....................................  10,078,793
                                                                          ==========

                          INDEPENDENT AUDITORS' REPORT



Shareholders


West Coast Realty Investors, Inc.



     We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of 717 and 721 West Del Paso Road (the Property) for the three months ended March 31, 1996 and for the year ended December 31, 1995. These financial statements are the responsibility of 717 and 721 West Del Paso's management. Our responsibility is to express an opinion on these financial statements based upon our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audits provide a reasonable basis for our opinion.



     The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.



     In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the three months ended March 31, 1996 and the year ended December 31, 1995 in conformity with generally accepted accounting principles.



HUNNICUTT OKAMOTO & ASSOCIATES



May 21, 1996


Woodland Hills, California

                         717 AND 721 WEST DEL PASO ROAD



                 SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES



                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                        AND YEAR ENDED DECEMBER 31, 1995



                                                                         THREE
                                                                        MONTHS
                                                                         ENDED        YEAR ENDED
                                                                       MARCH 31,     DECEMBER 31,
                                                                         1996            1995
                                                                       ---------     ------------
Operating Revenues:
  Rental income......................................................   $45,219        $176,815
                                                                        -------        --------
  Total operating revenue............................................    45,219         176,815
                                                                        -------        --------
Specified Expenses:
  Operating expenses.................................................     2,700             170
  Interest expense...................................................    15,985          63,931
                                                                        -------        --------
  Total specified expenses...........................................    18,685          64,101
                                                                        -------        --------
Excess of operating revenues over specified expenses.................   $26,534        $112,714
                                                                        =======        ========



          See accompanying notes to summary of historical information

                         717 AND 721 WEST DEL PASO ROAD



                 SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES



NOTE 1 -- THE PROPERTY



     717 and 721 West Del Paso Road (the Property) is comprised of two adjacent single story light industrial buildings located in the city of Sacramento, California. The two properties are located in the same industrial park. The 717 West Del Paso Road property has a rental area approximating 11,200 square feet. The 721 West Del Paso Road property has a rental area approximating 8,640 square feet. Both properties are currently leased to Java City, a California corporation. The owners of the Property are also shareholders of the corporate tenant. Both leases have lease terms expiring in 2003. The lease agreements provide that specified expenses including insurance, repairs and maintenance and property taxes of the Property are paid by the lessee. However, the lease of 721 West Del Paso Road provides that the lessor shall keep the foundation, roof and structural portions of the exterior walls in good order, condition and repair. During the three months ended March 31, 1996 and the year ended December 31, 1995 the lessor incurred $2,700 and $170, respectively in roof repairs to the 721 West Del Paso Road property. These specified expenses incurred by the Property are included as operating expenses in the accompanying summary.



     Minimum rental income, under the existing leases, is $183,800, $191,200, $198,800, $206,800, $215,100, $223,700 for the years ended December 31, 1996 through December 31, 2001 and $371,500 for years thereafter.



     The Property is expected to be acquired by West Coast Realty Investors, Inc. in July 1996. The property is expected to be acquired subject to the assumption of two promissory notes. The first note has an outstanding balance of approximately $341,800 as of March 31, 1996 and is due in 2001. The note rate is 10%. Interest expense incurred during the three months ended March 31, 1996 and the year ended December 31, 1995 was $8,654 and $33,640, respectively. The second note has an outstanding balance of approximately $387,900 as of March 31, 1996 and is due in 2018. The note rate is 8%. Interest expense incurred during the three months ended March 31, 1996 and during the year ended December 31, 1995 was $7,331 and $30,291, respectively.



NOTE 2 -- BASIS OF PRESENTATION



     The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are to comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.



        (a) Depreciation of building, improvements and equipment



        (b) Nonrecurring income and expenses



     Rental income is recognized when earned and expenses are recognized when incurred.

                       WEST COAST REALTY INVESTORS, INC.



                   ESTIMATED TWELVE MONTH PRO FORMA STATEMENT


                      OF TAXABLE OPERATING INCOME (NOTE 1)


                   BASED ON ACQUISITION OF JAVA CITY PROPERTY



                                                           JAVA CITY PROPERTY
                               HISTORICAL OPERATING    AUDITED FINANCIAL RESULTS      PRO FORMA      ESTIMATED
                                 RESULTS FOR WCRI          FOR THE YEAR ENDED        ADJUSTMENTS     PRO FORMA
                                DECEMBER 31, 1996          DECEMBER 31, 1995          (NOTE 2)        RESULTS
                               --------------------    --------------------------    -----------     ----------
REVENUE:
  Rental Income..............       $2,377,530                  $176,815              $ (53,017)(a)  $2,501,328
  Interest Income............           97,097                                          (36,000)(b)      61,097
                                    ----------                  --------              ---------      ----------
                                     2,474,627                   176,815                (89,017)      2,562,425
                                    ----------                  --------              ---------      ----------
COSTS AND EXPENSES:
  Operating..................          302,858                       170                  3,714(c)      306,742
  Interest...................          880,978                    63,931                (27,402)(d)     917,507
  General and
     Administrative..........          224,254                                                          224,254
  Depreciation and
     amortization............          360,901                                           13,674(e)      374,575
                                    ----------                  --------              ---------      ----------
                                     1,768,991                    64,101                (10,014)      1,823,078
                                    ----------                  --------              ---------      ----------
Taxable Operating Income.....       $  705,636                  $112,714              $ (79,003)     $  739,347
                                    ==========                  ========              =========      ==========



                       WEST COAST REALTY INVESTORS, INC.



              STATEMENT OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)



Pro Forma Taxable Net Operating Income..........................................  $  739,347
Add: Depreciation...............................................................     374,575
                                                                                  ----------
          Pro Forma Cash Available from Operations..............................  $1,113,922
                                                                                  ==========



            See accompanying notes to pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.



                               JAVA CITY PROPERTY



              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 717 and 721 West Del Paso Road, Sacramento, California (the "Jave City Property" or the "Property").



     The pro forma statements use the audited financial statements for the year ended December 31, 1996 as a base for preparing the estimated pro forma operations for the Property during its first full year of operations. The Property's current tenant, Cucina Holdings, Inc. (doing business as Java City), leases the space in the two separate buildings. The leases on both buildings expire October 31, 2003. The lease are triple net in nature.



     The pro forma results reflect a full year of operations for the Property assuming that it was acquired on January 1, 1996. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.



     There can be no assurance that the foregoing results will be obtained.



     The Company acquired the property from a party who is also the President of Cucina Holdings, Inc. The Company is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.



NOTE 2 -- PRO FORMA ADJUSTMENTS



     The significant pro forma adjustments are as follows:



     (a) To adjust rental income to reflect only a full year of rental income. $88,450 in rental income from August 2, 1996 (date of acquisition) to December 31, 1996 is already included in the Historical Operating Results for WCRI for the year ended December 31, 1996. In calculating this amount, the total remaining minimum monthly rent from January 1, 1995 to October 31, 2003 is recognized on a straight-line basis in accordance with generally accepted accounting principles.



     (b) To eliminate interest income not earned due to assumed application of funds toward purchase of Java City Property.



     (c) To reflect approximate property management fees of 3% of rental income in the first year of the lease for the period prior to acquisition (January 1 to August 1, 1996).



     (d) To adjust interest expense to reflect a full year of expense.



     (e) To adjust depreciation expense for amount that pertains to the period

January 1 to August 1, 1996.

                          INDEPENDENT AUDITORS' REPORT



Shareholders


West Coast Realty Investors, Inc.



     We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of Tycom Property (the Property) for the period January 12, 1996 to December 17, 1996. These financial statements are the responsibility of Tycom Property's management. Our responsibility is to express an opinion on these financial statements based upon our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audits provide a reasonable basis for our opinion.



     The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.



     In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the period January 12, 1996 until December 17, 1996 in conformity with generally accepted accounting principles.



HUNNICUT OKAMOTO & ASSOCIATES



January 17, 1997


Woodland Hills, California

                                 TYCOM PROPERTY



                 SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES


              FOR THE PERIOD JANUARY 12, 1996 TO DECEMBER 17, 1996



Operating Revenues:
  Rental income...................................................................  $     --
                                                                                    --------
  Total operating revenue.........................................................        --
                                                                                    --------
Specified Expenses:
  Operating expenses..............................................................    19,800
                                                                                    --------
  Total specified expenses........................................................    19,800
                                                                                    ========
  Excess of specified expenses over operating revenues............................  $(19,800)
                                                                                    ========



          See accompanying notes to summary of historical information.

                                 TYCOM PROPERTY



             NOTES TO SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES



NOTE 1 -- THE PROPERTY



     The Tycom Property (the Property) is comprised of a two story building with underground parking located in the city of Irvine, California. The Tycom Property has a rental area approximating 63,255 square feet.



     The sole tenant of the Property is Tycom Corporation. Tycom Corporation acquired the Property in January 1996. The Property was vacant prior to Tycom Corporation's acquisition.



     Tycom Corporation substantially improved the Property subsequent to acquisition. Tycom Corporation did not occupy the Property until on or about December 17, 1996 when Tycom Corporation sold the property to an unrelated third party (Seller) and entered into a lease agreement to occupy the Property under an eleven year term. Accordingly, the management of the Property from January 12, 1996 until December 17, 1996, Tycom Corporation, did not incur any operating revenues or specified expenses of the Property other than utility expenses. The utility expenses are shown as operating expenses on the accompanying summary of historical information relating to operating revenues and specified expenses.



     The lease agreement entered into between Tycom Corporation and the Seller, among other things, provides minimum rental income of $298,422, $447,633, $447,633, $447,633, $447,633, for the years ended December 31, 1997 through
December 31, 2001 and $2,704,450 for years thereafter.



     The Property was acquired by West Coast Realty Investors, Inc. in January 1997 from the Seller.



NOTE 2 -- BASIS OF PRESENTATION



     The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are not comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.



     (a) Interest expense on mortgages



     (b) Depreciation of buildings, improvements and equipment



     (c) Nonrecurring income and expenses



     Rental income is recognized when earned and expenses are recognized when incurred.

                       WEST COAST REALTY INVESTORS, INC.


              ESTIMATED UNAUDITED TWELVE MONTH PRO FORMA STATEMENT

                      OF TAXABLE OPERATING INCOME (NOTE 1)
                   BASED ON ACQUISITION OF THE TYCOM PROPERTY


                                                       TYCOM PROPERTY -- AUDITED
                              HISTORICAL OPERATING         FINANCIAL RESULTS         PRO FORMA      ESTIMATED
                                RESULTS FOR WCRI      FOR THE PERIOD JANUARY 12,    ADJUSTMENTS     PRO FORMA
                               DECEMBER 31, 1996       1996 TO DECEMBER 17, 1996     (NOTE 2)        RESULTS
                             ----------------------   ---------------------------   -----------     ----------
REVENUE:
  Rental Income............        $2,377,530                                        $ 447,633(a)   $2,825,163
  Interest Income..........            97,097                                          (90,000)(b)       7,097
                                   ----------                    -------              --------      ----------
                                    2,474,627                          0               280,725       2,832,260
                                   ----------                    -------              --------      ----------
COSTS AND EXPENSES:
  Operating................           302,858                     19,800                13,429(c)      316,287
                                                                                       (19,800)(f)
  Interest.................           880,978                                          212,748(d)    1,093,726
  General and
     Administrative........           224,254                                                          224,254
  Depreciation and
     amortization..........           360,901                                          176,824(e)      537,725
                                   ----------                    -------              --------      ----------
                                    1,768,991                     19,800               383,201       2,171,992
                                   ----------                    -------              --------      ----------
Taxable Operating Income...        $  705,636                  $ (19,800)            $ (25,568)     $  660,268
                                   ==========                    =======              ========      ==========


                       WEST COAST REALTY INVESTORS, INC.


         UNAUDITED STATEMENT OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)



Pro Forma Taxable Net Operating Income..........................................  $  660,268
Add: Depreciation...............................................................     537,725
                                                                                  ----------
Pro Forma Cash Available from Operations........................................  $1,197,993
                                                                                  ==========



       See accompanying notes to unaudited pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.



                                 TYCOM PROPERTY



              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 17862 Fitch Street, Irvine, California (the "Tycom Property" or the "Property").



     The pro forma statements use the audited financial statements for the period from January 12, 1996 to December 17, 1996 as a base for preparing the estimated pro forma operations for the Property during its first full year of operations. The Property's current tenant, Tycom Corporation, leases 100% of the space in the building. The lease on the building expires December, 2007. The lease is triple net in nature.



     The pro forma results reflect a full year of operations for the Property assuming that it was acquired January 1, 1996. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.



     There can be no assurance that the foregoing results will be obtained.



     The Company acquired the property from a third party. The Company is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.



NOTE 2 -- PRO FORMA ADJUSTMENTS



     The significant pro forma adjustments are as follows:



          (a) To reflect a full year's worth of rental income per provisions of the lease with the Property's tenant. In calculating the amount, the total remaining minimum monthly rent from December 1996 to December 2007 is recognized on a straight-line basis in accordance with generally accepted accounting principles.



          (b) To eliminate interest income not earned due to assumed application of funds toward purchase of Tycom Property.



          (c) To reflect approximate property management fees of 3% of rental income in the first year of the lease.



          (d) To reflect interest expense incurred in connection with debt on the Tycom property.



          (e) The computation of depreciation is based on the cost of the Property including estimated Acquisition Fees and Expenses, and is for the initial twelve months subsequent to the purchase. The allocation of the cost of the property to the various asset categories and lives is based on the allocations contained in the final appraisal report for the Property. Depreciation has been computed on a straight-line basis over the component useful life of the assets.



                                                   DEPRECIABLE LIFE      COST      DEPRECIATION
                                                   ----------------   ----------   ------------
    Building and Improvements......................        39         $1,932,500     $ 49,551
    Tenant Improvements............................        11          1,400,000      127,273
    Land...........................................        --          1,570,000           --
                                                                      ----------     --------
                                                                      $4,902,500     $176,824
                                                                      ==========     ========



          (f) To eliminate operating expenses incurred in period prior to ownership since this lease is triple-net in nature.

                          WEST COAST REALTY INVESTORS



                       UNAUDITED PRO FORMA BALANCE SHEET



                               DECEMBER 31, 1996



                                                    HISTORICAL
                                                   DECEMBER 31,       PRO FORMA        PRO FORMA
                                                       1996           ADJUSTMENTS       BALANCE
                                                   ------------       ----------       ----------
ASSETS
  RENTAL REAL ESTATE.............................    21,118,203        4,902,500(2)    26,020,703
  CASH AND CASH EQUIVALENTS......................     2,017,194        1,000,000(1)       451,997
                                                                      (2,565,197)(2)
  ACCOUNTS RECEIVABLE............................       247,948                           247,948
  OTHER ASSETS...................................       188,493                           188,493
                                                     ----------                        ----------
                                                     23,571,838                        26,909,141
                                                     ----------                        ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

DUE TO RELATED PARTY.............................        46,285                            46,285
  DIVIDENDS PAYABLE..............................       302,760                           302,760
  SECURITY DEPOSITS AND PREPAID RENTS............       124,734           37,303(2)       162,037
  OTHER LIABILITIES..............................       114,375                           114,375
  NOTES PAYABLE..................................    10,078,793        2,300,000(2)    12,378,793
                                                     ----------                        ----------
          TOTAL LIABILITIES......................    10,666,947                        13,004,250
                                                     ----------                        ----------

COMMITMENTS AND CONTINGENCIES

  COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL....    13,877,269        1,000,000(1)    14,877,269
  DISTRIBUTIONS IN EXCESS OF EARNINGS............      (972,378)                         (972,378)
                                                     ----------                        ----------
          TOTAL STOCKHOLDERS' EQUITY.............    12,904,891                        13,904,891
                                                     ----------                        ----------
                                                     23,571,838                        26,909,141
                                                     ----------                        ----------

                       WEST COAST REALTY INVESTORS, INC.



                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET


                               DECEMBER 31, 1996



     The pro forma Balance Sheet assumes that the Tycom Property was acquired on December 31, 1996. This statement reflects certain changes to the balance sheet that would be reflected if the property was acquired on that date.



NOTE 1 -- ADDITIONAL EQUITY RAISED



     The Company would not have had enough funds available to acquire the property as of December 31, 1996. Therefore, an assumption was made that the Company had raised an additional $1.0 million in investor proceeds, from the sale of approximately 112,360 shares. This would be sufficient funds to acquire the Property and maintain a reserve account of 3% of all funds raised. In reality, between November 6, 1996 and January 14, 1997 the Company received approximately $1,475,000 in net proceeds from the sale of shares sold from August 1 to December 29, 1996.



NOTE 2 -- ACQUISITION OF TYCOM PROPERTY



     These adjustments reflect the effect of acquiring the Tycom Property, including an increase in security deposits, notes payable and rental real estate, and a net decrease in cash and cash equivalents.

                       WEST COAST REALTY INVESTORS, INC.



                    UNAUDITED PRO FORMA STATEMENT OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 1996



INTRODUCTION



     The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Java City and Tycom Properties as described in this offering, on the results of operations of the Company.



     The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been acquired and occupied by their respective tenants on January 1, 1996.



     The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.



                                                                                                        PRO FORMA
                                                HISTORICAL                                              CONDENSED
                                               DECEMBER 31,   JAVA CITY     TYCOM      ADJUSTMENTS     DECEMBER 31,
                                                   1996          (I)         (II)       (NOTE 1)           1996
                                               ------------   ---------   ----------   -----------     ------------
REVENUE:
  Rental.....................................   $ 2,377,530   $ 176,815           --    $  (53,017)(a)  $ 2,948,961
                                                                                           447,633(b)
  Interest...................................        97,097                                (90,000)(c)        7,097
                                                -----------   ---------    ---------     ---------      -----------
                                                  2,474,627     176,815           --       304,616        2,956,058
                                                -----------   ---------    ---------     ---------      -----------
EXPENSES:
  Operating..................................       302,858         170       19,800         3,714(d)       320,171
                                                                                            13,429(e)
                                                                                           (19,800)(j)
  Interest...................................       880,978      63,931                    (27,402)(f)    1,130,255
                                                                                           212,748(g)
  Depreciation and amortization..............       360,901                                 13,674(h)       551,399
                                                                                           176,824(i)
  General and administrative.................       224,254                                                 224,254
                                                -----------   ---------    ---------     ---------      -----------
                                                  1,768,991      64,101       19,800       373,187        2,226,079
                                                -----------   ---------    ---------     ---------      -----------
Net income...................................   $   705,636   $ 112,714    $ (19,800)      (68,571)     $   729,979
                                                -----------   ---------    ---------     ---------      -----------
Net income per share.........................   $      0.49   Net Income Per Share................            $0.45
                                                ===========                                             ===========
                                                              Weighted Average Shares Used For Pro
Weighted Average Shares Used for Historical
  Calculation................................     1,447,366   Forma Calculation (Note 2)..........        1,612,404
                                                ===========                                             ===========


---------------


(I)  Year ended December 31, 1995 (audited)



(II) Period January 12, 1996 to December 17, 1996 (audited)

                       WEST COAST REALTY INVESTORS, INC.



                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME


                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)



                             BASIS OF PRESENTATION



     The pro forma Statements of Income reflects operations for the Company assuming that the, Java City, and Tycom properties were acquired on January 1, 1996. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, reflected in the Statement of Income for the year ended December 31, 1996.



     There can be no assurance that the foregoing results will be obtained.



1. PRO FORMA ADJUSTMENTS



     The adjustments to the pro forma statement of income are as follows:



     a. To adjust rental income for the Java City property to recognize rental income on a straight-line basis for 1995 using lease rates in effect from January 1, 1995 to August 1, 2003.



     b.   To reflect one year of rental income for Tycom Property.



     c. To eliminate interest income to reflect funds used for the acquisition of properties.



     d.  To reflect additional property management fees for the Java City
         Property.



     e.   To reflect one year of property management fees for the Tycom
          Property.



     f. To adjust interest expense on Java City Property to reflect a full year of expense.



     g. To reflect interest expense on Tycom Property for first year of mortgage debt.



     h. To reflect depreciation expense on the Java City Property for January 1 to August 1, 1996.



     i. To reflect depreciation expense on the Tycom Property for its first year of ownership.



     j. To eliminate operating expenses incurred on the Tycom Property by prior ownership, since the Company will be operating and leasing the property on a triple-net basis.



2. PER SHARE AMOUNTS



     The pro forma income statement assumes that the Java City, and Tycom properties were owned as of January 1, 1996. The Company used approximately $3.7 million in cash to acquire these properties. However, as of January 1, 1996, the Company actually had approximately $1.1 million available for the acquisition of additional properties. The properties were acquired primarily using funds raised subsequent to January 1, 1996. Therefore, the weighted average shares outstanding as of December 31, 1996, was calculated assuming that an additional $2.9 million in shares (290,000 shares) were outstanding as of January 1, 1996, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would be sold given the offering expenses and reserves that are allocated against shares sold.

                            PRIOR PERFORMANCE TABLE


     The Tables below present information on past performance regarding partnerships for which the Advisor or its Affiliates served as general partner and which were sponsored by Affiliates of the Advisor or the Advisor. A potential investor may therefore evaluate the experience of the Advisor and its Affiliates and their record in meeting the investment objectives of the partnership. These tables should be carefully reviewed by a potential investor in considering an investment in the Company. The tables provide information as of December 31, 1996. The tables are:



     Table IV -- Results of Completed Programs



     Associated Planners Realty Growth Fund, a partnership in which West Coast Realty Advisors served as general partner, was dissolved in 1996.


     Table V -- Sales or Disposals of Properties


     Table V summaries the sales or disposals of properties made by prior programs affiliated with the Company for the three years ended December 31, 1996. The table presents information concerning the cash and other consideration received from the sale or disposition of its property, its cost and net operating cash received. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE OFFERING COVERED BY THIS PROSPECTUS WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED IN PRIOR OFFERINGS.



     Factors which the Company considered in determining whether the prior limited partnership had investment objectives similar to those of the Company were the type and standards of real property investments and benefits of the prior partnerships. The Company included Associated Planners Realty Fund ("Fund I") and Associated Planners Realty Growth Fund ("Growth Fund") prior performance since they had similar investment objectives in that they sought to preserve and protect invested capital and provide capital appreciation. Fund I acquired properties for cash, without borrowings, while the Growth Fund acquired property using moderate leverage.



     PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN THE PARTNERSHIPS TO WHICH THESE TABLES RELATE. THE INCLUSION OF THESE TABLES IN THE PROSPECTUS DOES NOT IMPLY THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES AND RETURNS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS REFERRED TO. IN ADDITION, NONE OF THE INFORMATION CONTAINED IN THE TABLES HAS BEEN AUDITED BY INDEPENDENT ACCOUNTANTS. (SEE "PRIOR PERFORMANCE" ON PAGE 49 OF THE PROSPECTUS.)

                                    TABLE IV


                         RESULTS OF COMPLETED PROGRAMS


                      JANUARY 1, 1992 TO DECEMBER 31, 1996



Program Name:  Associated Planners Realty Growth Fund



        Dollar Amount Raised: $2,059,650



        Number of Properties Purchased: One and 10% interest in another property co-owned with an affiliated company (Associated Planners Realty Income
        Fund)



        Date of Closing of Offering: September 5, 1989



        Date of First Sale of Property: August 16, 1996 (property deeded back to lender)



        Date of Final Sale of Property: November 1, 1996



Tax and Distribution Data Per $1,000 Investment Through December 31, 1996



        Federal Income Tax Results:



           Ordinary income (loss)



              -- from operations: ($483)


              -- from recapture: $198



          Capital Gain (loss): ($567)


          Deferred Gain: None



              Capital: None


              Ordinary: None



Cash Distributions to Investors



        Source (on GAAP basis)



          -- Investment income: $7


          -- Return of Capital: $141



        Source (on cash basis)



          -- Sales: $64


          -- Refinancing: None


          -- Operations: $84


          -- Other: None



Receivable on Net Purchase Money Financing: None

                                    TABLE V.
                        SALES OR DISPOSALS OF PROPERTIES

                      JANUARY 1, 1994 TO DECEMBER 31, 1996

                 (NOT COVERED BY INDEPENDENT AUDITOR'S REPORT)

                                                                                                                      COST OF
                                                                                                                     PROPERTIES
                                                                                                                     INCLUDING
                                                                                                                      CLOSING
                                                                                                                        AND
                                                                                                                     SOFT COSTS
                                                                       SELLING PRICE, NET OF                         ----------
                                                                 CLOSING COSTS AND GAAP ADJUSTMENTS
                                                   --------------------------------------------------------------
                                                      CASH                                ADJUSTMENTS
                                                    RECEIVED   MORTGAGE   PURCHASE MONEY   RESULTING
                                                     NET OF     BALANCE   MORTGAGE TAKEN     FROM                     ORIGINAL
                                  DATE    DATE OF   CLOSING     AT TIME      BACK BY      APPLICATION                 MORTGAGE
           PROPERTY             ACQUIRED   SALE      COSTS      OF SALE      PROGRAM        OF GAAP      TOTAL       FINANCING
------------------------------- --------  -------  ----------  ---------  --------------  -----------  ----------    ----------
(1)Shurgard Mini-Warehouse.....   5/8/88  5/15/95  $1,510,976       none       none             none   $1,510,976(2)       none
  Puyallup, Washington
(3)Santa Ana Office Building... 11/17/89  8/16/96           0  1,674,918       none       (1,674,918)           0    $1,675,000
  Santa Ana, California
(4)San Marcos Building......... 11/17/89  11/1/96     188,000       none       none             none   $  188,000(5)       none
  San Marcos, California

                                    TOTAL
                                 ACQUISITION                   EXCESS
                                    COST,                   (DEFICIENCY)
                                   CAPITAL                   OF PROPERTY
                                 IMPROVEMENT,              OPERATING CASH
                                 CLOSING AND                RECEIPTS OVER
           PROPERTY              SOFT COSTS     TOTAL     CASH EXPENDITURES
-------------------------------  -----------  ----------  -----------------
                                <C
(1)Shurgard Mini-Warehouse.....  $1,639,005   $1,639,005      $ 863,373
  Puyallup, Washington
(3)Santa Ana Office Building...  $1,563,972   $3,238,972      $  68,600
  Santa Ana, California
(4)San Marcos Building.........  $  311,878   $  311,878      $ 181,447
  San Marcos, California


---------------

(1) This property was owned by Associated Planners Realty Fund.


(2) The gain on sale was $116,749. The gain was entirely capital gain. The gain was not reported on an installment basis.


(3) This property was owned by Associated Planners Realty Growth Fund. It was transferred back to the mortgage lender in a deed-lieu-of-foreclosure transaction.


(4) 10% of this property was owned by Associated Planners Realty Growth Fund. The amounts here reflect that 10% interest. This was sold to Associated Planners Realty income Fund, on affiliated partnership, prior to dissolution of the Growth Fund.


(5) The loss on sale was $77,948. The loss was entirely capital loss.

--------------------------------------------------------------------------------

                       WEST COAST REALTY INVESTORS, INC.

                             SUBSCRIPTION AGREEMENT

TO:  WEST COAST REALTY INVESTORS, INC.

    The buyer identified below hereby orders ___________ shares of West Coast Realty Investors, Inc. at $__________ per share for a total purchase price of $_________.

The undersigned:

(1) Warrants that prior to any offer of sale or sale of shares of West Coast Realty Investors, Inc. (the "Company"), Buyer has received a copy of the Prospectus of the Company.

(2) Under penalties of perjury, certifies that (i) the Social Security or Tax I.D. number shown below is correct and (ii) he or she has not been notified that he or she is subject to backup withholding, (if you have been so notified, strike out all of (ii) above).

(3) REPRESENTATIONS AND WARRANTIES: By executing this Subscription Agreement the Subscriber represents and warrants to the Company, the Advisor and Associated Securities Corp. that:

    (a) The Subscriber hereby confirms the Subscriber's understanding that the Company has full right to accept or reject this Subscription Agreement promptly after it is received by the Company and provided that, in the case of rejection, the payment of the Subscriber is promptly returned. Upon acceptance of this Subscription Agreement by the Company, the Subscriber will receive a confirmation of acceptance.

    (b) If the Subscriber is acting in a representative capacity for a corporation, partnership or trust or as an agent for any person or entity, the Subscriber has full power and authority to execute this Subscription Agreement in that capacity and on behalf of the corporation, trust, person or entity.

    (c) The Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the Subscriber's death or disability.

    (d) The Subscriber meets the suitability standards set forth in the Prospectus.

REGISTRATION (if a custodial account, also give address of beneficiary below);*


                             Please Type or Print the Following Information
Registered Name(s)
(As it is to appear on       _________________________________________________
certificate of ownership)    _________________________________________________

Street Address (Residence)   _________________________________________________

City, State, Zip Code        _________________________________________________

Telephone Number             _________________________________________________

Name and/or Mailing Address for Distributions or Investor Reports if different from above

Name                         _________________________________________________

                             _________________________________________________

Mailing Address              _________________________________________________

City, State, Zip Code        _________________________________________________


                      MANNER IN WHICH TITLE IS TO BE HELD:
 Check One:

   [ ] Individual Ownership              [ ] Pension/Profit Sharing Plan*      [ ] Custodian Under
   [ ] Joint Tenants with Right          [ ] Keogh Plan*                           UTMA___________ (State)*
       of Survivorship (both sign)       [ ] Trust (taxable)*                  [ ] UGMA ___________ (State)
   [ ] Community Property                [ ] Trust (non-taxable)*              [ ] Sole Proprietorship
   [ ] Tenants in common (all sign)      [ ] Partnership                       [ ] Other (Please Explain)
   [ ] Individual Retirement Account*    [ ] Corporation                           __________________________

        ------------------------------------------------------
              *Trustee/Custodian must sign as Investor

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DIVIDEND DISTRIBUTION METHOD: Subscribers have the option of receiving their quarterly distributions in cash or, under the terms of the Dividend Reinvestment Plan, Subscribers may have their dividends automatically reinvested in additional Shares of the Company. Please elect the method of dividend distribution you would like by checking the appropriate box below. If no box is checked, dividends will automatically be paid in cash. Please check one of the following boxes:
[ ] Paid in cash.
[ ] Reinvested in additional Shares of the Company.
[ ] Other  ____________ (Please Provide Details)


  -----------------------------------------------------------

  -----------------------------------------------------------


------------------------------------      -----------------------------------
(Date)                                    (Social Security or Tax I.D. Number)


------------------------------------      -----------------------------------
(Signature)                               (Signature)

All shares will be held in safekeeping
on your behalf by the Transfer Agent
unless you specifically request by
an "X" below that a certificate be issued.
Management urges that for the sake of
convenience shares be held in safekeeping and a certificate not be issued.

              -- Issue certificate [ ]

DEALER INFORMATION

-----------------------------------
Authorized Representative Name and
Number

-----------------------------------        ------------------------------------
Broker/Dealer Name                         Street Address (Branch Office)

-----------------------------------        ------------------------------------
Street Address (Home Office)               City and State (Branch Office)

                                           (   )
-----------------------------------        ------------------------------------
City and State (Home Office)               Representative Telephone Number

Company Use Only:

ACCEPTED:
WEST COAST REALTY INVESTORS, INC.

By  _____________________________________
    Authorized Officer

Fund No. ______   $_______  Date ___ /___ /___  Title Code _________________

Abbrev. Name _____________  Br. No. __________  Rep. No. ___________________

__________________________  By _____________________________________________

CHECKS SHOULD BE MADE PAYABLE TO: "CITY NATIONAL BANK-WEST COAST REALTY INVESTORS, INC."

  MAIL TO: 5933 W. Century Boulevard
        Ninth Floor
        Los Angeles, California 90045

                                                                       Rev. 5/97



-------------------------------------------------------------------------------

=============================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS TO THIS PROSPECTUS, OR IN LITERATURE ISSUED BY THE COMPANY, ADVISOR OR THE PRINCIPAL DISTRIBUTOR (WHICH SHALL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS), IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THE STATEMENTS IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ARE MADE AS OF THE DATE OF THE PROSPECTUS OR SUPPLEMENT, UNLESS ANOTHER TIME IS SPECIFIED. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT NOR ANY SALE OF SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SINCE THE DATE OF THE PROSPECTUS OR SUPPLEMENT. HOWEVER, IF ANY MATERIAL CHANGES OCCUR DURING THE PERIOD WHEN A PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROSPECTUS OR ANY SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                     -------------------------------------

                               TABLE OF CONTENTS


                                                          PAGE
                                                          ----
PROSPECTUS SUMMARY.......................................   1
THE COMPANY..............................................   4
RISK FACTORS.............................................   5
ESTIMATED USE OF PROCEEDS................................  11
COMPENSATION OF ADVISOR AND AFFILIATES...................  13
CAPITALIZATION...........................................  18
SELECTED FINANCIAL DATA..................................  18
CONFLICTS OF INTEREST....................................  19
INVESTMENT OBJECTIVES AND POLICIES.......................  20
REAL PROPERTY INVESTMENTS................................  25
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..................................  41
MANAGEMENT...............................................  45
PRIOR PERFORMANCE........................................  48
SERVICES PROVIDED BY THE ADVISOR AND PROPERTY MANAGER....  49
TAX CONSEQUENCES.........................................  51
ERISA CONSIDERATIONS.....................................  61
DESCRIPTION OF COMMON STOCK..............................  62
SUMMARY OF ORGANIZATION DOCUMENTS........................  63
WHO SHOULD INVEST........................................  66
PLAN OF DISTRIBUTION.....................................  67
SALES MATERIAL...........................................  71
LEGAL MATTERS............................................  71
EXPERTS..................................................  71
FURTHER INFORMATION......................................  71
GLOSSARY.................................................  71
INDEX TO FINANCIAL STATEMENTS............................  77
SUBSCRIPTION AGREEMENT................................... S-1
PRIOR PERFORMANCE TABLES................................. T-1


=============================================================
=============================================================
                                 25,000 SHARES

                                      LOGO

                       WEST COAST REALTY INVESTORS, INC.

                                $10.00 PER SHARE

                    MINIMUM INVESTMENT: 100 SHARES ($1,000)
                     -------------------------------------
                                   PROSPECTUS
                     -------------------------------------

                                           , 1997


=============================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission
Registration Fee..................................................................  $  5,517
NASD Filing Fee...................................................................     2,100
Accounting Fees and Expenses......................................................    95,000
Blue Sky Fees and Expenses........................................................    35,000
Legal Fees and Expenses...........................................................   100,000
Investor/Dealer Printed Materials.................................................   100,000
Prospectus Printing...............................................................   100,000
Mailgrams, Western Union, Postage and Miscellaneous...............................    62,383
                                                                                    ---------
  Total...........................................................................   500,000
                                                                                    =========

ITEM 31. SALES TO SPECIAL PARTIES.

     Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

     On October 30, 1989, 1,000 shares of Registrant's Common Stock were sold for cash (without commissions) to Registrant's Advisor, West Coast Realty Advisors, Inc., pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has the power to indemnify its directors, officers, employees, and certain other persons against liability for certain acts pursuant to Section 145 of the Delaware Corporations Code. Indemnification of the directors, officers, employees and agents is provided for in the Certificate of Incorporation and the Bylaws of the Registrant and is incorporated herein by reference to Exhibits 3.1, 3.1.1, 3.2, 3.2.1 and 3.2.2 filed herewith.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING RETURNED.

     Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements:


West Coast Realty Investors
  Audited Financial Statements
     Report of Independent Certified Public Accountants
     Balance Sheets as of December 31, 1996 and 1995
     Statements of Income for the years ended December 31, 1996, December 31, 1995 and
      December 31, 1994
     Statements of Stockholders' Equity for the years ended December 31, 1996,
      December 31, 1995 and December 31, 1994
     Statements of Cash Flows for the years ended December 31, 1996, December 31, 1995 and December 31, 1994

     Summary of Accounting Policies
     Notes to Financial Statements
Schedule III -- Real Estate and Accumulated Depreciation
Schedule IV -- Mortgage Loans on Real Estate

Java City Property
  Report on Independent Certified Public Accountants
  Summary of Historical Information Relating to Operating Revenues and Specified
     Expenses
  Notes to Summary of Historical Information Relating to Operating Revenues and
     Specified Expenses
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
     (unaudited)
  Notes to Pro Forma Statements (unaudited)

Tycom Property
  Report of Independent Certified Public Accountants
  Summary of Historical Information Relating to Operating Revenues and Specified
     Expenses
  Notes to Summary of Historical Information Relating to Operating Revenues and
     Specified Expenses
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
     (unaudited)
  Notes to Pro Forma Statements (unaudited)

West Coast Realty Investors, Inc.
  Pro Forma Balance Sheet as of December 31, 1996 (unaudited)
  Notes to Pro Forma Balance Sheet as of December 31, 1996 (unaudited)
  Pro Forma Statement of Income for the year ended December 31, 1996 (unaudited)
  Notes to Pro Forma Statement of Income for year ended December 31, 1996 (unaudited)


  (b) Exhibits:


 1.1        Amended Form of Selling Agreement.(2)
 1.2        Amended Form of Selected Dealer Agreement.(2)
 3.1        Certificate of Incorporation (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 3.1.1      Amendment to Certificate of Incorporation (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
 3.2        Bylaws (incorporated by reference to the Company's Registration Statement on Form
            S-11, File No. 33-32466).(1)
 3.2.1      Amendment to Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.2      Amended and Restated Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.3      Amended and Restated Bylaws.(1)
 4          Form of Share Certificate (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 5          Opinion re: legality (including consent).(1)
 8          Opinion re: tax matters (including consent).(1)
10.1        Executed copy of Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-32466).(1)

10.1.1      Executed Copy of Amendment to Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.2      Amended and Restated Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.3      Second Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.1.4      Third Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.2        Executed Copy of Escrow Instructions.(1)
10.3        Form of Dividend Reinvestment Plan (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-3246).(1)
10.4        Form of Property Management Agreement for Property Manager (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.4.1      Amended and Restated Property Management Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.4.2      Second Amended and Restated Property Management Agreement.(1)
10.5        Form of Sure Pay Agreement for Automatic Reinvestment Plan (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.6        Agreement to Purchase Property (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.7        Lease Re: Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-32466).(1)
10.8        Internal Revenue Service Ruling (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.9        Agreement of Purchase and Sale and Joint Escrow Instructions By and Between
            Shaw-Nelson San Clemente No. 7 ("Seller") and Associated Planners Realty Investors,
            Inc. ("Buyer") (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.10       Standard Form Lease Between Shaw/Nelson San Clemente No. 7, a California Limited
            Partnership and Societe Endo Technic, a California Corporation, dba Endo Technic
            Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.11.1     Lease and Assignment thereof regarding the OPTO-22 Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.12       Agreement of Purchase and Sale and Escrow Instructions between IBG Palm Associates, a
            California General Partnership and the Company dated January 6, 1994 re: the North
            Palm Street Property. (Incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
10.12.1     Leases and Assignment thereof regarding the North Palm Street Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.13       Real Estate Purchase Agreement between K & I Associates and West Coast Realty
            Investors, Inc. dated March 1, 1993. (Incorporated by reference to Exhibit 10.13 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.1     Leases re: Fresno Property. (Incorporated by reference to Exhibit 10.13.1 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.2     First Amendment to lease re The Wherehouse.(1)
10.14       Agreement of Purchase and Sale of Real Property and Escrow Instructions Between
            Birtcher Riverside Market Place Properties, Ltd. and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14 to Registrant's Current Report on
            Form 8-K dated November 29, 1994).(1)
10.14.1     Riverside Market Place Lease and Assignment thereof (Incorporated by reference to
            Exhibit 10.14.1 to Registrant's Current Report on Form 8-K dated November 29,
            1994).(1)
10.14.2     Exhibits to Agreement of Purchase and Sale of Real Property and Escrow Instructions
            Between Birtcher Riverside Market Place Properties and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14.2 to Registrant's Current Report on
            Form 8-K dated November 29, 1994, as amended).(1)
10.14.3     Appraisal for Riverside Market Place Property. (Incorporated by reference to Exhibit
            10.14.2 to Registrant's Current Report on Form 8-K dated November 29, 1994, as amended).(1)

10.15       Purchase and Sale Contract between BRS-Tustin Safeguard Associates and West Coast
            Realty Investors, Inc. (Incorporated by reference to Exhibit 10.15 to Registrant's
            Current Report on Form 8-K dated May 22, 1995).(1)
10.15.1     Standard Industrial Lease -- Net between BRS-Tustin Safeguard Associates and
            Safeguard Business Systems, Inc. (Incorporated by reference to Exhibit 10.15.1 to
            Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.15.2     Loan Assignment and Assumption Agreement between BRS-Tustin Safeguard Associates,
            West Coast Realty Investors, Inc. and Businessmen's Assurance Company of America
            (Incorporated by reference to Exhibit 10.15.2 to Registrant's Current Report on Form
            8-K dated May 22, 1995).(1)
10.15.3     Appraisal of Safeguard Business Systems Property (Incorporated by reference to
            Exhibit 10.15.3 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.16       Purchase and Sale Agreement Dated August 28, 1995 between 26 Technology Partnership,
            L.P. (co-owner), Jack M. Langston (President of the General Partner of 26 Technology
            Partnership, L.P. and co-owner), and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit 1 to Registrant's Current Report on Form 8-K dated September
            21, 1995).(1)
10.16.1     Appraisal Report for An Industrial Building 4400-4415 Technology Drive, Fremont,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated September 21, 1995).(1)
10.16.2     Standard Industrial Lease between CMS Welding & Machining and 26 Technology
            Partnership, L.P. dated November 2, 1993. (Incorporated by reference to Exhibit 3 to
            Registrant's Current Report on Form 8-K dated September 21, 1995).(1)
10.16.3     Promissory note secured by deed of trust dated July 1, 1995, including assignment of leases, environmental indemnity agreement, and other supporting documents.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated September 21, 1995).(1)
10.16.4     Environmental Site Assessment for 4415 and 4425 Technology Drive dated February 24,
            1995. (Incorporated by reference to Registrant's Current Report on Form 8-K dated
            September 21, 1995).(1)
10.17       Agreement of Purchase and Sale and Joint Escrow Instructions for 717 and 721 West Del
            Paso Road (with exhibits) (Incorporated by reference to Exhibit 1 to Registrant's
            Current Report on Post-effective Amendment No. 1 dated October 1, 1996).(1)
10.17.1     Standard Industrial Lease-Net dated April 10, 1989 (as amended) on 717 West Del Paso
            Road.(1)
10.17.2     Guarantee of a portion of the Rent on 717 West Del Paso Road (Incorporated by
            reference to Exhibit 2 to Registrant's Current Report on Post-effective Amendment No.
            1 dated October 1, 1996).(1)
10.17.3     An Appraisal of An Office/Industrial Facility at 717 and 721 West Del Paso Road,
            Sacramento, California, dated June 5, 1996 (Incorporated by reference to Exhibit 3 to
            Registrant's Current Report on Post-effective Amendment No. 1 dated October 1,
            1996).(1)
10.18       Purchase and Sale Contract dated November 18, 1996 between West Coast Realty
            Investors and Shidler West Investment Corporation (Incorporated by reference to
            Exhibit 1 to Registrant's Current Report on Form 8-K dated January 17, 1997).(1)
10.18.1     Appraisal Report for an Office/Industrial Facility at 17862 Fitch Street, Irvine,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated January 17, 1997).(1)
10.18.2     Commercial lease between Tycom Corporation and Shidler West Investment Corporation
            dated December 18, 1996. (Incorporated by reference to Exhibit 3 to Registrant's
            Current Report on Form 8-K dated January 17, 1997).(1)
10.18.3     Promissory note secured by deed of trust dated January 9, 1997, including Rider to
            Promissory Note, secured by deed of trust on property at 17862 Fitch Street, Irvine.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated January 17, 1997).(1)
24.1        Consent of BDO Seidman, LLP.(2)
24.2        Consent of Gipson Hoffman & Pancione included in Exhibits 5 and 8 hereto.
24.3        Consent of Hunnicutt Okamoto & Associates.(2)
25          Description of Graphic and Image Material.(2)


---------------
(1) Previously filed.

(2) Filed herewith.

ITEM 36. UNDERTAKINGS.

     A. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     B. The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a Post-Effective Amendment filed at least once every three months with the information contained in such Amendment provided simultaneously to the existing shareholders of the Registrant. Each sticker supplement will disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such acquisition. The Post-Effective Amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     D. The Registrant also undertakes to file after the end of the distribution period a current report on Form 8-K, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e, the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Registrant's shareholders at least once each quarter after the distribution period of the offering has ended.

     E. The Registrant hereby undertakes to provide to the principal underwriter, at the closing specified in the Selling Agent Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     F. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That all Post-Effective Amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such Post-Effective Amendments are filed.

     G. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the said Act and will be governed by the final adjudication of such issue.

     H. The undersigned Registrant hereby undertakes that it will provide its Shareholders the financial statements required by Form 10K and Form 10Q promulgated under the Securities Exchange Act of 1934.

     I. The Registrant undertakes to send to each Shareholder on an annual basis a detailed statement of any transaction with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on March 19, 1997.


                                          WEST COAST REALTY INVESTORS, INC.
                                          a Delaware corporation

                                          By */s/  Philip N. Gainsborough

                                            ------------------------------------
                                            Philip N. Gainsborough
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 of West Coast Realty Investors, Inc. has been signed by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                  TITLE                    DATE
-------------------------------------------------     ------------------------     ---------------

*/s/   Philip N. Gainsborough                               Director and            March 19, 1997
-------------------------------------------------     Chief Executive Officer
       Philip N. Gainsborough

*/s/   W. Thomas Maudlin, Jr.                               Director and            March 19, 1997
-------------------------------------------------            President
       W. Thomas Maudlin, Jr.

*/s/   Michael G. Clark                                   Vice President,           March 19, 1997
-------------------------------------------------       Treasurer and Chief
       Michael G. Clark                                  Financial Officer

*/s/   Steve Bridges                                          Director              March 19, 1997
-------------------------------------------------
       Steve Bridges

*/s/   James W. Coulter                                       Director              March 19, 1997
-------------------------------------------------
       James W. Coulter

*/s/   George Young                                           Director              March 19, 1997
-------------------------------------------------
       George Young

         /s/  Michael G. Clark
-------------------------------------------------
            *Michael G. Clark
(As attorney-in-fact
pursuant to Power of
Attorney previously filed)

                                 EXHIBIT INDEX

Exhibit
Number
-------

 1.1        Amended Form of Selling Agreement.(2)
 1.2        Amended Form of Selected Dealer Agreement.(2)
 3.1        Certificate of Incorporation (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 3.1.1      Amendment to Certificate of Incorporation (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
 3.2        Bylaws (incorporated by reference to the Company's Registration Statement on Form
            S-11, File No. 33-32466).(1)
 3.2.1      Amendment to Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.2      Amended and Restated Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.3      Amended and Restated Bylaws.(1)
 4          Form of Share Certificate (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 5          Opinion re: legality (including consent).(1)
 8          Opinion re: tax matters (including consent).(1)
10.1        Executed copy of Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-32466).(1)
10.1.1      Executed Copy of Amendment to Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.2      Amended and Restated Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.3      Second Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.1.4      Third Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.2        Executed Copy of Escrow Instructions.(1)
10.3        Form of Dividend Reinvestment Plan (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-3246).(1)
10.4        Form of Property Management Agreement for Property Manager (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.4.1      Amended and Restated Property Management Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.4.2      Second Amended and Restated Property Management Agreement.(1)
10.5        Form of Sure Pay Agreement for Automatic Reinvestment Plan (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.6        Agreement to Purchase Property (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.7        Lease Re: Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-32466).(1)
10.8        Internal Revenue Service Ruling (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.9        Agreement of Purchase and Sale and Joint Escrow Instructions By and Between
            Shaw-Nelson San Clemente No. 7 ("Seller") and Associated Planners Realty Investors,
            Inc. ("Buyer") (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.10       Standard Form Lease Between Shaw/Nelson San Clemente No. 7, a California Limited
            Partnership and Societe Endo Technic, a California Corporation, dba Endo Technic
            Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.11.1     Lease and Assignment thereof regarding the OPTO-22 Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.12       Agreement of Purchase and Sale and Escrow Instructions between IBG Palm Associates, a
            California General Partnership and the Company dated January 6, 1994 re: the North
            Palm Street Property. (Incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
10.12.1     Leases and Assignment thereof regarding the North Palm Street Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.13       Real Estate Purchase Agreement between K & I Associates and West Coast Realty
            Investors, Inc. dated March 1, 1993. (Incorporated by reference to Exhibit 10.13 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.1     Leases re: Fresno Property. (Incorporated by reference to Exhibit 10.13.1 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.2     First Amendment to lease re The Wherehouse.(1)


Exhibit
Number
-------

10.14       Agreement of Purchase and Sale of Real Property and Escrow Instructions Between
            Birtcher Riverside Market Place Properties, Ltd. and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14 to Registrant's Current Report on
            Form 8-K dated November 29, 1994).(1)
10.14.1     Riverside Market Place Lease and Assignment thereof (Incorporated by reference to
            Exhibit 10.14.1 to Registrant's Current Report on Form 8-K dated November 29,
            1994).(1)
10.14.2     Exhibits to Agreement of Purchase and Sale of Real Property and Escrow Instructions
            Between Birtcher Riverside Market Place Properties and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14.2 to Registrant's Current Report on
            Form 8-K dated November 29, 1994, as amended).(1)
10.14.3     Appraisal for Riverside Market Place Property. (Incorporated by reference to Exhibit
            10.14.2 to Registrant's Current Report on Form 8-K dated November 29, 1994, as amended).(1)
10.15       Purchase and Sale Contract between BRS-Tustin Safeguard Associates and West Coast
            Realty Investors, Inc. (Incorporated by reference to Exhibit 10.15 to Registrant's
            Current Report on Form 8-K dated May 22, 1995).(1)
10.15.1     Standard Industrial Lease -- Net between BRS-Tustin Safeguard Associates and
            Safeguard Business Systems, Inc. (Incorporated by reference to Exhibit 10.15.1 to
            Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.15.2     Loan Assignment and Assumption Agreement between BRS-Tustin Safeguard Associates,
            West Coast Realty Investors, Inc. and Businessmen's Assurance Company of America
            (Incorporated by reference to Exhibit 10.15.2 to Registrant's Current Report on Form
            8-K dated May 22, 1995).(1)
10.15.3     Appraisal of Safeguard Business Systems Property (Incorporated by reference to
            Exhibit 10.15.3 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.16       Purchase and Sale Agreement Dated August 28, 1995 between 26 Technology Partnership,
            L.P. (co-owner), Jack M. Langston (President of the General Partner of 26 Technology
            Partnership, L.P. and co-owner), and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit 1 to Registrant's Current Report on Form 8-K dated September
            21, 1995).(1)
10.16.1     Appraisal Report for An Industrial Building 4400-4415 Technology Drive, Fremont,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated September 21, 1995).(1)
10.16.2     Standard Industrial Lease between CMS Welding & Machining and 26 Technology
            Partnership, L.P. dated November 2, 1993. (Incorporated by reference to Exhibit 3 to
            Registrant's Current Report on Form 8-K dated September 21, 1995).(1)
10.16.3     Promissory note secured by deed of trust dated July 1, 1995, including assignment of leases, environmental indemnity agreement, and other supporting documents.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated September 21, 1995).(1)
10.16.4     Environmental Site Assessment for 4415 and 4425 Technology Drive dated February 24,
            1995. (Incorporated by reference to Registrant's Current Report on Form 8-K dated
            September 21, 1995).(1)
10.17       Agreement of Purchase and Sale and Joint Escrow Instructions for 717 and 721 West Del
            Paso Road (with exhibits).(1)
10.17.1     Standard Industrial Lease-Net dated April 10, 1989 (as amended) on 717 West Del Paso
            Road.(1)
10.17.2     Guarantee of a portion of the Rent on 717 West Del Paso Road.(1)
10.17.3     An Appraisal of An Office/Industrial Facility at 717 and 721 West Del Paso Road,
            Sacramento, California, dated June 5, 1996.(1)
10.17.4     Amendment No. 1 to Form S-11 Registration Statement dated April 16, 1996.(1)
10.18       Purchase and Sale Contract dated November 18, 1996 between West Coast Realty
            Investors and Shidler West Investment Corporation (Incorporated by reference to
            Exhibit 1 to Registrant's Current Report on Form 8-K dated January 17, 1997).(1)
10.18.1     Appraisal Report for an Office/Industrial Facility at 17862 Fitch Street, Irvine,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated January 17, 1997).(1)
10.18.2     Commercial lease between Tycom Corporation and Shidler West Investment Corporation
            dated December 18, 1996. (Incorporated by reference to Exhibit 3 to Registrant's
            Current Report on Form 8-K dated January 17, 1997).(1)
10.18.3     Promissory note secured by deed of trust dated January 9, 1997, including Rider to
            Promissory Note, secured by deed of trust on property at 17862 Fitch Street, Irvine.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated January 17, 1997).(1)
24.1        Consent of BDO Seidman, LLP.(2)
24.2        Consent of Gipson Hoffman & Pancione included in Exhibits 5 and 8 hereto.
24.3        Consent of Hunnicutt Okamoto & Associates.(2)
25          Description of Graphic and Image Material.(2)

---------------
(1) Previously filed.

(2) Filed herewith.